Exhibit 2.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

DATED JUNE 23, 2019

BY AND AMONG

ARCHROCK SERVICES, L.P.,

ARCHROCK, INC.

and

ELITE COMPRESSION SERVICES, LLC

i

4.17	Books and Records	16
4.18	[Reserved]	16
4.19	Major Customers/Vendors	16
4.20	Capital Expenditures	17
4.21	Auditors	17
4.22	Bank Accounts	17
4.23	Anti-Corruption; Sanctions; Anti-Money Laundering	17
4.24	Investment Company	18

ARTICLE V REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE BUYER PARTIES		18

5.1	Organization, Good Standing, Authority of the Buyer Parties; Valid Issuance	18
5.2	No Conflicts	19
5.3	Litigation	19
5.4	Broker’s or Finder’s Fees	19
5.5	Investment Intent	19
5.6	Sufficiency of Funds	20
5.7	Solvency; Bankruptcy	20
5.8	Independent Evaluation	20
5.9	Business Investigation	20
5.10	Capitalization; Issuance of Equity Consideration	21
5.11	Stockholder Approval	21
5.12	SEC Reports	21
5.13	Controls and Procedures	22
5.14	Form S-3 Eligibility	22
5.15	Listing	22
5.16	Undisclosed Liabilities	22
5.17	Absence of Certain Changes	23
5.18	Auditors	23
5.19	Anti-Corruption; Sanctions; Anti-Money Laundering	23
5.20	No Registration	23
5.21	Investment Company	24
5.22	Registration Rights	24
5.23	No Other Representations and Warranties	24

ARTICLE VI COVENANTS		24

6.1	Conduct of Business	24
6.2	Access to Information; Confidentiality	27
6.3	Contact with Customers, Suppliers and Other Business Relations	29
6.4	Efforts	29
6.5	Tax Matters	31
6.6	Casualty or Condemnation Loss	33
6.7	R&W Insurance Policy	34
6.8	Employees	35

6.9	Conduct of Buyer	37
6.10	Fees and Expenses	37
6.11	Retention of Records by the Seller	37
6.12	Public Announcements	38
6.13	Schedule Update	39
6.14	Release	39
6.15	Non-Competition; Non-Solicitation	39
6.16	Director Appointment	41
6.17	NYSE Listing	41
6.18	Equity Consideration; Legends	41
6.19	[Reserved]	41
6.20	Required Third-Party Consents	41
6.21	Further Conveyances and Assumptions	42
6.22	Remittances and Erroneous Transfers; No Wrong Pocket	42
6.23	Bulk Transfer Laws	43
6.24	Clear Market	43
6.25	Control of Assumed Litigation	43

ARTICLE VII CONDITIONS TO THE CLOSING		44

7.1	Conditions to Each Party’s Obligation	44
7.2	Seller’s Conditions	44
7.3	Buyer’s Conditions	45
7.4	Frustration of Closing Conditions	46

ARTICLE VIII CLOSING		46

8.1	Time and Place of Closing	46
8.2	Deliveries at the Closing	46

ARTICLE IX TERMINATION		48

9.1	Termination at or Prior to the Closing	48
9.2	Effect of Termination	50
9.3	Return of Documentation and Confidentiality	52

ARTICLE X INDEMNIFICATION		52

10.1	Survival	52
10.2	Indemnification	52
10.3	Computation of Indemnity Payment	54
10.4	Notice of Asserted Liability; Opportunity to Defend	55
10.5	Exclusive Remedy	57
10.6	Special Rule for Fraud and Willful Breach	58
10.7	Express Negligence Rule	58
10.8	Bold or Capitalized Letters	59
10.9	Disclaimer	59

ARTICLE XI MISCELLANEOUS PROVISIONS		61

11.1	Assignment	61
11.2	Amendments and Waiver	61
11.3	Entire Agreement	61
11.4	Severability	62
11.5	Counterparts	62
11.6	Governing Law and Dispute Resolution	62
11.7	Notices and Addresses	63
11.8	Conflict Waiver; Attorney-Client Privilege	64
11.9	Rules of Construction; Joint Drafting	65
11.10	Offset	66
11.11	No Partnership; Third-Party Beneficiaries	66
11.12	Specific Performance	66
11.13	Disclosure Schedule	66
11.14	Non-Recourse	67
11.15	Business Days	67

EXHIBITS

Exhibit A	[Reserved]
Exhibit B	R&W Insurance Policy
Exhibit C	Form of Assignment and Assumption Agreement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Board Representation Agreement
Exhibit F	Form of Legal Opinion of Latham & Watkins LLP

SCHEDULES

Schedule A	Defined Terms
Schedule B	Closing Date Net Working Capital
Schedule 1.1(a)	Accounting Rules
Schedule 1.1(b)	Liens
Schedule 1.1(c)	Post-Closing Notification
Schedule 2.1(a)	Acquired Assets
Schedule 2.1(b)	Excluded Assets
Schedule 2.1(c)	Assumed Liabilities
Schedule 2.2(c)	Estimated Closing Statement
Schedule 3.5	Broker’s or Finder’s Fees
Schedule 3.7(b)	Required Notifications
Schedule 3.7(c)	Required Third-Party Consent
Schedule 3.7(d)	Consents and Authorization
Schedule 4.3	Authorization Matters
Schedule 4.5(a)	Material Contracts
Schedule 4.5(b)	Material Contract Exceptions
Schedule 4.8(a)	Target Company Benefit Plans

Schedule 4.8(c)	Retiree Medical or Life Insurance Plans
Schedule 4.8(h)	Certain Compensation Matters
Schedule 4.9	Employee Matters
Schedule 4.10(c)	Accounts Receivable
Schedule 4.10(e)	Undisclosed Liabilities
Schedule 4.11	Environmental Matters
Schedule 4.12	Litigation Matters of the Target Companies
Schedule 4.13	Property and Assets Matters
Schedule 4.14	Insurance
Schedule 4.15	Absence of Certain Changes
Schedule 4.16	Transactions with Affiliates
Schedule 4.19	Major Customers/Vendors
Schedule 4.20(a)	Capital Expenditures
Schedule 4.20(b)	Purchase Orders for Capital Expenditures
Schedule 4.22	Bank Accounts
Schedule 5.22	Registration Rights
Schedule 6.1(a)	Conduct of Business
Schedule 6.8(a)	Specified Employees
Schedule 6.15(a)	Permitted Activities
Schedule 7.3(e)	Mandatory Third-Party Consents
Schedule 10.2(a)(z)	Excluded Liabilities

v

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated June 23, 2019 (the “Execution Date”), is by and among Archrock Services, L.P., a Delaware limited partnership (the “Buyer”), Elite Compression Services, LLC, a Delaware limited liability company (the “Seller”), and Archrock, Inc., a Delaware corporation (the “Parent”). The Buyer, the Seller and the Parent, are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, as of the Execution Date, the Seller owns and operates the Business (as defined herein).

WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, assign, transfer, convey and deliver to the Buyer, the Acquired Assets and the Assumed Liabilities for the consideration set forth below, subject to the terms and conditions of this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1                               Certain Defined Terms. Capitalized terms used in this Agreement that are not defined in the text of the body of this Agreement shall have the respective meanings given such terms as set forth on Schedule A attached to this Agreement, and Schedule A is incorporated herein by reference with the same force and effect as is set forth herein in full.

ARTICLE II
THE TRANSACTION

2.1                               Purchase and Sale of Acquired Assets; Assumption of Assumed Liabilities.

(a)                                 Subject to and upon the terms and conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, free and clear of all Liens, except for Permitted Encumbrances, all assets, properties, rights, titles and interests of every kind and nature owned, licensed or leased by the Seller except for the Excluded Assets, whether tangible or intangible, real or personal and wherever located and by whomever possessed, including those assets set forth on Schedule 2.1(a) (collectively, the “Acquired Assets”).

(b)                                 Notwithstanding anything contained herein to the contrary, the Seller shall retain and not sell, assign, transfer, convey or deliver to the Buyer, and the Buyer shall not purchase or acquire from the Seller, and the Acquired Assets shall not include, those specific assets, properties, interests and rights of the Seller set forth on Schedule 2.1(b) (the “Excluded Assets”).

(c)                                  Subject to and upon the terms and conditions of this Agreement, at the Closing, the Seller shall irrevocably convey, transfer and assign to the Buyer, and, without limiting Buyer’s rights to indemnity under Article X or waiving Buyer’s rights under the Transaction Documents, Buyer shall assume from the Seller and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all obligations and Liabilities, known or unknown, of Seller (other than the Excluded Liabilities) to the extent arising from, based upon, related to or associated with the Business or the Acquired Assets, regardless of whether such obligations or Liabilities arose prior to, on or after the Closing Date, including, but not limited to, the Assumed Litigation and the obligations and Liabilities set forth on Schedule 2.1(c) (all of said obligations and Liabilities, the “Assumed Liabilities”).

(d)                                 Notwithstanding any other provision of this Agreement, Buyer shall not assume, or otherwise be responsible for, any Excluded Liabilities, regardless of whether such Liabilities arose prior to, on or after the Closing Date.

2.2                               Payments at the Closing.

(a)                                 The aggregate consideration to be paid by the Buyer for the Acquired Assets and the assumption of the Assumed Liabilities shall be $410,000,000, consisting of (i) an amount of cash equal to $205,000,000 (the “Cash Consideration”), which shall be payable in accordance with this Section 2.2, subject to adjustment pursuant to Section 2.3 and Section 6.6, and (ii) 21,656,683 newly issued shares of common stock, par value $0.01 per share (“Parent Common Stock”), of the Parent which will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, except for (i) restrictions on transfer arising under applicable securities Laws and (ii) the applicable terms and conditions of the Organizational Documents of the Parent (the “Equity Consideration” and, together with the Cash Consideration, the “Total Consideration”).

(b)                                 Upon the terms of and subject to the satisfaction or waiver of the conditions contained in this Agreement, at the Closing, the Buyer shall (x) pay or cause to be paid (i) to the Seller by wire transfer of immediately available funds to the account(s) specified in writing by the Seller at least two Business Days prior to the Closing Date, an amount in cash equal to the Initial Closing Payment, (ii) the payoff amounts set forth in the Debt Payoff Letters (the “Payoff Amounts”) in cash by wire transfer of immediately available funds, in such amounts and to such accounts as set forth in the Debt Payoff Letters and (iii) as specified in writing by the Seller, to each payee of the Closing Transaction Expenses, in cash by wire transfer of immediately available funds, an amount sufficient to pay the Closing Transaction Expenses attributable to such payee; and (y) deliver or cause to be delivered to the Seller evidence of the issuance to the Equity Recipient of the Equity Consideration per Section 8.5(b)(v).

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(c)                                  Not fewer than five Business Days prior to the anticipated Closing Date, the Seller shall deliver to the Buyer a statement setting forth the Seller’s good faith estimates of (i) Closing Date Net Working Capital (“Estimated Closing Date Net Working Capital”), (ii) Closing Date Reimbursable Capital Expenditures (“Estimated Closing Date Reimbursable Capital Expenditures”) and (iii) based on the foregoing, the Initial Closing Payment (collectively the “Estimated Closing Statement”), which shall be accompanied with reasonable supporting documentation for such calculations.  Set forth on Schedule 2.2(c), for illustrative purposes only, is a sample Estimated Closing Statement, calculated as if the Balance Sheet Date were the Closing Date.  The Seller shall provide the Buyer and its Representatives with reasonable access during normal business hours to the personnel of, and work papers prepared by, the Seller and its Representatives, to the extent they relate to the Estimated Closing Statement and to such historical financial or other information relating to the Estimated Closing Statement as the Buyer may reasonably request for the purpose of reviewing the Estimated Closing Statement and preparing a written report containing all changes that the Buyer proposes to the Estimated Closing Statement, if any, together with an explanation of such changes, which report shall be delivered within four Business Days after the Buyer’s receipt of the draft Estimated Closing Statement; provided, however, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of the Seller or the Business.  The Buyer and the Seller shall discuss in good faith any proposed changes to the Estimated Closing Statement.  If the Buyer and the Seller agree on changes to the Initial Closing Payment based on such discussions, then the Initial Closing Payment shall, for purposes of Section 2.2(b), be based on such changes.  If the Buyer and the Seller are unable to agree on changes proposed by the Buyer to the Initial Closing Payment prior to the Closing Date or the Buyer does not timely deliver a written report of proposed changes pursuant to this Section 2.2(c), the items of the Initial Closing Payment not agreed to as proposed by the Seller in the Estimated Closing Statement shall control for purposes of determining the amount payable to the Seller by the Buyer at Closing pursuant to Section 2.2(b).  For the avoidance of doubt, notwithstanding the preceding sentence, in the event that the Buyer and the Seller are unable to agree on changes proposed by the Buyer to the Initial Closing Payment prior to the Closing Date or the Buyer does not timely deliver a written report of proposed changes pursuant to this Section 2.2(c), any such item of the Initial Closing Payment not agreed upon shall nevertheless remain subject to adjustment in accordance with Section 2.3.

2.3                               Adjustments.

(a)                                 Within 90 days following the Closing Date, the Buyer shall prepare and deliver to the Seller a statement (the “Closing Statement”) setting forth the Buyer’s determination of (i) Closing Date Net Working Capital, (ii) Closing Date Reimbursable Capital Expenditures and (iii) the Final Cash Purchase Price.  Following delivery of the Closing Statement, which shall be accompanied with reasonable supporting documentation for such calculations, the Buyer shall promptly provide the Seller with any additional information reasonably requested by Seller supporting the calculations contained in the Closing Statement.

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(b)                                 After receipt of the Closing Statement, the Seller shall have 45 days (the “Review Period”) to review the Closing Statement.  During the Review Period, the Seller and its Representatives shall have access to the books and records of the Business and otherwise related to the Acquired Assets, the personnel of, and work papers prepared by, the Buyer and/or the Buyer’s Representatives to the extent that they relate to the Closing Statement and to such historical financial or other information relating to the Closing Statement as the Seller may reasonably request for the purpose of reviewing the Closing Statement and preparing an Objections Statement; provided, however, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of the Buyer or the Business.

(c)                                  On or prior to the last day of the Review Period, the Seller shall deliver to Buyer a written statement either accepting the Closing Statement or specifying any objections thereto in reasonable detail (an “Objections Statement”).  If the Seller does not deliver an Objections Statement on or prior to such date, then the Closing Statement shall become final and binding upon all Parties.  If Seller delivers an Objections Statement on or prior to such date, then the Seller, on the one hand, and the Buyer, on the other, shall negotiate in good faith for 15 days following the Buyer’s receipt of such Objections Statement to resolve the Seller’s objections.  Any such objection that the Buyer, on the one hand, and the Seller, on the other, are unable to resolve during such 15-day period is referred to as a “Dispute.”  After such 15-day period, any matter set forth in the Closing Statement that is not in dispute shall become final and binding upon the Parties.  If the Buyer and the Seller are unable to resolve all objections during such 15-day period, then after such period has elapsed either the Buyer or the Seller may refer any Disputes, and only such Disputes, to Grant Thornton LLP for resolution or, if Grant Thornton LLP is not available for such assignment, another nationally recognized accounting firm upon which the Buyer and the Seller shall reasonably agree (the “Accounting Firm”).  The Accounting Firm shall act as an expert, and not an arbitrator.  The Buyer and the Seller shall each promptly execute a customary engagement letter with respect to the engagement of the Accounting Firm.  The Accounting Firm shall be instructed to resolve any Disputes in accordance with the terms of this Agreement within 30 days after its engagement (or such other time as the Parties shall agree in writing).  The resolution of such Disputes by the Accounting Firm (i) shall be set forth in writing, (ii) may not assign a value greater than the greatest value or smaller than the smallest value for each Dispute claimed by either the Seller, on the one hand, or the Buyer, on the other, (iii) shall be based solely on written submissions and presentations by the Buyer and the Seller and not on independent review, (iv) shall constitute an arbitral award, and (v) shall be conclusive and binding upon all the Parties upon which a judgment may be rendered by a court having proper jurisdiction over the Party against which such determination is sought to be enforced.  Upon delivery of such resolution, the Closing Statement, as the same may be modified in accordance with such resolution and any other mutual resolutions of the Parties memorialized in writing, shall become final and binding upon all Parties.  The Seller and the Buyer will each bear its own legal fees and other costs of presenting its case to the Accounting Firm. The fees and expenses of the Accounting Firm and of any enforcement of the determination of the Accounting Firm shall be borne by the Seller and the Buyer in inverse proportion as they may prevail on the matters resolved by the Accounting Firm. The proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts

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in dispute and shall be determined by the Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted.  The date on which the Final Cash Purchase Price is finally determined in accordance with Section 2.3 is referred to as the “Determination Date.”

(d)                                 The “Adjustment Amount,” which may be positive or negative, shall mean an amount equal to the Final Cash Purchase Price (as finally determined in accordance with Section 2.3(c)) minus the Initial Closing Payment.  The Adjustment Amount shall be paid in accordance with this Section 2.3(d).

(i)                                     If the Adjustment Amount is a positive number, then the Buyer shall promptly (but not later than five Business Days after the Determination Date) deliver to the Seller (by wire transfer of immediately available funds to the account(s) specified in writing by the Seller) an amount in cash equal to the Adjustment Amount.

(ii)                                  If the Adjustment Amount is a negative number (the absolute value of the Adjustment Amount being referred to as the “Shortfall”), then the Seller shall promptly (but no later than five Business Days after the Determination Date) deliver to the Buyer (by wire transfer of immediately available funds to the account(s) specified in writing by the Buyer) an amount in cash equal to the Shortfall.

(iii)                               All payments made pursuant to this Section 2.3(d) shall be treated as adjustments to the purchase price paid for the Acquired Assets for all Tax purposes, unless otherwise required by Law.

2.4                               Tax Allocation.

(a)                                 The Parties agree that, for federal income Tax purposes, and any applicable state or local income Tax purposes, the Total Consideration, as adjusted under this Agreement, plus any liabilities or other items treated as amounts realized for U.S. federal income Tax purposes, shall be allocated among the Acquired Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation Schedule”). On or before the 90th day after the Determination Date, Buyer shall deliver to Seller the Allocation Schedule for Seller’s review, comment and approval.  Seller and Buyer shall work in good faith to resolve any disputes relating to the Allocation Schedule as promptly as practicable.  At any time after the tenth day following Buyer’s delivery of the Allocation Schedule to Seller, if Seller and Buyer have not resolved any such dispute, such dispute shall be resolved by the Accounting Firm applying, mutatis mutandis, the procedures set forth in Section 2.3(c).  The Seller, the Buyer and their respective Affiliates shall report the transactions contemplated hereby on all Tax Returns, including, but not limited to IRS Form 8594, in a manner consistent with the Allocation Schedule. After Closing, if there is an adjustment to the Total Consideration and if such difference requires an adjustment to the Allocation Schedule, then the Buyer shall prepare such adjustment to the Allocation Schedule, which adjustment shall be submitted to the Seller, and the Buyer and the Seller shall use their good faith efforts to agree on the final

5

adjustment within 30 days after the delivery of such revised Allocation Schedule; provided that if the Parties cannot agree on such adjustment, such adjustment shall be determined by the Accounting Firm applying, mutatis mutandis, the procedures set forth in Section 2.3(c). The Seller and the Buyer agree to: (i) be bound by the Allocation Schedule agreed upon under this Section 2.4(a); (ii) prepare and file, and cause its respective Affiliates to prepare and file, all Tax Returns (including IRS Form 8594) in a manner consistent with the Allocation Schedule; and (iii) take no position, and cause its respective Affiliates to take no position, inconsistent with the Allocation Schedule in any Tax Return, any audit or examination by, or any Proceeding before, any Taxing Authority unless required to do so by a “determination” as defined in Section 1313 of the Code; provided, however, that nothing contained herein shall prevent Buyer or Seller from settling any proposed deficiency or adjustment by any Taxing Authority based upon or arising out of the Allocation Schedule, and neither Buyer nor Seller shall be required to litigate before any court any proposed deficiency or adjustment by any Taxing Authority challenging such Allocation Schedule.

2.5                               Withholding.  Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Seller or any other Person such amounts as Buyer is required to deduct and withhold under the Code, or any Tax law, with respect to the making of such payment; provided, however, that Buyer shall notify Seller of any amounts otherwise payable to Seller that it intends to deduct and withhold at least two Business Days prior to the due date for any relevant payment other than withholdings required as a result of Seller’s failure to comply with Section 8.2(a)(iii). The Parties shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such deduction or withholding. To the extent that amounts are so withheld and properly remitted to the applicable Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER

The Seller represents and warrants to the Buyer as of the Execution Date and, if Closing occurs, as of the Closing Date (except with respect to those representations and warranties that are expressly made as of a specific date, which representations and warranties are made only as of such specific date) as follows, in each case other than with respect to the matters set forth in the Disclosure Schedules:

3.1                               Organization, Good Standing, and Authority of the Seller.

(a)                                 The Seller is a limited liability company duly formed, validly existing, and in good standing under the Laws of Delaware and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  The Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification or licensing is required, except where the failure to be so duly qualified or licensed would not, individually or in the aggregate, reasonably be expected to materially impair or delay the performance by the Seller of its obligations under this Agreement and the other Transaction Documents to which it is a party.

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(b)                                 The Seller has the full right, power, and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it shall be a party and to transfer and sell to the Buyer at the Closing the Acquired Assets and the Assumed Liabilities. The execution, delivery, and performance of this Agreement and the Transaction Documents to which the Seller is a party have been duly authorized by all requisite limited liability company action on the part of the Seller. This Agreement and the Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery hereof by the other parties hereto and thereto) such Transaction Documents constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

3.2                               [Reserved].

3.3                               [Reserved].

3.4                               [Reserved].

3.5                               Broker’s or Finder’s Fees. Other than with respect to the matters set forth on Schedule 3.5, no investment banker, broker, finder, agent or other Person is entitled to any brokerage or finder’s fee or similar commission in respect of the transactions contemplated by this Agreement or any Transaction Document based in any way on agreements, arrangements or understandings made by or on behalf of the Seller or any of its respective Affiliates for which the Buyer could become obligated.

3.6                               Solvency; Bankruptcy. As of the date hereof, the Seller together with its members and the Equity Recipient is, and, immediately after giving effect to the transactions contemplated hereby, the Seller together with such Persons shall be, Solvent and there are no bankruptcy, insolvency, reorganization or receivership Proceedings pending against, being contemplated by or, to the Knowledge of the Seller, threatened against the Seller.

3.7                               Consents and Authorizations.  Except for (a) Post-Closing Notifications, (b) any Notifications described on Schedule 3.7(b) (the “Required Notifications”), (c) any Third-Party Consent described on Schedule 3.7(c) (a “Required Third-Party Consent”), (d) any Authorizations described on Schedule 3.7(d), (e) Authorizations, Notifications or Third-Party Consents previously obtained or made and (f) any filings required under, and compliance with other applicable requirements of, the HSR Act, no material Authorization, Notification or Third-Party Consent is necessary for the Seller to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which the Seller is or shall be a party.

3.8                               Investment Intent.

(a)                                 Except as contemplated by Section 8.2(b)(v), each of the Seller and the Equity Recipient is acquiring the Equity Consideration for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with

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any present intention of distributing or selling the same, and the Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(b)                                 Each of the Seller and the Equity Recipient is an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Equity Consideration and the Parent, and each of the Seller and the Equity Recipient is capable of bearing the economic risks of such investment and is able to bear the complete loss of its investment in the Equity Consideration and the Parent.

3.9                               No Other Representations and Warranties. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, the Seller has relied solely upon the representations and warranties of the Buyer Parties set forth in Article V. Except for the representations and warranties contained in Article V, none of the Buyer Parties, their Representatives, nor any other Person has made or is making, and the Seller has not relied upon, any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to the Buyer Parties, their Affiliates, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby. Except for the representations and warranties contained in Article V, the Seller disclaims, on its own behalf and on behalf of its Affiliates, any other representations or warranties of the Buyer Parties, whether made by the Buyer Parties, any of their Representatives or any other Person, with respect to the Buyer Parties, the Acquired Assets, the Assumed Liabilities, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby or any reliance thereon.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE BUSINESS

The Seller represents and warrants to the Buyer as of the Execution Date and, if Closing occurs, as of the Closing Date (except with respect to those representations and warranties that are expressly made as of a specific date, which representations and warranties are made only as of such specific date) as follows, in each case other than with respect to the matters set forth in the Disclosure Schedules:

4.1                               [Reserved].

4.2                               No Conflicts. Neither (a) the execution and delivery by the Seller of this Agreement, any Transaction Documents to which the Seller is a party, or any instrument required hereby or thereby to be executed and delivered by it at the Closing nor (b) the performance by the Seller of its obligations hereunder or thereunder will require any consent under, conflict with, violate, or breach the terms of, cause a material default (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the Acquired Assets (other than Permitted Encumbrances) under: (i) the Organizational Documents of the Seller; (ii) except with respect to any Required Third-Party Consents and assuming the Authorizations or Notifications referred to in Sections 3.7, 4.3 and 5.2(b) are duly and timely obtained or made,

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application of the Payoff Amounts and effectiveness of the Debt Payoff Letters, any Material Contract or Authorization to which the Seller is a party or by which or to which any of the Acquired Assets are bound or subject; or (iii) assuming the Authorizations or Notifications referred to in Sections 3.7, 4.3 and 5.2(b) (including any filings required under, and compliance with other applicable requirements of, the HSR Act) are duly and timely obtained or made, any Law, Regulation or Order applicable to the Seller or any of the Acquired Assets, except (x) in the case of subsection (i), such matters as would not reasonably be expected to prevent, materially delay, make illegal or otherwise materially interfere with the ability of the Seller to consummate the transactions contemplated hereby, subject to the terms of this Agreement and (y) in the case of subsections (ii) and (iii), such matters as would not have a Target Material Adverse Effect.

4.3                               Consents and Authorizations.

(a)                                 Other than with respect to the matters set forth on Schedule 4.3: (i) the Seller possesses all material Authorizations as are necessary to carry on the Business as currently conducted; (ii) the Seller is in material compliance with such Authorizations in all respects; (iii) the Seller has not received from any Governmental Authority written notification that remains uncured that any such Authorizations (A) are not in full force and effect, (B) have been violated in any material respect or (C) are subject to any suspension, revocation, modification or cancellation; (iv) there is no material Proceeding pending or, to the Knowledge of the Seller, threatened regarding suspension, revocation, modification or cancellation of any of such Authorizations; and (v) there are no material, uncured violations of the terms and provisions of such Authorizations.

(b)                                 On or prior to the date of this Agreement, Seller has obtained the written consent (which consent shall not have been revised or revoked prior to the Closing Date without the consent of the Buyer) of (i) Hilcorp Energy Company (“Hilcorp”) to the assignment by the Seller to the Buyer of the Seller’s rights and obligations under the Gas Compression Master Service Agreement, dated December 31, 2018, by and between the Seller and Hilcorp, (ii)  Hilcorp Alaska, LLC (“Hilcorp Alaska”) to the assignment by the Seller to the Buyer of the Seller’s rights and obligations under the Gas Compression Master Service Agreement, dated December 31, 2018, by and between the Seller and Hilcorp Alaska, and (iii) Harvest Midstream Company (“Harvest Midstream”) to the assignment by the Seller to the Buyer of the Sellers’s rights and obligations under the Gas Compression Master Service Agreement, dated December 31, 2018, by and between the Seller and Harvest Midstream, in each case effective upon the Closing.

4.4                               Taxes.

(a)                                 (i) All material Tax Returns required to be filed (taking into account any applicable extensions) with respect to Asset Taxes have been timely filed with the appropriate Taxing Authority, and each such Tax Return is true, correct and complete in all material respects, (ii) all material Asset Taxes (whether or not shown on any Tax Return) that are or have become due with respect to Pre-Closing Tax Period, have been timely paid and Seller is not delinquent in the payment of any such Taxes, (iii) Seller has withheld or deducted all material Taxes from payments to customers, employees, creditors, independent contractors, equity holders or other Persons required to be so withheld or

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deducted with respect to the Acquired Assets, and have timely paid over such Taxes to the appropriate Taxing Authority to the extent due and payable, (iv) there are no Liens (other than Permitted Encumbrances) on the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax, (v) there is no investigation, suit, action, audit or examination currently in progress or pending by any Taxing Authority in connection with any Asset Tax and, to Seller’s Knowledge, no such investigation, suit, action, audit or examination has been threatened in writing by any Taxing Authority, (vi) no unresolved claim for the assessment or collection of Asset Taxes has been asserted in writing by any Taxing Authority against Seller, (vii) there are no outstanding agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Asset Tax or the filing of any Tax Return related to Asset Taxes (other than automatic extensions), and (viii) no unresolved written claim has ever been made by a Taxing Authority in a jurisdiction where Seller does not file Tax Returns with respect to the Acquired Assets that Seller may be subject to taxation in that jurisdiction with respect to such Tax Return with respect to the Acquired Assets.

(b)                                 All Acquired Assets have been properly reflected on the tax rolls of the Taxing Authority in each jurisdiction in which such Acquired Assets are subject to Tax in all material respects.

(c)                                  Seller has collected and retained all material exemption certificates or similar documents required to be maintained with respect to transactions for which customers claimed exemptions from transactional Taxes, including sales and use Taxes, related to the Acquired Assets.

(d)                                 Seller has provided or made available to Buyer all material documentation relating to, and are in compliance with all terms and conditions of, any Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order of a Taxing Authority with respect to the Acquired Assets and the consummation of the transactions contemplated by this Agreement will not have any material and adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order.

4.5                               Material Contracts. Schedule 4.5(a) contains a complete list, as of the Execution Date, of all the Material Contracts and copies (including all non-de minimis amendments thereto, but excluding work and job orders for less than $25,000 in revenues or expenditures) of all such Material Contracts have been made available to the Buyer. Other than with respect to the matters set forth on Schedule 4.5(b), and except as would not be material to the Business and the Acquired Assets taken as a whole, all such Material Contracts are in full force and effect on the Execution Date, and the Seller is not in breach under any Material Contract nor has the Seller received, as of the Execution Date, any written notice of any breach or any event that with notice or lapse of time, or both, would constitute a breach under a Material Contract by the Seller if left unresolved, and, to the Knowledge of the Seller, no other Person that is party to a Material Contract is in breach under any Material Contract.

4.6                               Intellectual Property. The Seller has ownership of, or valid licenses to use, all material trademarks, trade names, patents, service marks, brand names, computer programs,

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databases, industrial designs, copyrights, know-how, processes and other related intellectual property required to conduct the Business as now being conducted (“Intellectual Property”). To the Knowledge of the Seller, the Seller’s use of such Intellectual Property does not infringe on the rights of any Person in any material respect and neither the Seller has not received any written notice from any Person of any such alleged infringement by the Seller. To the Knowledge of the Seller, no Person is infringing on the Seller’s rights with respect to the Intellectual Property in any material respect. There are no royalty agreements between the Seller, on the one hand, and any Third Person, on the other hand, relating to any Intellectual Property. The Seller is not a party or subject to any settlement agreement involving Intellectual Property or any outstanding Order, judgment, decree or stipulation restricting the use of the Intellectual Property by the Seller.

4.7                               [Reserved].

4.8                               Employee Benefits.

(a)                                 Schedule 4.8(a) lists all material Target Company Benefit Plans.

(b)                                 The Seller does not contribute to and is not required to contribute to a Multiemployer Plan and the Seller has not incurred any “withdrawal liability” (within the meaning of Section 4201 of ERISA) to a Multiemployer Plan that has not been satisfied in full, and the Seller does not have (and is not reasonably expected to have) any other Liability with respect to any Multiemployer Plan, including on account of an ERISA Affiliate. The Seller does not sponsor, maintain, contribute to and is not required to contribute to, and the Seller does not have (and could not reasonably be expected to have) any Liability with respect to any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, including on account of an ERISA Affiliate.

(c)                                  Except as set forth on Schedule 4.8(c), no Target Company Benefit Plan provides retiree medical or life insurance benefits to former employees of the Seller or includes any obligation to provide retiree medical or life insurance benefits to any current employee of the Seller.

(d)                                 With respect to each material Target Company Benefit Plan the Seller has made available to Buyer complete copies of, as applicable, (i)  the current plan document, trust agreements, insurance contract or other funding vehicle and all amendments thereto, (ii) the most recent summary plan description, including any summary of material modifications thereto, (iii) the most recent annual reports (Form 5500 series) filed with respect to such Target Company Benefit Plan, (iv) the most recent actuarial report or other financial statement relating to such Target Company Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Target Company Benefit Plan and any pending request for such a determination letter, (vi) the most recent nondiscrimination tests performed under the Code for each Target Company Benefit Plan, and (vii) all non-routine filings made with any Governmental Authorities with respect to which liability remains outstanding.

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(e)                                  Each Target Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS. Except, in each case, as would not result in material liability to the Seller, no Proceeding is pending or, to the Knowledge of Seller, threatened (i) with respect to any Target Company Benefit Plan, other than claims for benefits in the ordinary course, (ii) alleging any breach of the material terms of any Target Company Benefit Plan or any fiduciary duties with respect thereto or (iii) for any violation of any applicable Law with respect to such Target Company Benefit Plan within the last 3 years or with respect to which any liability remains outstanding.

(f)                                   Each Target Company Benefit Plan has been maintained, funded and administered in all material respects in compliance with its terms and with applicable Law, including ERISA and the Code.

(g)                                  With respect to any Target Company Benefit Plan, all material contributions, premiums and other payments due from the Seller required by Law or any Target Company Benefit Plan have been made or properly accrued under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof.

(h)                                 Except as set forth on Schedule 4.8(h), and except with respect to any Excluded Assets or Excluded Liabilities, neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with a subsequent event) will result in the acceleration or creation of any rights of any person to payments, or benefits or increases in or funding of any payments or benefits or any loan forgiveness under a Target Company Benefit Plan or to a current or former employee, officer or director of the Seller.

(i)                                     Except as would be an Excluded Liability, no amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer or director of the Seller who is a “disqualified individual” within the meaning of Section 280G of the Code could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.  No Target Company Benefit Plan provides for the gross-up of any Taxes imposed by Sections 4999 or 409A of the Code.

(j)                                    Each Target Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is nonqualified deferred compensation subject to Section 409A of the Code, has been operated and documented in all material respects in good faith compliance with Section 409A of the Code.

(k)                                 No Target Company Benefit Plan provides compensation or benefits to any employee or service provider of the Seller who performs services for the Seller primarily outside of the United States.

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4.9                               Employee Matters. Other than with respect to the matters set forth on Schedule 4.9:

(a)                                 As of the Execution Date, (i) the Seller is not a party to any collective bargaining agreement, neutrality or recognition agreement or any other type of material agreement with a labor organization, trade union, works council or other worker representation body concerning wages, hours, working conditions, or the representation of employees, (ii) no union election is pending or, to the Knowledge of the Seller, threatened with respect to the employees thereof, and, to the Knowledge of the Seller, no union has sought recognition as exclusive bargaining representative of the employees of the Seller and (iii) there are no strikes, slowdowns, work stoppages or material labor disputes pending or, to the Knowledge of the Seller, threatened between the Seller, on the one hand, and its employees, on the other hand.  With respect to the foregoing clauses (ii) and (iii) such events have not occurred within the last three years.

(b)                                 The Seller is in compliance with all applicable Laws relating to employment and employment practices (including equal employment opportunity and nondiscrimination), payment of social security and similar taxes, terms and conditions of employment, immigration, workplace safety and health, worker classification, and wages and hours (including, without limitation, the classification of employees as exempt or non-exempt under the Fair Labor Standards Act) (“Employment Laws”), and is not engaged in any unfair labor practice except, in each case, as would not constitute a Target Material Adverse Effect.  The Seller is not liable for the payment of material taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws.  In the past three years, there has been no “mass layoff” or “plant closing” as defined by and in violation of the Worker Adjustment Retraining Notification Act or any similar state or local mass layoff or plant closing Law with respect to the Seller.  The Target Company has no material liability, whether absolute or contingent, including any obligations under applicable Law, with respect to any misclassification of a person performing services for the Target Company as an independent contractor or as an exempt employee under the Fair Labor Standards Act.

4.10                        Financial Statements; Absence of Undisclosed Liabilities.

(a)                                 The Seller has delivered to the Buyer true and complete copies of the following:

(i)                                     the consolidated audited balance sheet and related consolidated audited income statements and statements of cash flows of the Seller and its Subsidiaries prepared by PricewaterhouseCoopers LLP for the year ended December 31, 2018 (collectively, the “Year End Financial Statements”); and

(ii)                                  the unaudited balance sheet (the “Interim Balance Sheet”) and related unaudited income statements, statements of cash flows, and statements of changes in members’ equity of the Seller and its Subsidiaries prepared by the Seller for the four-month period ended April 30, 2019 (the “Balance Sheet Date”, and such unaudited financial statements, collectively, the “Interim Financial

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Statements”). The Year End Financial Statements and the Interim Financial Statements are hereinafter referred to, collectively, as the “Financial Statements.”

(b)                                 The Financial Statements have been prepared in all material respects in accordance with GAAP, consistently applied, and with the books and records of the Seller. Each of the balance sheets included in the Financial Statements (including any related notes and schedules) fairly presents in all material respects the financial position of the Seller and its Subsidiaries, as of the date thereof, and each of the income statements, statements of cash flows and statements of changes in members’ equity included in the Financial Statements (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows and changes in members’ equity, as the case may be, of the Seller and its Subsidiaries for the periods set forth therein, in each case, in accordance with GAAP, subject, in the case of the Interim Financial Statements, to normal year-end adjustments and the absence of notes or other textual disclosures required under GAAP that are not, individually or in the aggregate, material.

(c)                                  Except as disclosed on Schedule 4.10(c) or reflected on the face of the Financial Statements, all accounts receivable of the Business represent valid obligations that arose from products actually sold or services actually performed or anticipated to be sold or performed, as applicable, by the Seller in the ordinary course of business, and to the Knowledge of the Seller, no defenses, counterclaims or setoffs other than those arising in the ordinary course of business and for which adequate reserves have been established have been asserted by any of the account debtors of such accounts receivable. The accounts payable of the Business represent obligations of the Business for products or services actually received or anticipated to be received, as applicable, by the Seller in the ordinary course of business.

(d)                                 The Seller has established and maintained a system of internal controls, and such internal controls are sufficient to provide reasonable assurance regarding the preparation of the Seller’s financial statements in accordance with GAAP.

(e)                                  Other than with respect to the matters set forth on Schedule 4.10(e), since the Balance Sheet Date, the Seller has not incurred any liabilities that will be Assumed Liabilities as of Closing, other than Liabilities (i) that are current liabilities incurred in the ordinary course of business and consistent with past practices of the Seller, (ii) that individually or in the aggregate, are not material to the Business and the Acquired Assets, taken as a whole, (iii) arising after the Execution Date in connection with the transactions contemplated by this Agreement or as otherwise permitted by this Agreement (including pursuant to Section 6.11) or (iv) that are Transaction Expenses or Change-in-Control Payments.

4.11                        Environmental Matters. Other than with respect to the matters set forth on Schedule 4.11: (a) the Seller and the Acquired Assets are, and for the past three years have been, in compliance in all material respects with all Environmental Laws, which compliance includes obtaining, maintaining and complying with the terms and conditions of all material Environmental Authorizations required for the operation of its Business as currently conducted; (b) there has been no Release of any Hazardous Material by the Seller or, to Seller’s Knowledge, by any other Person,

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that would reasonably be expected to give rise to the Seller incurring any material remedial obligation or any material liability under Environmental Laws; (c) there are no Proceedings pending or, to the Knowledge of the Seller, threatened in writing against the Seller or the Acquired Assets alleging material noncompliance with or material liability under any Environmental Law; (d) the Seller has not received any written notice of any material violation of Environmental Laws, the subject of which is unresolved; and (e) the Seller has made available to Buyer all non-privileged environmental site assessments and other material environmental audits, reports, and studies, in each case to the extent prepared in the past three years relating to the operation of the Business that are in its possession or reasonable control.

4.12                        Litigation. Other than with respect to the matters set forth on Schedule 4.12, (a) there are no material Proceedings pending or, to the Knowledge of the Seller, threatened in writing against the Seller or the Acquired Assets that would constitute a Target Material Adverse Effect, and (b) neither the Seller nor any of the Acquired Assets are subject to any outstanding Order (other than routine regulatory orders) or any executory compliance or settlement agreement, conciliation agreement, memorandum of understanding or letter of commitment with a Governmental Authority.

4.13                        Property; Assets. Other than with respect to the matters set forth on Schedule 4.13:

(a)                                 The Seller owns and has good title to all of its fee owned real property (“Owned Real Property”) and has valid leasehold interests in all of its leased real properties (the “Leased Real Property”), free and clear of all Liens (except in all cases for Permitted Encumbrances). All leases under which the Seller leases any real or personal property are valid and effective against the Seller and, to the Knowledge of the Seller, the counterparties thereto, in accordance with their respective terms and there is not, under any of such leases, any existing default by the Seller or, to the Knowledge of the Seller, the counterparties thereto, except as would not be material to the Business and the Acquired Assets taken as a whole.

(b)                                 The Seller has such consents, easements, rights-of-way, other surface rights or Authorizations from each Person (collectively, “Rights-of-Way”) as are sufficient to conduct the Business in all material respects as currently conducted.  Except as would not be material to the Business and the Acquired Assets taken as a whole, the Seller has fulfilled and performed all its obligations with respect to such Rights-of-Way which are required to be fulfilled or performed as of the Execution Date (subject to all applicable waivers, modifications, grace periods and extensions).

(c)                                  There are no pending, or, to the Knowledge of the Seller, threatened condemnation or other proceedings in eminent domain affecting any portion of or interest in any Owned Real Property.  To the Knowledge of the Seller, there are no pending or threatened condemnation or other proceedings in eminent domain affecting any portion of or interest in any Leased Real Property.

(d)                                 (i) The Acquired Assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, that are used or necessary for use in connection with the operation of the Business as currently conducted, (ii) the Acquired Assets, as of

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the Execution Date, taken as a whole, do not require any material maintenance or repair services in order to be put into a condition that would permit their present operations in accordance with standard industry practice in the areas in which they are operated or used, and (iii) maintenance has not been intentionally deferred on the Acquired Assets in contemplation of the transactions contemplated by this Agreement. Upon the consummation of the transactions contemplated by this Agreement (and subject to the provisions hereof), when conveyed, Buyer will acquire good and valid title to all of the Acquired Assets, free and clear of any Liens (other than Permitted Encumbrances).

4.14                        Insurance. Schedule 4.14 sets forth a list, including the name of the insurer, the risks insured and related limits, of the material insurance policies, binders and insurance Contracts maintained by the Seller (other than any such policies, binders or Contracts relating to a Target Company Benefit Plan).  To the Knowledge of the Seller, all such policies, binders and insurance Contracts are in full force and effect. Other than with respect to the matters set forth on Schedule 4.14, as of the Execution Date, to the Knowledge of the Seller, there is no material claim outstanding under any such insurance policy, and the Seller has not received any written notice from any insurer or reinsurer of any reservation of rights with respect to pending or paid claims.

4.15                        Absence of Certain Changes. Other than with respect to matters reflected in the Interim Financial Statements or Schedule 4.15, from the Balance Sheet Date until the Execution Date, the Seller has not acted or failed to act in a manner that would have been prohibited by Section 6.1 if the terms of Section 6.1 had been in effect as of and after such date (excluding, for clarity, the requirements to notify or obtain the consent of Buyer).

4.16                        Transactions with Affiliates. Schedule 4.16 sets forth all Contracts or arrangements between the Seller, on the one hand, and Affiliates of the Seller (other than any employee or consultant of the Seller), on the other hand, in effect at or in the six month period prior to the Execution Date or that may be required to operate the Business from and after the Closing Date consistent with past practice.

4.17                        Books and Records.  The books of account, minute books, membership record books and other books and records of the Business, whether in writing, electronic or machine-readable form, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices consistent with the historical practices of the Seller.  All of the books of account, minute books, membership record books and other books and records of the Business are in the possession or control of the Seller.

4.18                        [Reserved].

4.19                        Major Customers/Vendors.  As of the Execution Date, the Seller has not received any written notice or, to the Knowledge of the Seller, any other notice, from any of the customers or vendors specified on Schedule 4.19 (each, a “Major Customer/Vendor”) that such Major Customer/Vendor (i) has terminated or canceled, or intends to terminate or cancel any Material Contract with the Seller or (ii) since January 1, 2019, has materially decreased, or intends to materially decrease, the amount of business done with the Seller.

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4.20                        Capital Expenditures. (a) Schedule 4.20(a) sets forth all capital expenditures made or accrued by the Seller with respect to the Business between the Balance Sheet Date and May 31, 2019 (other than any capital expenditures as would not, individually or in the aggregate, be material to the Business) and (b) Schedule 4.20(b) sets forth, as of June 19, 2019, the Seller’s good faith estimate of all approved purchase orders with respect to the Business for any capital expenditures having in excess of $100,000 remaining to be paid.

4.21                        Auditors. The auditors of the Seller and its Subsidiaries are independent public accountants as required by applicable Laws and there is not now, and there has never been, any material disagreement or unresolved issue with the present or any former auditors of Seller and its Subsidiaries.

4.22                        Bank Accounts. Schedule 4.22 contains a list of (a) all banks or other financial institutions with which the Seller has an account, showing the type and account number of each such account, and the names of the persons authorized as signatories thereon or to act or deal in connection therewith and (b) to the Knowledge of the Seller, all valid powers of attorney issued by the Seller with respect to any such accounts that remain in effect.

4.23                        Anti-Corruption; Sanctions; Anti-Money Laundering.

(a)                                 To the Knowledge of the Seller, during the period that the members of the Seller have owned Equity Interests in the Seller, neither the Seller nor any of its officers, directors, employees, members, managers, agents or representatives (in such capacity), has corruptly taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any official or employee of a Governmental Authority to improperly influence official action by such official or employee for the benefit of any of the Seller or any of its respective officers, directors, employees, members, managers, or officers (in such capacity), or to otherwise secure an improper business advantage for the Seller or any of its Affiliates, in each case, in violation of any Applicable Anticorruption Laws.  Since December 31, 2015, to the Knowledge of the Seller, the Seller has conducted its business in material compliance with all Applicable Anticorruption Laws.

(b)                                 To the Knowledge of the Seller, the operations of the Seller are and, since December 31, 2015, have been conducted in material compliance with all applicable Anti-Money Laundering Legislation, and no Proceeding involving the Seller with respect to such Anti-Money Laundering Legislation is pending or, to the Knowledge of the Seller, threatened.

(c)                                  To the Knowledge of the Seller, neither the Seller nor any of its officers, directors, members, agents, representatives, employees or managers (in such capacity) is a Person that is, or is owned or controlled by a Person that is:

(i)                                     the subject of any economic sanctions administered or enforced by the U.S. government, including the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (“Sanctions”); or

(ii)                                  located, organized or resident in a country or territory that is the subject of comprehensive Sanctions administered by OFAC (including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea, and Syria).

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4.24                        Investment Company. The Seller is not (a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) subject in any respect to the provisions of the Investment Company Act of 1940, as amended.

ARTICLE V
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE BUYER PARTIES

The Buyer and the Parent each represent and warrant to the Seller as of the Execution Date and, if Closing occurs, as of the Closing Date (except with respect to those representations and warranties that are expressly made as of a specific date, which representations and warranties are made only as of such specific date) as follows:

5.1                               Organization, Good Standing, Authority of the Buyer Parties; Valid Issuance.

(a)                                 Each of the Buyer Parties is a legal entity duly organized or formed, as applicable, validly existing, and in good standing under the Laws of its jurisdiction of organization or formation, with all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  Each of the Buyer Parties is duly qualified to transact business and is in good standing in each jurisdiction in which it has assets or conducts activities that would require it to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to materially impair or delay the performance by such Buyer Party of its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b)                                 Each of the Buyer Parties has the full right, power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it shall be a party and, with respect to the Buyer, to purchase and assume the Acquired Assets and the Assumed Liabilities from the Seller at the Closing. The execution, delivery and performance of this Agreement and the Transaction Documents to which such Buyer Party is or is intended to be a party have been duly authorized by all requisite limited partnership, corporate, or other action on the part of such Buyer Party. This Agreement and the Transaction Documents to which such Buyer Party is or shall be a party have been or will be duly executed and delivered by such Buyer Party, and (assuming due authorization, execution, and delivery hereof by the other parties hereto and thereto) such Transaction Documents constitute or will, if not yet executed, at the Closing constitute, legal, valid and binding obligations of such Buyer Party, enforceable against the Buyer in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

(c)                                  The issuance of the Equity Consideration has been duly authorized in accordance with the Organizational Documents of the Parent. The Equity Consideration, when issued and delivered to the Seller in accordance with the terms of this Agreement,

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will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, except for (i) restrictions on transfer arising under applicable securities Laws and (ii) the applicable terms and conditions of the Organizational Documents of the Parent.

(d)                                 True, correct and complete copies of the Parent’s Organizational Documents as in effect on the Execution Date are available on the SEC website or have otherwise been provided to the Seller prior to the Execution Date.

5.2                               No Conflicts. Neither (a) the execution and delivery by such Buyer Party of this Agreement, any Transaction Documents to which such Buyer Party is a party, or any instrument required hereby or thereby to be executed and delivered by such Buyer Party at the Closing nor (b) the performance by such Buyer Party of its obligations hereunder or thereunder will require any consent under, conflict with, violate or breach the terms of, cause a material default (with or without notice or lapse of time or both) or give rise to a right of termination, cancellation, or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the Acquired Assets under (i) the Organizational Documents of such Buyer Party, (ii) any Contract or other instrument to which such Buyer Party is a party or by which or to which any of its properties or assets are bound or subject, or (iii) assuming the Authorizations or Notifications referred to in Sections 3.7, 4.3 and 5.2(b) (including any filings required under, and compliance with other applicable requirements of, the HSR Act) are duly and timely obtained or made, any Law, Regulation or Order applicable to such Buyer Party.

5.3                               Litigation. There is no material Proceeding pending or, to the Knowledge of the Buyer, threatened against or affecting such Buyer Party or any Subsidiary of such Buyer Party that, individually or in the aggregate, could reasonably be expected to prevent, delay, make illegal or otherwise interfere with the ability of such Buyer Party to consummate the transactions contemplated hereby.

5.4                               Broker’s or Finder’s Fees. No investment banker, broker, finder, agent or other Person is entitled to any brokerage or finder’s fee or similar commission in respect of the transactions contemplated by this Agreement or any Transaction Document based in any way on agreements, arrangements or understandings made by or on behalf of such Buyer Party or any of its respective Affiliates.

5.5                               Investment Intent.

(a)                                 The Buyer is acquiring the Acquired Assets and Assumed Liabilities for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(b)                                 The Buyer is an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Assets and Assumed Liabilities, and the Buyer is capable of

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bearing the economic risks of such investment and is able to bear the complete loss of its investment in the Acquired Assets and Assumed Liabilities.

5.6                               Sufficiency of Funds. At the Closing the Buyer will have sufficient cash, available lines of credit or other sources of immediately available funds on hand to (i) enable the Buyer to pay the Cash Consideration and (ii) perform all of its other obligations under this Agreement and the Transaction Documents.  No part of the funds paid by the Buyer pursuant to this Agreement has been, or is, directly or indirectly derived from, or related to, any activity that is reasonably expected to contravene any applicable Anti-Money Laundering Legislation.

5.7                               Solvency; Bankruptcy. As of the date hereof, the Buyer together with its Affiliates is, and, immediately after giving effect to the transactions contemplated hereby, the Buyer together with its Affiliates shall be, Solvent and there are no bankruptcy, insolvency, reorganization or receivership Proceedings pending against, being contemplated by or, to the Knowledge of the Buyer, threatened against the Buyer.

5.8                               Independent Evaluation. The Buyer is sophisticated in the evaluation, purchase, ownership, development, investment in and operation of businesses substantially similar to the Business, including the operation of assets substantially similar to the Acquired Assets, and the Buyer is capable of evaluating the merits and risks of acquiring the Interests and bearing the economic risks of such investment. The Buyer has conducted its own independent investigation of the Seller, the Acquired Assets and the Assumed Liabilities, which investigation was done by the Buyer and its own advisors.

5.9                               Business Investigation.

(a)                                 The Buyer has conducted such investigation of the Business, Acquired Assets and the Assumed Liabilities as they have deemed necessary in order to make an informed decision concerning the transactions contemplated hereby.  The Buyer has had the opportunity to review all of the documents, records, reports and other materials made available to the Buyer by the Seller and/or its Representatives and to become familiar with the content thereof.  The Buyer acknowledges that they have had an opportunity to ask questions of the officers and management of the Seller and has been given access to and have had the opportunity to visit and examine the Acquired Assets and the properties of the Business and is familiar with the condition thereof.  For the purpose of conducting these investigations, the Buyer has employed the services of its own Representatives and has reviewed such information, and obtained such advice, as the Buyer has deemed necessary or advisable to evaluate the Acquired Assets, the Assumed Liabilities, the Business and the transactions contemplated by this Agreement and the Transaction Documents.  Without diminishing the representations and warranties made by the Seller in Article III and Article IV, in all matters affecting the condition of the Acquired Assets and the Assumed Liabilities, the properties of the Seller and the contents of the documents, records, reports or other materials in connection with the transactions contemplated hereby, the Buyer is relying upon the advice and opinion offered by its own Representatives.  Notwithstanding any other provision of this Agreement to the contrary but subject to Section 10.6, neither the Seller nor any of its Representatives shall have or be subject to any liability to the Buyer or any other Person resulting from the distribution to the Buyer, or the Buyer’s use of, any

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such information, including any information, documents or material provided or made available to the Buyer and its Representatives in any “data rooms” (virtual or otherwise), management presentations or in any other form in expectation of the transactions contemplated hereby.

(b)                                 In connection with the Buyer’s investigation of the Business, Acquired Assets and the Assumed Liabilities, the Buyer has received from the Seller and its Representatives certain projections, forecasts and other forward looking information, including projected financial statements, cash flow items, business plans and other data related to the Seller, the Business and the prospects of the Business, Acquired Assets and Assumed Liabilities.  The Buyer acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts and plans and the Buyer is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to it,  Accordingly, notwithstanding any other provision of this Agreement to the contrary but subject to Section 10.6, the Buyer acknowledges that neither the Seller nor any of its respective Representatives has made any representation or warranty with respect to such projections and other information, data, forecasts and plans, and the Buyer shall not have any claim against any Person with respect to any of the foregoing, except as set forth in Section 10.6.

5.10                        Capitalization; Issuance of Equity Consideration.  As of the Execution Date, the authorized equity interests of the Parent consist of 50,000,000 shares of preferred stock, par value $0.01 per share (the “Parent Preferred Stock”), and 250,000,000 shares of Parent Common Stock. As of June 21, 2019, there were (i) 130,331,835 shares of Parent Common Stock issued and outstanding, (ii) 6,548,389 shares of Parent Common Stock held in treasury, (iii) no shares of Parent Preferred Stock issued and outstanding, (iv) no shares of Parent Preferred Stock held in treasury, (v) 2,105,313 shares of Parent Common Stock subject to outstanding awards granted under the Parent’s equity plans (assuming any applicable performance goals are attained at maximum level), and (vi) 5,637,006 shares of Parent Common Stock reserved for issuance in connection with future grants of awards under the Parent’s equity plans. All outstanding Equity Interests of the Parent are, and all shares of Parent Common Stock issuable pursuant to the Parent’s outstanding equity awards will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights (and were not issued in violation of any preemptive rights).  The Buyer is a wholly-owned Subsidiary of the Parent.

5.11                        Stockholder Approval.  No approval or authorization of any stockholder of Parent is required in connection with the issuance of the Equity Consideration in connection with the transactions contemplated by this Agreement.

5.12                        SEC Reports. Since December 31, 2018, the Parent has filed all SEC Reports. All of the SEC Reports (including, without limitation, all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein) (i) were filed on a timely basis (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act), (ii) at the time filed (except to the extent corrected by a subsequently filed SEC Report filed prior to the date of this Agreement), complied, as to form in all material respects with

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the requirements of the Securities Act and the Exchange Act applicable to such SEC Reports and (iii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not misleading, in any material respect. The financial statements of the Parent included in the SEC Reports, including the related notes thereto, when filed, (x) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with GAAP and (z) fairly presented in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Parent as of the dates thereof or for the periods presented therein (subject, in the case of unaudited financial statements, to normal and recurring year-end adjustments that are not expected to be material in the aggregate).

5.13                        Controls and Procedures. The Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Parent in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission, and that all such material information is accumulated and communicated to Buyer’s management as appropriate to allow timely decisions. Since December 31, 2018, there have not been any (i) material weaknesses in the Parent’s internal control over financial reporting or (ii) changes in the Parent’s internal control over financial reporting or, to the Parent’s knowledge, in other factors that could reasonably be expected to materially affect the Parent’s internal control over financial reporting.

5.14                        Form S-3 Eligibility. As of the Execution Date, the Parent is (a) eligible to register the resale of the Equity Consideration for resale by the Seller under Form S-3 promulgated under the Securities Act and (b) a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

5.15                        Listing. The Parent Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Parent has not received any written notification that the SEC is contemplating terminating such registration. The Parent has not, in the 12-month period preceding the date hereof, received written notice from the NYSE or any other stock market or exchange to the effect that the Parent is not in compliance with the listing or maintenance requirements of such market or exchange. Subject to the receipt of the NYSE listing approval with respect to the Equity Consideration, the issuance and sale of the Equity Consideration does not contravene the NYSE rules and regulations.

5.16                        Undisclosed Liabilities. To the knowledge of the Buyer, the Buyer and the Parent have no liabilities, obligations or commitments of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (i) those that are adequately reflected or reserved against in the audited or unaudited financial statements included in the Parent’s SEC Reports; and (ii) those that have been incurred in the ordinary course of conducting the business of the Buyer and the Parent since March 31, 2019, that are not material to the Parent.

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5.17                        Absence of Certain Changes. Since the date of the filing by the Parent with the SEC of its most recent annual or quarterly report required to be filed prior to the date hereof, (a) there has not occurred any change, event, or development that, individually or in the aggregate, has had, or would reasonably be excepted to have, a material adverse effect on the business, assets, or operations of the Parent and its Subsidiaries taken as a whole; (b) the business of the Parent and its Subsidiaries has been operated and maintained in the ordinary course of business consistent with the Parent’s past practices; and (c) there has not been any material change by the Parent in accounting or Tax reporting principles, methods, or policies, except as required by applicable Laws.

5.18                        Auditors. The auditors of the Buyer Parties are independent public accountants as required by applicable Laws and there is not now, and there has never been, any material disagreement or unresolved issue with the present or any former auditors of any of the Buyer Parties.

5.19                        Anti-Corruption; Sanctions; Anti-Money Laundering.

(a)                                 To the Knowledge of the Buyer, during the period that the Parent has owned Equity Interests in the Buyer, none of the Buyer Parties nor any of their respective officers, directors, employees, members, managers, agents or representatives (in such capacity), has corruptly taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any official or employee of a Governmental Authority to improperly influence official action by such official or employee for the benefit of any of the Buyer Parties or any of their respective officers, directors, employees, members, managers, or officers (in such capacity), or to otherwise secure an improper business advantage for any of the Buyer Parties or any of their respective Affiliates, in each case, in violation of any Applicable Anticorruption Laws.  Since December 31, 2015, to the Knowledge of the Buyer, each of the Buyer Parties has conducted its businesses in material compliance with all Applicable Anticorruption Laws.

(b)                                 To the Knowledge of the Buyer, the operations of each of the Buyer Parties are and, since December 31, 2015, have been conducted in material compliance with all applicable Anti-Money Laundering Legislation, and no Proceeding involving any of the Buyer Parties with respect to such Anti-Money Laundering Legislation is pending or, to the Knowledge of the Buyer, threatened.

(c)                                  To the Knowledge of the Buyer, none of the Buyer Parties, nor any of their respective officers, directors, members, agents, representatives, employees or managers (in such capacity) is a Person that is, or is owned or controlled by a Person that is:

(i)                                     the subject of any Sanctions; or

(ii)                                  located, organized or resident in a country or territory that is the subject of comprehensive Sanctions administered by OFAC (including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea, and Syria).

5.20                        No Registration. Assuming the accuracy of the representations and warranties of Seller contained in this Agreement, the sale and issuance of the Equity Consideration to the Seller

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pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Buyer, the Parent nor any of their respective authorized agents acting on their behalf has taken or will take any action hereafter that would cause the loss of such exemptions.

5.21                        Investment Company. Neither the Buyer nor the Parent is (a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) subject in any respect to the provisions of the Investment Company Act of 1940, as amended.

5.22                        Registration Rights. As of the date hereof, no Person has the right, contractual or otherwise, to cause Parent to register under the Securities Act any shares of Parent Common Stock or any other Parent capital stock, or to include any such shares in any registration statement of Parent, and no such rights are or will be pari passu with the rights of the Seller under the Registration Rights Agreement.

5.23                        No Other Representations and Warranties. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, such Buyer Party has relied solely upon the representations and warranties of the Seller set forth in Article III and Article IV. Except for the representations and warranties contained in Article III and Article IV, none of the Seller or any of its Representatives, nor any other Person has made or is making, and such Buyer Party has not relied upon, any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to the Seller, its Affiliates, the Business, the Acquired Assets, the Assumed Liabilities, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.  For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the Buyer Parties acknowledge and agree that the representations and warranties in Section 4.4 are the Seller’s exclusive representations and warranties in respect of Taxes.  Except for the representations and warranties contained in Article III and Article IV, such Buyer Party disclaims, on its own behalf and on behalf of its Affiliates, any other representations or warranties of the Seller, whether made by the Seller, any of its Representatives or any other Person, with respect to the Seller, the Business, the Acquired Assets, the Assumed Liabilities, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby or any reliance thereon. Neither the Seller nor any of its Representatives, nor any other Person has made or is making any representations or warranties to the Buyer or any other Person regarding the probable success or profitability of the Business, Acquired Assets and Assumed Liabilities (whether before or after the Closing).

ARTICLE VI
COVENANTS

6.1                               Conduct of Business.

(a)                                 Except as (i) contemplated by this Agreement, (ii) set forth on Schedule 6.1(a), (iii) required by applicable Law, (iv) provided for or contemplated by any Contract, Authorization or Organizational Document of the Seller in effect as of the Execution Date that has been made available to the Buyer, or (v) consented to by the Buyer, during the period from the Execution Date until the earlier to occur of (x) the Closing Date and (y) the date this Agreement is terminated in accordance with Article IX, the Seller

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shall: (A) conduct the Business in the ordinary course of business consistent with past practice; (B) use commercially reasonable efforts to keep in full force and effect insurance applicable to the Acquired Assets and the Business comparable in at least the amount and scope of coverage to that currently maintained; and (C) use commercially reasonable efforts to preserve intact its goodwill and relationships with the Major Customers/Vendors with respect to the Business without a good faith business reason therefor.  Without limiting the generality of the foregoing, except (A) as contemplated by this Agreement, (B) as set forth on Schedule 6.1(a), (C) as required by applicable Law, (D) as provided for or contemplated by any Contract, Authorization or Organizational Document of the Seller in effect as of the Execution Date that has been made available to the Buyer, or (E) as consented to in writing by the Buyer, during the period from the Execution Date until the earlier to occur of (x) the Closing Date and (y) the date this Agreement is terminated in accordance with Article IX, the Seller shall not:

(i)                                     acquire, sell, transfer, lease, or otherwise dispose of any of the Acquired Assets with a fair market value in excess of $1,000,000 individually or $5,000,000 in the aggregate, except, (A) pursuant to contracts in force as of the Execution Date and listed on Schedule 6.1(a), (B) dispositions of obsolete or worthless equipment, or (C) replacement of Acquired Assets in the ordinary course of business;

(ii)                                  make any capital expenditure or capital expenditures in excess of $1,000,000 in the aggregate, except for (A) as may be reasonably required to redress an ongoing or imminent Emergency or (B) any capital expenditures set forth on Schedule 4.20(a) or Schedule 4.20(b);

(iii)                               directly or indirectly acquire by merging or consolidating with, or by purchasing all of or a substantial Equity Interest in, or by any other manner, any Person or division or business of any Person;

(iv)                              except as in the ordinary course of business consistent with past practice, (A) unless terminated or satisfied at or prior to Closing, enter into any contract or agreement that would be a Material Contract if in existence as of the Execution Date, (B) amend, modify or waive any material right or obligations under, or transfer any material rights under, any Material Contract in a manner that is adverse to the Business in any material respect or (C) terminate any Material Contract (unless due to a material breach by a counterparty or expiration or nonrenewal in accordance with the terms of such Material Contract);

(v)                                 except as provided on Schedule 6.1(a) or as contemplated by the terms, as of the Execution Date, of any Target Company Benefit Plan or as required by Law, (A) materially increase the compensation of any executive officer, except for increases made in the ordinary course of business, consistent with past practice, for non-management level employees that do not exceed 2% of compensation in the aggregate for all such employees, (B) pay any material bonus or incentive compensation other than pursuant to a Target Company Benefit Plan, (C) grant any new equity or non-equity based compensation award, (D) enter into, establish,

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materially amend or terminate any material Target Company Benefit Plan or any other agreement or arrangement which would be a material Target Company Benefit Plan if it were in effect on the Execution Date, (E) accelerate the vesting or payment of any compensation or benefits under any Target Company Benefit Plan, except as provided per the terms of such Target Company Benefit Plan, or (F) hire or terminate (other than for cause, as determined by the Seller in good faith consistent with past practice) the employment of any employee with annual compensation of $100,000 or more;

(vi)                              (A) make or change any material Tax election, (B) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (C) change any annual Tax accounting period, (D) adopt or change any method of Tax accounting, (E) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax (other than any agreement or arrangement entered into in the ordinary course of business consistent with past practice and for which Tax is not the principal subject matter), (F) surrender any right to claim a material Tax refund, (G) file any amended Tax Return, or (H) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment; in each case, to the extent that such action would adversely affect the Buyer with respect to the Acquired Assets for any Tax period (or portion thereof) beginning after the Closing;

(vii)                           amend the Seller’s Organizational Documents in any manner adverse to the Buyer;

(viii)                        adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

(ix)                              settle or compromise any material litigation, arbitration or other judicial or administrative dispute or Proceeding relating to the Business, Acquired Assets or Assumed Liabilities, other than settlements or compromises of litigation in the ordinary course of business consistent with past practice, which in any event (A) do not exceed, in any individual case, $200,000, (B) would not prohibit or materially restrict the Buyer from operating the Business substantially as currently conducted or anticipated to be conducted, (C) would not result in the Buyer assuming a material liability with respect to the Business in excess of $200,000 or (D) would not require any monitoring, removal, cleanup, remediation, restoration or correction under Environmental Law after the Closing;

(x)                                 hire any employee with an expected annual compensation in excess of $100,000 or terminate any employee with annual compensation in excess of $100,000 other than for cause (as determined by the Seller in the ordinary course of business consistent with past practice and in accordance with applicable Law);

(xi)                              [Reserved];

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(xii)                           in each case to the extent not repaid or released prior to or in connection with Closing, (A) create, incur, guarantee, or assume any indebtedness for borrowed money (other than ordinary course borrowing under existing lines of credit or working capital facilities) or otherwise become liable or responsible for the obligations of any other Person; (B) make any loans, advances, or capital contributions to, or investments in, any other Person; or (C) subject to any Lien (other than Permitted Encumbrances) any of the material Acquired Assets;

(xiii)                        make any change in any financial accounting principle, estimate or practice, except as may be required by Law or GAAP or by reason of change in relevant facts;

(xiv)                       fail to pay when due any material account payable or other material liability unless it is being contested in good faith; or

(xv)                          make a binding agreement, in writing or otherwise, to take any of the foregoing actions.

(b)                                 The Buyer’s approval of any action restricted by Section 6.1(a) shall be considered granted on the fifth Business Day (unless a shorter time is reasonably required by the circumstances and such shorter time of not less than two Business Days is specified in the request delivered to the Buyer) after delivery by the Seller of such request for consent unless the Buyer notifies the Seller in writing to the contrary prior to such date. The Parties agree that if the Buyer approves any action requiring the Buyer’s consent or approval under Section 6.1(a), each applicable section of the Disclosure Schedule shall be automatically updated for all purposes under this Agreement to include and permit such action to which the Buyer agreed. Notwithstanding the foregoing, in the event of an Emergency, the Seller may take such action as it reasonably deems a prudent operator would take, and any such actions shall not be deemed to be a breach of the provisions of Section 6.1(a), and shall notify the Buyer of such action promptly (and in no event more than two Business Days) thereafter.

6.2                               Access to Information; Confidentiality.

(a)                                 From the Execution Date through the Closing Date, upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Seller shall afford to the Buyer and its Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of the Seller’s properties, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accounting firms, counsel, financial advisors and other Representatives. None of the Buyer’s access hereunder shall include the collection or analysis of samples, or any invasive or subsurface investigation of environmental media or property.

(b)                                 This Section 6.2 shall not require the Seller to permit any access, or to disclose any information, (i) which Seller reasonably believes it is prohibited from providing to the Buyer by reason of applicable Law, which constitutes or allows access to

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information protected by attorney-client privilege, the work-product doctrine or which the Seller is required to keep confidential or prevent access to by reason of any Contract with or duty to any third party, (ii) relating to pricing or other matters that are highly sensitive if the exchange of such documents (or portions thereof) or information, as determined by legal counsel to the Seller, would reasonably be expected to result in regulatory concerns for the Seller or any of its Affiliates, (iii) relating to any potential sale of the Seller, the Acquired Assets or the Business to any other Person, or (iv) if the Seller or its Affiliates, on the hand, and the Buyer or any of its Affiliates, on the other hand, are adverse parties in a litigation, such information being reasonably pertinent thereto.

(c)                                  Any inspection or investigation conducted by the Buyer or its Representatives prior to the Closing will be conducted in accordance with applicable Laws, including any applicable Environmental Laws, and in such manner as not to interfere unreasonably with the business or operations of the Seller or the Business. The Seller (and its Affiliates and Representatives) makes no representation or warranty as to the accuracy of any information (if any) provided pursuant to this Section 6.2, and no Person (including the Buyer) may rely on the accuracy of any such information, in each case other than, as expressly provided for in and subject to the limitations of this Agreement, to the extent expressly part of the Seller’s representations and warranties contained in Article III or Article IV.

(d)                                 If the Buyer exercises its rights of access under this Section 6.2 or otherwise, or conducts examinations or inspections under this Section 6.2 or otherwise, then (i) such access, examination and inspection will be at the Buyer’s sole risk, cost and expense and the Buyer waives and releases, on behalf of itself and each Person undertaking any such examination or inspection on Buyer’s behalf, all Losses and other claims against the Seller and its Representatives (collectively the “Inspection Indemnitees”) arising in any way therefrom or in any way related thereto and (ii) except to the extent of an Inspection Indemnitee’s willful misconduct, the Buyer will indemnify, defend and hold harmless the Inspection Indemnitees from and against any and all Losses and other claims of any kind or character resulting directly or indirectly from the undertaking of any such examination or inspection. THE FOREGOING RELEASE AND INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH DAMAGES OR OTHER CLAIMS ARISE OUT OF (I) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE SELLER OR ITS AFFILIATES OR (II) STRICT LIABILITY. Notwithstanding any provision to the contrary contained in this Agreement, the provisions of this Section 6.2(d) will survive the termination of this Agreement pursuant to Article IX and the Closing.

(e)                                  Except for disclosures permitted by the terms of the Confidentiality Agreement, the Buyer and its Representatives will hold all information received from the Seller pursuant to this Section 6.2 in confidence in accordance with the terms of the Confidentiality Agreement.

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6.3                               Contact with Customers, Suppliers and Other Business Relations. Prior to the Closing, the Buyer and its Representatives shall not contact or communicate with the employees (except the executive officers), customers, suppliers and other business relations of the Seller or the Business in connection with, or relating in any way to, the transactions contemplated hereby, without the prior written consent of the Seller.  For the avoidance of doubt, nothing contained in this Section 6.3 shall prevent the Buyer and its Representatives from contacting any Person in the ordinary course of business for matters unrelated to the transactions contemplated by this Agreement or from conducting general market diligence.

6.4                               Efforts.

(a)                                 Subject to the terms and conditions of this Agreement (including Section 6.4(e)), each of the Seller and the Buyer shall cooperate with the other and use (and shall use their reasonable best efforts to cause the Seller’s Subsidiaries and Affiliates and the Buyer’s Subsidiaries and Affiliates, respectively, to use) its reasonable best efforts to (i) take, or cause to be taken, such actions, and do, or cause to be done, such things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable under the circumstances, the transactions contemplated hereby, including preparing and filing promptly and fully all documentation to effect all necessary filings, Notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Outside Date) and maintain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, Authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated hereby, (iii) obtain all necessary consents, approvals or waivers from third parties, (iv) transfer or assign, to the extent transferable or assignable, to the Buyer, or have reissued in the Buyer’s name, all Authorizations with respect to the Acquired Assets, and (v) develop lists of the Acquired Assets that may be attached to the Assignment and Assumption Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.4(a) shall require the Seller or any of its Affiliates to make any payments to any Third Person (or, with respect to clause (iv), Governmental Authority) in connection with obtaining any consent, approval, or waiver relating to fulfilling its obligations under this Section 6.4(a).

(b)                                 In furtherance and not in limitation of the foregoing, (i) each Party (including by their respective Subsidiaries or Affiliates) agrees to make appropriate filings of Notification and Report Forms pursuant to the HSR Act with respect to the transactions contemplated hereby and by the Harvest Purchase Agreement as promptly as practicable and in any event within ten Business Days after the Execution Date (unless a later date is mutually agreed to by the Parties) and to supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act or any other Antitrust Law and use its commercially reasonable efforts to take, or cause to be taken (including by their respective Subsidiaries), such other actions as are consistent with this Section 6.4 necessary to cause the expiration

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or termination of all applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date); and (ii) each Party shall each use its commercially reasonable efforts to (x) take all action reasonably necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the transactions contemplated hereby and (y) if any state takeover statute or similar Law becomes applicable to any of the transactions contemplated hereby, take all action reasonably necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the transactions. The Parties shall request early termination of the applicable waiting periods under the HSR Act. Neither Party will commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other Party. Any filing fees due to a Governmental Authority under any Antitrust Law with respect to all antitrust filings shall be split equally between the Buyer and the Seller.

(c)                                  Each of the Parties shall use (and shall use its reasonable best efforts to cause the Seller’s Subsidiaries and Affiliates and the Buyer’s Subsidiaries and Affiliates to use) its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby, including by providing the other Party a reasonable opportunity to review and comment thereon in advance, and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, including any Proceeding initiated by a private Person, (ii) promptly inform the other Party of (and supply to the other Party) any communication received by such Party from, or given by such Party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and any material communication received or given in connection with any Proceeding by a private Person, in each case regarding any of the transactions contemplated hereby, (iii) permit the other Party to review and discuss in advance, and consider in good faith and incorporate the other Party’s reasonable views and comments in, any filing, presentation, submission, proposal or communication to be submitted or given by it to any Governmental Authority with respect to obtaining any clearances required under any Antitrust Law in connection with the transactions contemplated hereby, (iv) coordinate with the other Party in preparing and exchanging such information and promptly provide the other Party (and its counsel) with copies of all filings, presentations, submissions, proposals and other communications (and a summary of any oral presentations or communications) made by such Party with any Governmental Authority relating to this Agreement or the transactions contemplated hereby under any Antitrust Law and (v) consult with the other Party prior to taking any material position with respect to the filings under any Antitrust Law, in any submissions to or in any discussions with or filings to be submitted to any Governmental Authority. Subject to Section 6.2(b), the Parties shall take commercially reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 6.4 in a manner so as to preserve the applicable privilege.

(d)                                 Unless prohibited by applicable Law or by the applicable Governmental Authority, each Party shall (i) to the extent reasonably practicable, not participate in or

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attend any meeting, or engage in any conversation with any Governmental Authority in respect of the transactions contemplated by this Agreement, without the other Party, (ii) to the extent reasonably practicable, give the other Party reasonable prior notice of any such meeting or conversation and (iii) if one such Party is prohibited by applicable Law or by the applicable Governmental Authority from participating or attending any such meeting or engaging in any such conversation, keep such non-participating Party apprised with respect thereto.

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Buyer, the Parent or their Subsidiaries or Affiliates be required to (and the Seller and its Subsidiaries and Affiliates shall not without the Buyer’s prior written consent) offer, negotiate, consent to, agree to, or effect any condition, remedy or other action or agreement in order to obtain the expiration or termination of any applicable waiting period pursuant to the HSR Act, to effect the dissolution of any injunctions, temporary restraining order or other order, to avoid or resolve any Claim, or to obtain any Authorization, consent, clearance, approval or authorization of any Governmental Authority, including, but not limited to, proposing, negotiating, committing to or effecting, by consent decree, hold separate order, or otherwise, (i) the sale, divestiture, transfer, license or other disposition of any Acquired Assets or any assets, properties or business of the Buyer, Parent, or their Subsidiaries or Affiliates, or any interests therein, (ii) the entry into any other arrangements, restrictions or limitations on conduct, ownership or operation of any Acquired Assets or any assets, properties or business of the Buyer, Parent, or their Subsidiaries or Affiliates or (iii) the assignment, modification, amendment or termination of any agreements or commercial relationships of any Acquired Assets or of the Buyer, Parent, or their Subsidiaries or Affiliates. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Buyer, Parent or their Subsidiaries or Affiliates be required to defend through litigation or other means any claim asserted in court, or with any other Governmental Authority, by any Person that challenges the transactions contemplated hereby or that would delay, restrict, condition, prohibit or prevent the Closing from occurring or otherwise prevent the consummation of the transactions contemplated hereby.

6.5                               Tax Matters.

(a)                                 Seller shall prepare (or cause to be prepared) and file (or cause to be filed), all Tax Returns with respect to Asset Taxes for all Pre-Closing Tax Periods (the “Seller Prepared Tax Returns”) and shall pay all Taxes shown as due and owing thereon.

(b)                                 Buyer shall prepare (or cause to be prepared) all Tax Returns with respect to Asset Taxes for all Straddle Periods (the “Buyer Prepared Tax Returns”) and shall pay all Taxes shown as due and owing thereon. Not later than thirty days prior to the due date for filing any such Buyer Prepared Tax Return, Buyer shall deliver a copy of such Tax Return, together with all supporting documentation and workpapers, to Seller for Seller’s review and reasonable comment. Buyer will cause such Buyer Prepared Tax Return, as revised to incorporate Seller’s reasonable comments, to be timely filed and will provide a copy of such as-filed Tax Return to Seller. Not later than two days prior to the due date for payment of Taxes with respect to any Buyer Prepared Tax Returns, Seller shall pay to

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Buyer the amount of any Taxes for the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 6.5(c)) with respect to such Tax Returns, except to the extent such Taxes were specifically reflected as a liability in the Closing Date Net Working Capital, as finally determined pursuant to Section 2.3(c).

(c)                                  In the case of any Straddle Period, the amount of any Asset Taxes allocable to the portion of the Tax period ending on the Closing Date shall, with respect to Taxes that are not based upon or measured by income, activities or events, be deemed to be the amount of such Taxes for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. The amount of any other Asset Taxes for a Straddle Period that relate to the portion of the Tax period ending on the Closing Date will be determined based on an interim closing of the books as of the close of business on the Closing Date.

(d)                                 Refunds. If Buyer receives an Asset Tax refund or applies a credit against Asset Taxes, which refund or credit arises from or is attributable to a Pre-Closing Tax Period, such refund or the amount of such credit shall be paid to the Seller, except to the extent such refund or credit was specifically reflected as an asset in the Closing Date Net Working Capital, as finally determined pursuant to Section 2.3(c).

(e)                                  Cooperation. In connection with the preparation of Tax Returns, audit examinations and any administrative or judicial Proceedings relating to the Tax liabilities imposed with respect to the Acquired Assets for any Pre-Closing Tax Period or Straddle Period, the Parties shall cooperate fully with each other, including the furnishing or making available during normal business hours of records, information, personnel (as reasonably required), books of account, powers of attorney or other materials reasonably relevant or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Taxing Authorities as to the imposition of Taxes. The Parties agree to: (i) retain all books and records with respect to Tax matters pertinent to the Acquired Assets relating to any Pre-Closing Tax Period or Straddle Period until the expiration of the applicable statute of limitations and any extension thereof for the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority; and (ii) give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if a Party so requests, such Party shall allow the other Party to take possession of, or (if elected by the other Party) copy, such books and records.  The Seller shall have the right to direct and control any audits, examinations, claims for refund, administrative proceedings, and judicial proceedings that relate to Taxes with respect to any Acquired Asset (“Tax Contests”) that relate solely to a Pre-Closing Tax Period or for which the Buyer would be entitled to make a Claim for indemnification under Section 10.2(a); provided, however, that if the conduct or settlement of any such Tax Contests would reasonably be expected to result in or otherwise adversely affect any Taxes of the Buyer for any Tax period (or portion thereof) beginning after the Closing, the Seller shall keep the Buyer reasonably informed as to the progress of any such Tax Contest and shall not enter into any settlement or compromise thereof in any manner that would reasonably be expected to result in or otherwise affect any Taxes with respect to any Acquired Asset for any Tax period (or portion thereof) beginning after the Closing

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without the Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  Buyer shall have the sole right to control all other Tax Contests.

(f)                                   Transfer Taxes. Notwithstanding anything in this Agreement to the contrary, all Transfer Taxes shall be borne by the Buyer. The Buyer and the Seller shall use their commercially reasonable efforts to mitigate, reduce or eliminate any such Transfer Tax that could be imposed.

(g)                                  Treatment of Indemnity and Other Payments. All indemnity and other payments made under this Agreement shall be treated for U.S. federal income Tax purposes as adjustments to the Final Cash Purchase Price, except as otherwise required by Law.

(h)                                 In the event of any conflict or overlap between the provisions of Section 6.5(e) and Section 10.4, the provisions of Section 6.5(e) shall control.

6.6                               Casualty or Condemnation Loss.

(a)                                 Subject to the terms of this Section 6.6, from the Execution Date through the Closing Date, all risk of loss or damage to the property included in the Acquired Assets shall be borne by Seller, and thereafter shall be borne by Buyer.  Notwithstanding anything herein to the contrary, Buyer shall assume all risk of loss with respect to the depreciation of tangible Acquired Assets due to ordinary wear and tear, and Buyer shall not assert such matters as (and such matters shall be deemed not to be) casualty losses hereunder.

(b)                                 If, after the Execution Date but prior to the Closing Date, any portion of the Acquired Assets is damaged or destroyed by fire or other casualty and the aggregate loss as a result of such casualty together with all other casualty losses equals or is less than $500,000 based on the fair market value of the affected Acquired Assets, then Buyer nevertheless will not be relieved, solely by virtue of such loss, of its obligation to complete the transactions contemplated by this Agreement and Seller, at Closing, will pay to Buyer all sums paid to Seller by third parties by reason of such casualty to the extent (and only to the extent) attributable to the Acquired Assets and shall assign, transfer and set over to Buyer or subrogate Buyer to all of Seller’s right, title and interest (if any) in insurance claims, unpaid awards, and other rights against third parties arising out of such casualty to the extent (and only to the extent) attributable to the Acquired Assets; provided, however, that Seller will reserve and retain (and Buyer will assign to Seller) all rights, title and interests and claims against third parties for the recovery of Seller’s costs and expenses incurred prior to the Closing in pursuing or asserting any such insurance claims or other rights against third parties.

(c)                                  If, after the Execution Date but prior to the Closing Date, any portion of the Acquired Assets is damaged or destroyed by fire or other casualty, and the aggregate loss as a result of such casualty together with all other casualty losses exceeds $500,000 based on the fair market value of the affected Acquired Assets, then Buyer nevertheless will not be relieved, solely by virtue of such loss, of its obligation to complete the transactions contemplated by this Agreement and (i) Seller may, prior to Closing, cause the Acquired

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Assets affected by any such casualty to be repaired, replaced or restored to Buyer’s reasonable satisfaction to at least the same condition as such Acquired Assets were in prior to such casualty, at Seller’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date) and (ii) to the extent Seller elects not repair, replace or restore the affected Acquired Assets prior to Closing pursuant to Section 6.6(c)(i), Seller shall elect to either (x) if covered by insurance, pay to Buyer all insurance proceeds actually received (or as they are subsequently received) by Seller with respect to such Casualty Loss, or (y) reduce Cash Consideration by the estimated replacement cost (as reasonably agreed by Seller and Buyer) of the Acquired Assets affected by such casualty to the same condition as such Acquired Assets were in prior to such casualty, provided, however, if Seller elects, prior to the Closing Date, to cause such Acquired Assets affected by such casualty to be repaired, replaced or restored and such work extends beyond the Closing Date, Seller shall not be obligated to pay to Buyer any insurance proceeds, and the Cash Consideration shall not be reduced at Closing, with respect to such Casualty Loss.  To the extent Seller does not elect to pay to Buyer the insurance proceeds actually received with respect to a casualty loss pursuant to this Section 6.6(c), Seller will retain all rights to insurance, condemnation awards and other claims against third parties with respect to the casualty except to the extent the Parties otherwise agree in writing (the “Retained Claims”).

(d)                                 In the event the Parties are unable to agree upon (i) the amount of the loss attributable to any individual casualty or (ii) the amount of the costs and expenses to repair, replace or restore any Acquired Assets affected by a casualty, then any such amount shall be determined by the Accounting Firm in a manner consistent with the provisions of Section 2.3(c).

(e)                                  If, after the Execution Date but prior to the Closing Date, any portion of the Acquired Assets is taken in condemnation or under right of eminent domain, then the Cash Consideration shall be reduced by the awards paid or payable to Seller in any condemnation or eminent domain action for the Acquired Assets so taken. For the avoidance of doubt, Seller shall be entitled to retain any such awards paid or payable to Seller.

(f)                                   If any action for condemnation or taking under right of eminent domain is pending or threatened with respect to any Acquired Asset or portion thereof after the Execution Date, but no taking of such Acquired Asset or portion thereof occurs prior to the Closing Date, then Buyer shall be required to close and at Closing, Seller will assign, transfer and set over to Buyer or subrogate Buyer to all of Seller’s right, title and interest (if any) in such condemnation or eminent domain action, including any future awards therein, to the extent (and only to the extent) attributable to the Acquired Assets threatened to be taken, except that Seller will reserve and retain (and Buyer will assign to Seller) all rights, titles, interests and claims against third parties for the recovery of Seller’s costs and expenses incurred prior to the Closing in defending or asserting rights in such action with respect to the Acquired Assets.

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6.7                               R&W Insurance Policy.

(a)                                 As of the Execution Date, the Buyer has entered into a binder agreement (the “Binder Agreement”) with a representation and warranty insurer (or agent thereto) providing for a summary of conditional coverage of a buyer-side representation and warranty insurance policy (the “R&W Insurance Policy”) a copy of which is attached hereto as Exhibit B. Buyer shall use commercially reasonable efforts to satisfy the conditions set forth in the Binder Agreement to ensure that the R&W Insurance Policy is fully bound and in full force and effect at the Closing. The Buyer shall not amend, modify or otherwise change, terminate or waive all or any portion of the Binder Agreement or the R&W Insurance Policy in any manner that is adverse to the Seller without the prior written consent of the Seller.

(b)                                 The cost of obtaining the R&W Insurance Policy, including all premiums and any related brokers fees, shall be paid by the Buyer.

(c)                                  The Parties agree that none of the Seller Indemnitees shall be liable to the insurer under the R&W Insurance Policy for subrogation claims pursuant to the R&W Insurance Policy, and the Buyer covenants and agrees that the R&W Insurance Policy will include a waiver of such subrogation claims for the benefit of the Seller Indemnitees, except in the case of Fraud by such Seller Indemnitee.

6.8                               Employees.

(a)                                 As of the Closing Date, the Buyer shall, or shall cause an Affiliate of the Buyer to, extend good faith offers of employment to each individual who is employed by the Seller on the Closing Date except that the Buyer may, but shall not be obligated, to extend offers to the individuals described on Schedule 6.8(a).  Each such individual that receives and accepts an offer of employment in accordance with this Section 6.8(a) shall be referred to herein as a “Transferred Employee”.  Employment with Buyer for Transferred Employees shall commence immediately following the Closing Date. Each such good faith offer extended in accordance with this Section 6.8(a) shall contain terms of employment equal to or better than those described in this Section 6.8.

(b)                                 For no less than the 12-month period immediately following the Closing Date, the Buyer shall, and shall cause its Affiliates  to, provide each Transferred Employee  with (i) base salary and wages and target, short-term bonus and incentive compensation that are, in the aggregate, not less than the base salary or wages and target, short-term bonus compensation provided either (at the election of Buyer) to the Transferred Employee immediately prior to the Closing Date or to similarly situated employees of the Buyer, and (ii) employee benefits that are substantially comparable in the aggregate to or better in the aggregate than the benefits provided either to the Transferred Employee immediately prior to the Closing Date or to similarly situated employees of the Buyer. For the avoidance of doubt, for purposes of this Section 6.8, a “similarly situated employee of the Buyer” shall mean, with respect to the applicable Transferred Employee, as reasonably determined by the Buyer, employees of the Buyer or its employing Affiliate holding an equivalent or comparable position in the same or a comparable geographic region as such Transferred Employee.

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(c)                                  In the event Buyer terminates the employment of any Transferred Employee without cause during the 12-month period described in Section 6.8(b), the Buyer will, without duplication, pay and provide severance payments and benefits to such Transferred Employee in an amount at least equal to the greater of (i) the amount of severance in accordance with the Buyer’s employee severance program and (ii) two week’s salary (up to a maximum of eight weeks and based upon the highest salary provided to such employee during their employment) for each year of service with the Seller, Buyer or their respective Affiliates prior to and after the Closing Date.

(d)                                 From and after Closing, the Buyer and its Affiliates shall cause each of its employee benefit plans to give each Transferred Employee full credit for purposes of eligibility to participate and  vesting, and also for purposes of determining level of benefits under vacation or paid time off entitlement and severance benefit plans, for all service with the Seller or its Affiliates prior to the Closing Date; provided, however, that such service need not be credited to the extent it was not recognized by the Seller prior to the Closing Date under a corresponding Target Company Benefit Plan or if it would result in a duplication of benefits. In addition, from and after Closing the Buyer and its Affiliates  shall use commercially reasonable efforts to, (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of its employee benefit plans, and (ii) cause any eligible expenses incurred by any Transferred Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Transferred Employee currently participates to be taken into account under those health and welfare benefit plans in which such Transferred Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Transferred Employee and his or her covered dependents for the applicable plan year.  Following the Closing, the Buyer will honor all accrued but unused vacation and other paid time off of the Transferred Employees, including, for the avoidance of doubt any paid time off that any Transferred Employee has accrued and carried over into a subsequent year.

(e)                                  The Buyer and its Affiliates shall be solely responsible for complying with the requirements of Section 4980B of the Code with respect to any Transferred Employee (or spouse or dependent thereof) who is a “M&A qualified beneficiary,” as that term is defined in Treasury Regulation Section 54.4980B-9; provided that, the Buyer and the Seller will work in good faith to determine and ensure compliance with the requirements of Section 4980B of the Code with respect to any other “M&A qualified beneficiaries” that are not Transferred Employees (or spouse or dependent thereof).

(f)                                   The Seller shall take all actions as may be reasonably necessary to provide that all amounts payable under the LTIP shall be paid by the Seller to the participants therein at or after the Closing, which amounts shall be in full satisfaction of all obligations and liabilities of any kind that the Seller may have in connection with the LTIP.

(g)                                  The provisions of this Section 6.8 are for the sole benefit of the Parties and nothing herein, express or implied, is intended or shall be construed to confer upon or give to any Person (including any Transferred Employee), other than the Parties to this

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Agreement and their respective successors and permitted assigns, any legal or equitable or other rights or remedies under or by reason of any provision of this Section 6.8. Nothing contained herein, express or implied: (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement (including any Buyer benefit plan or Target Company Benefit Plan); (ii) shall, subject to compliance with the other provisions of this Section 6.8, alter or limit the Buyer’s ability to amend, modify or terminate any benefit plan, program, agreement or arrangement (including any Buyer benefit plan or Target Company Benefit Plan); (iii) is intended to confer upon any Transferred Employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment; or (iv) limit the right of the Buyer or any of its Affiliates to terminate the employment of any employee at any time.

(h)                                 Without duplication of the Change-in-Control Payments Amount or the Closing Transaction Expenses, the Seller agrees, upon Buyer’s reasonable request, to facilitate discussions between Buyer and employees of the Seller a reasonable time in advance of the Closing Date regarding employment, retention, consulting or other arrangements to be effective following the transactions contemplated by this Agreement.

(i)                                     Notwithstanding anything herein to the contrary, the Buyer and the Seller acknowledge and agree that as of the Closing Date, the Buyer will assume sponsorship of and receive and be responsible for all assets and liabilities under the Seller’s tax qualified defined contribution retirement plan (the “Seller 401(k) Plan”).  Prior to and after the Closing, the Buyer and the Seller will take all actions necessary to transfer the sponsorship of, and all assets and liabilities under, the Seller 401(k) Plan to the Buyer, provided, however, that subject to and without limiting the first sentence of this Section 6.8(i), if requested by the Buyer, the Seller will adopt resolutions terminating, and will take all other actions reasonably requested by the Buyer to terminate, the Seller 401(k) plan, effective as of immediately prior to the Closing but conditioned upon the Closing.

6.9                               Conduct of Buyer. From the Execution Date until the earlier to occur of (A) the Closing Date and (B) the date this Agreement is terminated in accordance with Article IX, the Buyer shall not, and each shall cause its Representatives not to, directly or indirectly, persuade or seek to persuade any then-existing customer or supplier of the Seller or the Business to cease to do business or to reduce the amount of business which that Person is doing with the Seller or the Business, as applicable.

6.10                        Fees and Expenses. Except as expressly provided otherwise in this Agreement, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated by this Agreement, shall be the obligation of the respective Party incurring such fees and expenses.

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6.11                        Retention of Records by the Seller.

(a)                                 The Seller, its members and their respective Affiliates shall have the right to retain (i) photocopies of all books and records, including all Tax Returns and other information and documents relating to Taxes, related to the Business, in each case, relating to periods (or portions thereof) ending on or prior to the Closing Date (A) as required by any Governmental Authority, including any applicable Law or regulatory request or (B) as may be reasonably necessary for the Seller, its members and their respective Affiliates to perform their respective obligations pursuant to this Agreement and the Transaction Documents, (ii) all data room materials, photocopies of bids and all books and records (including any financial analysis relating to such bids) prepared in connection with the transactions contemplated by this Agreement, including (A) any books and records that may be relevant in connection with any indemnity claims arising under this Agreement or the defense of disputes arising under this Agreement or the Transaction Documents or (B) financial information and all other accounting books and records prepared or used in connection with the preparation of financial statements of the Seller, its members or their respective Affiliates, (iii) any books and records to the extent reasonably necessary to prepare the Seller’s, its members’ and their respective Affiliates’ financial statements and Tax Returns, and (iv) any books and records identified as an Excluded Asset (collectively, the “Records”). Additionally, for a period of four years after the Closing Date, the Buyer will grant to the Seller (or its Representatives) reasonable access following reasonable advance notice at all reasonable times to the Records, and will afford the Seller and its Representatives the right to make copies thereof at the Seller’s sole expense to the extent reasonably necessary to prepare the Seller’s, its members’ or their respective Affiliates’ financial statements or Tax Returns, or in connection with any third-party inquiry, audit or investigation, any dispute or litigation or for such other purpose as such Persons may reasonably request; provided that such access shall not unreasonably interfere with the business or operations of the Buyer or its employees. The Buyer will maintain the Records in accordance with the Buyer’s document retention policies, and at least until the seventh anniversary of the Closing Date.

(b)                                 The Seller shall be permitted to retain any and all books and records (including any electronic records) of the Seller that do not relate to the operation of the Business (including, for the avoidance of doubt, books and records to the extent related to the governance and ownership of the Seller, and not such operations of the Business).

6.12                        Public Announcements. The Parties shall use commercially reasonable efforts to consult with each other prior to issuing any public announcement, statement or other disclosure with respect to the transactions contemplated by this Agreement or the Transaction Documents. Except as required to comply with applicable Law, neither Party nor its Affiliates shall issue any such public announcement, statement or other disclosure without having first obtained the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed).  Except as prohibited by applicable Law, prior to the issuance of any public announcement, statement or other disclosure by either Party, the other Party shall be afforded a reasonable opportunity (and in any event at least 24 hours) to review such announcement, statement or other disclosure and provide comments thereon, which comments shall be considered in good faith by the issuing Party.

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6.13                        Schedule Update. Prior to the Closing, the Seller shall supplement or amend, as applicable, and deliver updates to the Disclosure Schedules (each a “Schedule Update”), that it believes to its Knowledge are necessary to complete or correct any information in such Disclosure Schedules or in any representation or warranty of the Seller, as the case may be, that has been rendered inaccurate or incomplete due to any change, event, effect or occurrence since the Execution Date, whether or not such representation and warranty has a reference to a Disclosure Schedule or is then-qualified by a Disclosure Schedule; provided that any such Schedule Update shall not be deemed to have amended the Disclosure Schedules for purposes of (i) determining the Buyer’s indemnification obligations pursuant to Section 10.2(b) or (ii) determining whether the conditions to the Closing set forth in Section 7.3(a)-(b) have been satisfied. For the avoidance of doubt, the Buyer shall not be permitted to terminate this Agreement and there shall not otherwise be deemed a breach of this Agreement as a result of any Schedule Updates that relate to any actions permitted by or taken in accordance with Section 6.1.

6.14                        Release. Effective as of the Closing, the Buyer Parties and their respective Subsidiaries unconditionally and irrevocably acquit, remise, discharge and forever release the Seller, the Seller Related Parties and their respective Representatives (collectively, the “Seller Released Parties”) from any and all Claims and Liabilities, including those arising under any Law or Contract, that arise out of, relate to or result from the Acquired Assets, Assumed Liabilities or the Business, in each case whether arising prior to or after the Closing (the “Released Claims and Liabilities”). The Buyer Parties further covenant and agree not to bring or threaten to bring or otherwise join in any Claim against any of the Seller Released Parties relating to, arising out of or in connection with any Released Claims and Liabilities, and the Buyer Parties represent that none of the Buyer Parties or their respective Subsidiaries has assigned any such Claims to any Person. Notwithstanding the foregoing, the Released Claims and Liabilities acquitted, remised, discharged and released pursuant to this Section 6.14 shall not include any obligation of the Seller or the Seller Related Parties arising under this Agreement and nothing in this Section 6.14 shall serve as a waiver of any rights of the Buyer under this Agreement, including any rights that any Buyer Indemnitee has to be indemnified by the Seller for any Losses pursuant to Section 10.2(a). Each of the Seller Released Parties is an express third party beneficiary of this Section 6.14. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE FOREGOING RELEASE WILL APPLY WHETHER OR NOT RELEASED CLAIMS AND LIABILITIES ARISE OUT OF (I) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE) OR (II) STRICT LIABILITY.

6.15                        Non-Competition; Non-Solicitation.

(a)                                 If Closing occurs, from and after Closing for a period of 24 months after the Closing Date, the Seller, Hildebrand Enterprises, L.P. and their respective Affiliates (collectively, the “Seller Restricted Parties”) shall not, directly or indirectly, own, manage, operate, control, consult, become employed by or participate in any manner in the ownership, management, operation or control of, or consulting to, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in any aspect of a Competitive Business within the Restricted Territory, except that the Seller Restricted Parties shall not be restricted from acquiring, directly or indirectly, less than 5% of (i) the outstanding capital stock of any publicly traded company or (ii) the outstanding limited partnership interests or similar Equity Interests issued by a “private equity” or

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similar fund for which such Seller Restricted Party does not participate in management or investment decisions, in each case which is engaged in a Competitive Business.

(b)                                 If Closing occurs, from and after Closing for a period of 24 months after the Closing Date, the Seller shall not knowingly cause, induce or encourage, any actual or prospective customer, supplier or licensor of the Business to terminate or adversely modify any such relationship, in each case, within or with respect to the Restricted Territory.

(c)                                  If Closing occurs, from and after Closing for a period of 24 months after the Closing Date, the Seller shall not cause, solicit, induce or encourage any employee, if any, of the Buyer to leave such employment or hire, employ or otherwise engage any such individual; provided, however, that nothing in this Section 6.15(c) shall restrict (i) any general advertisement or solicitation that is not directed at employees of the Buyer, or (ii) the employment of any person who responds to any such general advertisement or solicitation or who contacts the Seller or one of its Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions.

(d)                                 If Closing occurs, from and after Closing for a period of 24 months after the Closing Date, each of the Parties will not, directly or indirectly (including through one or more of its respective Affiliates), make any public statement (or statement reasonably anticipated to be made public) with respect any of the other Parties, their respective Affiliates or its or their respective businesses, products or services, either in writing or orally, to any Person other than a Party (including employees or former employees of the Buyer, its Affiliates or any Person described in Section 6.15(b)) that disparages, discredits, degrades or lowers the reputation of such Party or its respective businesses, products or services, including the publication of articles or press releases and interviews with individuals or institutions engaged in the business of communication, publishing or broadcasting news, opinion or other information, either on the record, off the record, or “on background” unless provided with advance written authorization from such Party to do so, or encourage or participate with any Person to make such statements.

(e)                                  Each of the Parties acknowledges, in connection with the covenants and agreements in this Section 6.15, that (i) such covenants and agreements impose a reasonable restraint in light of the activities and business and current plans with respect thereto of the Buyer and the Seller, (ii) it is the intention of the Parties that the entire goodwill of the Business be transferred to the Buyer as part of the transactions contemplated hereby, including the goodwill existing between the Business, on the one hand, and its clients, customers, suppliers, agents, employees, contractors, consultants, and other Persons under contract or otherwise associated or doing business with them, on the other hand, and (iii) such covenants and agreements are supported by adequate consideration.

(f)                                   The covenants and undertakings contained in this Section 6.15 relate to matters that are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.15 may cause irreparable injury to the Buyer or the Seller, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated.  Accordingly, the remedy at law for any breach of this Section 6.15 may be inadequate.  Therefore, the Buyer and the Seller will each be entitled to seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.15 without

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the necessity of proving actual damages or posting any bond whatsoever.  The rights and remedies provided by this Section 6.15 are cumulative and in addition to any other rights and remedies which the Buyer may have under this Agreement or at law or in equity.  If the Buyer were to seek damages for any breach of this Section 6.15, the portion of the Total Consideration which is allocated by the Parties to the foregoing covenant shall not be considered a measure of or limit on such damages.  If it shall be judicially determined in a final nonappealable judgment that the Seller has violated this Section 6.15, then the applicable period described in this Section 6.15 will automatically be extended by a period of time equal in length to the period during which such violation or violations occurred as determined by such court.

(g)                                  Notwithstanding anything to the contrary in this Agreement, the Parties agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.15 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable Party.

6.16                        Director Appointment.  The Parent covenants and agrees to take such action, promptly following the Execution Date and prior to the Closing Date, as is necessary to (i) increase the number of positions on the board of directors of the Parent (the “Board”) by one and (ii) cause Jeffery D. Hildebrand or another individual designated by the Seller and reasonably acceptable to the Buyer to be appointed to the Board until the next annual meeting of stockholders of the Parent, in each case effective as of the Closing Date and in accordance with the Board Representation Agreement.

6.17                        NYSE Listing. The Parent shall use its reasonable best efforts to cause the Equity Consideration to be approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, prior to the Closing Date.

6.18                        Equity Consideration; Legends. The Seller agrees to the recording, so long as the restrictions described in the legend are applicable and subject to the provisions of the Registration Rights Agreement regarding legend removal, of the following legend on any book-entry notation or certificate evidencing all or any portion of any shares of Parent Common Stock constituting a portion of the Equity Consideration:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.”

6.19                        [Reserved].

6.20                        Required Third-Party Consents. To the extent that the Seller’s rights to or under any Acquired Asset or Assumed Liability are subject to a Required Third-Party Consent which is not obtained by the Closing Date, this Agreement shall not constitute an assignment or attempted

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assignment of such Acquired Asset or Assumed Liability if an attempted assignment would be a breach thereof or be unlawful. With respect to any such Acquired Asset or Assumed Liability, for 15 months from and after the Closing, the Seller shall cooperate with the Buyer and the Parties will use their reasonable best efforts to obtain such Required Third-Party Consent as promptly as reasonably practicable. If any such Required Third-Party Consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights to or under the applicable Acquired Asset or Assumed Liability so that Buyer would not in effect acquire the benefit of such Acquired Asset or Assumed Liability, the Seller shall cooperate for 15 months after Closing, to the maximum extent permitted by Law and the Acquired Asset or Assumed Liability, with the Buyer in any other reasonable arrangement designed to provide such benefits to the Buyer.

6.21                        Further Conveyances and Assumptions.  From time to time for 15 months following the Closing, the Seller and the Buyer will, and will cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, assignments, releases and other instruments, and will take such further actions, as may be reasonably necessary and reasonably requested by any Party to consummate more effectively the conveyance, transfer and delivery to the Buyer and its respective successors or assigns, of all of the Seller’s rights, titles and interests in and to the Acquired Assets, and the assumption by the Buyer of the Assumed Liabilities and to otherwise make effective the transactions contemplated hereby.

6.22                        Remittances and Erroneous Transfers; No Wrong Pocket.

(a)                                 If, at any time for 15 months after the Closing, the Seller receives any notices, monies or amounts that are properly due, deliverable or owing to the Buyer or attributable to the Acquired Assets or Assumed Liabilities in accordance with the terms of this Agreement (or the purposes and intent of this Agreement), the Seller shall as promptly as reasonably practicable remit, or shall cause to be remitted, such notices, monies or amounts by notice to the Buyer or by wire transfer of immediately available funds into an account or accounts of the Buyer and/or any Person that the Buyer designates in writing, as applicable. For 15 months after the Closing, if the Buyer (or any of its Affiliates) receives any notices, monies or amounts that are properly due, deliverable or owing to the Seller or attributable to the Excluded Assets in accordance with the terms of this Agreement (or the purposes and intent of this Agreement), the Buyer shall as promptly as reasonably practicable remit, or shall cause to be remitted, such notices, monies or amounts by notice to the Seller or by wire transfer of immediately available funds into an account or accounts designated in writing by the Seller, as applicable.  For clarity, and notwithstanding anything to the contrary contained in this Agreement, the Buyer shall be entitled to receive and shall be obligation to pay, fulfill or discharge the Current Assets and the Current Liabilities, respectively.

(b)                                 If, at any time for 15 months after the Closing, any Party becomes aware that any asset, property, transferable Authorization, Contract or other right with respect to the Business, the Acquired Assets or the Assumed Liabilities held by the Seller should have been transferred to the Buyer pursuant to the terms of this Agreement (or the purposes and intent of this Agreement) or such transfer is otherwise necessary to make true and correct any of the representations and warranties set forth in Section 4.13(d) (for purposes of this Section 6.22(b), without giving effect to the limitation indicated by “Target Material

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Adverse Effect”), then the Seller shall notify the Buyer or the Buyer shall notify the Seller, as applicable, and, if the Buyer elects, (i) the Seller shall promptly transfer or cause its Affiliate(s) to transfer such asset, property, Permit, Contract or right, as applicable, to the Buyer and (ii) the Buyer shall promptly assume or cause it Affiliate(s) to assume such asset, property, Permit, Contract or right, in each case for no consideration.  If, at any time for 15 months after the Closing, any Party becomes aware that any asset, property, Permit, Contract or other right held by the Buyer should have been retained by the Seller pursuant to the terms of this Agreement (or the purposes and intent of this Agreement), then the Seller shall notify the Buyer or the Buyer shall notify the Seller, as applicable, and, if the Seller elects, (A) the Buyer shall promptly transfer such asset, property, Permit, Contract or right, as applicable, to the Seller and (B) the Seller shall promptly assume such asset, property, Permit, Contract or right, in each case for no consideration.

6.23                        Bulk Transfer Laws.  The Buyer hereby waives compliance by the Seller with the provisions of any so-called “bulk transfer law” of any jurisdiction in connection with the sale of the Acquired Assets to Buyer.

6.24                        Clear Market.  From the Execution Date through the Closing Date, the Parent and each of its Subsidiaries will not, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of (other than in the ordinary course of business pursuant to employee stock option or incentive plans existing on the date of this Agreement), or file with the SEC a registration statement under the Securities Act relating to, any Equity Interests of the Parent (except for any registration statement on Form S-8, or any amendments thereto), including but not limited to any options or warrants to purchase any Equity Interests of the Parent or any securities that are convertible into or exchangeable for, or that represent the right to receive, Equity Interests of the Parent or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Equity Interests of the Parent, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Parent Common Stock or other Equity Interests of the Parent, in cash or otherwise (other than the shares of Equity Consideration to be sold hereunder or in the ordinary course of business pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or (iii) sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Parent or any Subsidiary or securities exchangeable for or convertible into debt securities (or warrants to purchase or otherwise acquire debt securities) of the Parent or any Subsidiary, in each case described in clauses (i) through (iii) above, without the prior written consent of the Seller. For the avoidance of doubt, the term “Equity Interests” as used in this Section 6.24 shall include any preferred and mezzanine securities.

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6.25                        Control of Assumed Litigation.

(a)                                 Prior to Closing, Seller shall (i) through Seller’s designated counsel and at Seller’s sole cost, expense and discretion, control the defense of the Assumed Litigation, provided that Seller shall not settle, compromise, consent to the entry of any Order with respect thereto except in compliance with Section 6.1, and (ii) cooperate with Buyer in preparing to assume the defense, prosecution and/or participation as a party in the Assumed Litigation.

(b)                                 If any of the Assumed Litigation are not resolved by Final Resolution as of Closing, from and after Closing Buyer shall, through Buyer’s designated counsel and at Buyer’s sole cost and expense, control the defense, prosecution and/or resolution of such Assumed Litigation at Buyer’s sole cost and expense, control the defense, prosecution and/or resolution of such Assumed Litigation. Buyer shall have the right to settle, compromise or otherwise resolve such Assumed Litigation by Final Resolution at Buyer’s sole discretion.

(c)                                  For a period of 15 months from and after Closing, Seller shall extend reasonable cooperation to Buyer in connection with the defense, settlement and resolution of the Assumed Litigation. Buyer shall reimburse Seller for all costs incurred by Seller and Persons under Seller’s control in complying with Seller’s obligations in the preceding sentence.

ARTICLE VII
CONDITIONS TO THE CLOSING

7.1                               Conditions to Each Party’s Obligation. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, if permissible under applicable Law), at or prior to Closing, each of the following conditions:

(a)                                 No Law, injunction, Order, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect, and no Proceeding by a non-Affiliated Third Person reasonably likely to succeed on the merits shall be pending before a Governmental Authority which seeks a Law, injunction, Order, judgment or ruling, that enjoins, restrains, prevents or prohibits consummation of the transactions contemplated by this Agreement or makes the consummation of the transactions contemplated by this Agreement illegal (a “Restraint”).

(b)                                 All waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement and by the Harvest Purchase Agreement under the HSR Act shall have been terminated or shall have expired.

(c)                                  The Compressor Acquisition shall have been consummated or shall be consummated substantially simultaneously with the Closing.

7.2                               Seller’s Conditions. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, if permissible under applicable Law), at or prior to Closing, of each of the following conditions:

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(a)                                 All representations and warranties of the Buyer Parties contained in Article V (other than the Buyer Fundamental Representations) shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (other than any such representation or warranty that is made as of a specified date, which shall be true and correct as of such specified date).

(b)                                 The Buyer Fundamental Representations shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (other than de minimis inaccuracies).

(c)                                  The Buyer Parties shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Buyer Parties on or prior to the Closing, including the receipt by the Seller and each other payee specified in Section 2.2 of all amounts required to be paid by the Buyer at the Closing under Section 2.2.

(d)                                 The Buyer shall have delivered the items required to be delivered by the Buyer pursuant to Section 8.2(b) (other than the amounts required to be delivered by the Buyer pursuant to Section 8.2(b)(iv), Section 8.2(b)(v), Section 8.2(b)(vi), Section 8.2(b)(vii), Section 8.2(b)(viii) and Section 8.2(b)(ix) which shall be delivered at Closing).

(e)                                  The Equity Consideration to be issued pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

7.3                               Buyer’s Conditions. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, if permissible under applicable Law), at or prior to Closing, of each of the following conditions:

(a)                                 All representations and warranties of the Seller contained in Article III or Article IV (other than the Seller Fundamental Representations) shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (other than any such representation or warranty that is made as of a specified date, which shall be true and correct as of such specified date).

(b)                                 The Seller Fundamental Representations shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (other than de minimis inaccuracies).

(c)                                  The Seller shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Seller on or prior to the Closing.

(d)                                 The Seller shall have delivered the items required to be delivered by the Seller pursuant to Section 8.2(a).

(e)                                  The Mandatory Third-Party Consents shall have been obtained by the Seller, and evidence thereof shall have been provided to the Buyer (for the avoidance of

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doubt, it being understood that, notwithstanding anything to the contrary, the success or failure in obtaining any other Third-Party Consent (other than the Mandatory Third-Party Consents) or Authorization (subject to Sections 7.1(a)-(b) shall not be a condition to Closing, including for purposes of Section 7.3(a) or otherwise).

7.4                               Frustration of Closing Conditions. Neither the Buyer nor the Seller may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s or any of its Affiliates’ failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 6.4.

ARTICLE VIII
CLOSING

8.1                               Time and Place of Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 609 Main Street, 47th Floor, Houston, Texas 77002 (or remotely via exchange of electronic documents) at 10:00 a.m. local time on the second Business Day after the conditions to Closing set forth in Article VII (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing) have been satisfied or waived, or such other time and place as to which the Parties agree in writing (the date on which Closing occurs, the “Closing Date”).

8.2                               Deliveries at the Closing.

(a)                                 Seller’s Closing Deliverables. Subject to the terms and conditions of this Agreement, at the Closing, the Seller will execute and deliver (or cause to be executed and delivered) each of the following documents (where the execution and delivery of the documents is contemplated), deliver (or cause to be delivered) each of the following items (where the delivery of the items is contemplated) and take (or cause to be taken) each of the following actions (where the taking of action is contemplated):

(i)                                     to the Buyer, a certificate, dated as of the Closing Date duly executed by an officer of the Seller certifying the satisfaction of the conditions specified in Section 7.3(a) and Section 7.3(b);

(ii)                                  to the Buyer, a counterpart of the Assignment and Assumption Agreement, duly executed by an authorized representative of the Seller;

(iii)                               to the Buyer, documentation sufficient to permit the Buyer to obtain the title to the Vehicles without further action of the Seller;

(iv)                              to the Buyer, one or more special warranty deeds (or the jurisdictional equivalent) conveying to Buyer fee simple interest in its Real Property, subject only to Permitted Encumbrances, in form and substance reasonably satisfactory to the Buyer, sufficient to permit the Buyer to obtain the title to the Owned Real Property that is part of the Acquired Assets; together with such other documents, instruments and affidavits as may be reasonably requested by Buyer and/or the title company to effectuate the transfer of the Real Property

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contemplated by this Agreement including all transfer tax or similar forms and other conveyance form required by each jurisdiction in which the Owned Real Property is located;

(v)                                 to the Buyer, a certificate meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2) to the effect that it is not a “foreign person” within the meaning of Section 1445 of the Code;

(vi)                              to the Buyer, payoff letters or other written communications from each holder of Payoff Indebtedness, in which the payee shall (i) provide the dollar amount required to be paid with respect to such Payoff Indebtedness in order to fully pay off such Payoff Indebtedness as of the Closing; and (ii) provide in such letter or communication, or by operation of the underlying Contract, that upon payment in full of such amount either (A) such payee will, or is obligated to, file all necessary UCC and Lien terminations following the Closing Date, or (B) expressly authorize the Seller, the Buyer or any of their respective Representatives to have any such documents filed on the payee’s behalf (each such payoff letter or communication, a “Debt Payoff Letter”);

(vii)                           to the Buyer, a counterpart of the Registration Rights Agreement, duly executed by the Equity Recipient that holds the Equity Consideration following the Closing;

(viii)                        to the Buyer, a counterpart of the Board Representation Agreement, in the form and substance attached hereto as Exhibit E (the “Board Representation Agreement”), duly executed by an authorized representative of the Seller and the Seller Designee; and

(ix)                              to the Buyer, a non-competition agreement, duly executed by Jerry Blackmon.

(b)                                 Buyer’s Closing Deliverables. Subject to the terms and conditions of this Agreement, at the Closing, the Buyer will execute and deliver (or cause to be executed and delivered) each of the following documents (where the execution and delivery of the documents is contemplated), deliver (or cause to be delivered) each of the following items (where the delivery of the items is contemplated) and take (or cause to be taken) each of the following actions (where the taking of action is contemplated):

(i)                                     to the Seller, a certificate executed by an officer of the Buyer certifying the satisfaction of the conditions specified in Section 7.2(a) and Section 7.2(b);

(ii)                                  to the Seller, a counterpart of the Assignment and Assumption Agreement, duly executed by an authorized representative of the Buyer;

(iii)                               to the Seller, written confirmation from the representation and warranty insurer (or agent thereto) party to the Binder Agreement that the R&W Insurance Policy is bound;

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(iv)                              to the Seller, the Initial Closing Payment by wire transfer as contemplated by Section 2.2(b);

(v)                                 to the Seller, evidence of the issuance to JDH Capital Holdings, L.P. (or such other Affiliate of the Seller designated prior to Closing by the Seller) (the “Equity Recipient”) of the Equity Consideration and the recordation of such issuance on the books and records of the Parent’s transfer agent, together with an executed certificate of the Parent’s transfer agent, each in form and substance reasonably satisfactory to the Seller, certifying as to the book entry issuance of the Equity Consideration to the Equity Recipient;

(vi)                              to the accounts set forth in the Debt Payoff Letters, the Payoff Amounts by wire transfer as contemplated by Section 2.2(b);

(vii)                           to the payees of the Closing Transaction Expenses, the Closing Transaction Expenses by wire transfer as contemplated by Section 2.2(b);

(viii)                        to the applicable Person or Persons, as required by the Binder Agreement, the premium for the R&W Insurance Policy, along with any related brokers’ fees or other similar fees, by wire transfer of immediately available funds in U.S. dollars;

(ix)                              to the Seller, a counterpart of the Board Representation Agreement, duly executed by an authorized representative of the Buyer;

(x)                                 to the Seller, evidence in form and substance reasonably satisfactory to the Seller of the appointment of the Seller Designee to the Board in accordance with the Board Representation Agreement;

(xi)                              to the Seller, a legal opinion of Latham & Watkins LLP, in the form and substance attached hereto as Exhibit F; and

(xii)                           to the Seller, a counterpart of the Registration Rights Agreement, duly executed by the Parent.

ARTICLE IX
TERMINATION

9.1                               Termination at or Prior to the Closing. This Agreement may be terminated prior to the Closing:

(a)                                 by the mutual written consent of the Seller and the Buyer;

(b)                                 by the Seller or the Buyer at any time after the Outside Date, if the Closing has not been consummated on or before the Outside Date; provided that, if on the Outside Date the conditions to Closing set forth in Section 7.1(a) (No Restraints) or Section 7.1(b) (Regulatory Approval) have not been satisfied, but all other conditions to Closing in Article VII have been satisfied or are capable of being satisfied, then the Outside Date may

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be extended on one or more occasions to a date not later than the date that is 90 days after the Outside Date at the option of either the Buyer or the Seller by providing written notice to the other Parties at or before 11:59 p.m. Houston, Texas time on the Outside Date; and provided, further, that the right to terminate this Agreement under this Section 9.1(b) will not be available (x) to a Party if the inability to satisfy such conditions was due to the failure of such Party to perform any of its obligations under this Agreement or (y) to a Party if the other Party has filed (and is then actively pursuing) an action before a Governmental Authority in good faith seeking specific performance as permitted by Section 11.12;

(c)                                  by the Seller or the Buyer, if any Restraint having the effect set forth in Section 7.1(a) is in effect and has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) will not be available to a Party if such Restraint was enacted due to the failure of such Party or its Affiliates to perform any of its obligations under this Agreement;

(d)                                 by the Seller, if any Buyer Party has breached any of its representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or any Buyer Party has failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) and (ii) is incapable of being cured, or is not cured by such Buyer Party by the earlier of (A) the Outside Date and (B) 30 days following receipt of written notice from the Seller of such breach or failure; provided, however, that the Seller shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if the Seller is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(e)                                  by the Buyer, if the Seller has breached any of its representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or the Seller has failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a), Section 7.3(b) or Section 7.3(c) and (ii) is incapable of being cured, or is not cured by the Seller by the earlier of (A) the Outside Date and (B) 30 days following receipt of written notice from the Buyer of such breach or failure; provided, however, that the Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if any Buyer Party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(f)                                   by the Seller if (i) all of the conditions set forth in Section 7.1 and Section 7.3 have been and continue to be satisfied (other than such conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the second Business Day after such conditions have been satisfied (or such other time agreed by the Parties in writing), (ii) the Seller has confirmed by irrevocable written notice delivered to the Buyer that (A) all conditions set forth in Section 7.1 and Section 7.3 have been and remain satisfied (other than such

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conditions as, by their nature, are to be satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) and (B) the Seller stands ready, willing and able to consummate the transactions contemplated hereby (including the Closing) on the date of such notice and at all times during the five Business Day period immediately thereafter (such notice, a “Closing Failure Notice”), and (iii) the Buyer Parties fail to consummate the transactions contemplated hereby (including the Closing) within such five Business Day period after the date of the delivery of Closing Failure Notice; and

(g)                                  by the Buyer upon the occurrence of a Target Material Adverse Effect.

9.2                               Effect of Termination.

(a)                                 In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof will be given to the other Party, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no further obligation on the part of any Party or its respective Representatives, except that (i) nothing herein shall relieve a Party from any Liability for any breach of this Agreement occurring prior to such termination and all rights and remedies of a non-breaching Party under this Agreement in the case of any such breach at law and in equity, shall be preserved, including the right to recover reasonable attorneys’ fees and expenses resulting from, arising out of or relating to any such breach and (ii) the provisions of Section 6.2(d), Section 6.2(e), Section 6.10, this Section 9.2, Section 9.3 and Article XI (and any defined terms necessary to interpret such Sections), and the Confidentiality Agreement (which shall continue pursuant to its terms) shall survive any termination of this Agreement.

(b)                                 In the event that the Buyer is entitled to terminate this Agreement pursuant to Section 9.1(e) and (i) all conditions precedent to the obligations of the Seller set forth in Section 7.1 and Section 7.2 have been satisfied or waived in writing by the Seller (or would have been satisfied except for the breach or failure of any representations, warranties, or covenants of the Seller hereunder) and (ii) the Buyer Parties stand ready, willing and able to consummate the transactions contemplated hereby (including the Closing), but the Closing has not occurred solely as a result of the material breach or material failure of the Seller’s representations, warranties, or covenants hereunder, including, if and when required, the Seller’s obligations to consummate the transactions contemplated hereunder at Closing, then, as the Buyer Parties’ sole and exclusive remedy against the Seller, the Buyer shall promptly elect to either (A) enforce and cause the specific performance of this Agreement pursuant to Section 11.12 and recover all reasonable out-of-pocket costs and expenses incurred by the Buyer in connection with any proceedings to enforce its rights pursuant to this Section 9.2(b) (and, during the pendency of any proceeding initiated by or on behalf of the Buyer seeking specific performance of this Agreement, this Agreement shall not automatically terminate or be terminable by the Seller pursuant to Section 9.1(d)) or (B) terminate this Agreement and have the Seller pay or cause to be paid to the Buyer (or its designated Affiliate) an amount equal to $41,000,000, plus (1) all reasonable out-of-pocket costs and expenses incurred by the Buyer in connection with any proceedings to enforce its rights under this Section 9.2(b) and (2) any interest accrued thereon from and

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after the date that is three Business Days after the date of such termination until such amount is paid in full (such sum, the “Seller Termination Fee”) to an account or the accounts designated in writing by the Buyer, it being understood that in no event shall the Seller be required to pay the Seller Termination Fee on more than one occasion; provided that, subject to the last sentence of this Section 9.2(b), nothing shall prohibit the Buyer from seeking specific performance and then electing to take the Seller Termination Fee if specific performance is not granted. The parties acknowledge that the agreements contained in this Section 9.2(b) are an integral part of the transactions contemplated by this Agreement and should the Buyer elect to receive the Seller Termination Fee that such payment of the Seller Termination Fee shall constitute liquidated damages and not a penalty, that the actual amount of damages would be difficult if not impossible to measure accurately and the Buyer would not have entered into this Agreement without the agreements in this Section 9.2(b). The Buyer’s rights to receive, and the Seller’s obligations to pay or cause to be paid, the Seller Termination Fee hereunder shall terminate and expire in the event that the Buyer has not made a claim in writing to the Seller for payment of the Seller Termination Fee on the date that is 20 days from the date of termination in accordance with this Section 9.2(b).

(c)                                  In the event that the Seller is entitled to terminate this Agreement pursuant to Section 9.1(d) or Section 9.1(f) and (i) all conditions precedent to the obligations of the Buyer set forth in Section 7.1 and Section 7.3 have been satisfied or waived in writing by the Buyer (or would have been satisfied except for the breach or failure of any Buyer Party’s representations, warranties or covenants hereunder) and (ii) the Seller stands ready, willing and able to consummate the transactions contemplated hereby (including the Closing), but the Closing has not occurred as a result of the breach or failure of any Buyer Party’s representations, warranties, or covenants hereunder, including, if and when required, the Buyer’s obligations to consummate the transactions contemplated hereunder at Closing, then the Seller may elect to either (A) enforce and cause the specific performance of this Agreement and recover all reasonable out-of-pocket costs and expenses incurred by the Seller in connection with any proceedings to enforce its rights pursuant to this Section 9.2(c) (and, during the pendency of any proceeding initiated by or on behalf of the Seller seeking specific performance of this Agreement, this Agreement shall not automatically terminate or be terminable by the Buyer pursuant to Section 9.1(e)), or (B) terminate this Agreement and have the Buyer pay to the Seller in immediately available funds by wire transfer no later than three Business Days after termination of this Agreement a fee equal to the sum of $41,000,000, plus (1) all reasonable out-of-pocket costs and expenses incurred by the Seller in connection with any proceedings to enforce its rights pursuant to this Section 9.2(c) and (2) any interest accrued thereon from and after the date that is three Business Days after the date of termination until such amount is paid in full (such sum, “Buyer Termination Fee”) to an account or the accounts designated in writing by the Seller, it being understood that in no event shall the Buyer be required to pay the Buyer Termination Fee on more than one occasion; provided that, subject to the last sentence of this Section 9.2(c), nothing shall prohibit the Seller from seeking specific performance and then electing to take the Buyer Termination Fee if specific performance is not granted. The parties acknowledge that the agreements contained in this Section 9.2(c) are an integral part of the transactions contemplated by this Agreement and should the Seller elect to receive the Buyer Termination Fee that such payment of the Buyer

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Termination Fee shall constitute liquidated damages and not a penalty, that the actual amount of damages would be difficult if not impossible to measure accurately and that the Seller would not have entered into this Agreement without the agreements in this Section 9.2(c). The Seller’s rights to receive, and the Buyer’s obligations to pay or cause to be paid, the Buyer Termination Fee hereunder shall terminate and expire in the event that the Seller has not made a claim in writing to the Buyer for payment of the Buyer Termination Fee on the date that is 20 days from the date of termination in accordance with this Section 9.2(c).

9.3                               Return of Documentation and Confidentiality. Upon termination of this Agreement, the Buyer shall return to the Seller or destroy (at the option of the Buyer) all title, engineering, data, reports, maps and other information furnished by the Seller to the Buyer and all reports prepared by Third Persons on behalf of the Buyer in connection with its due diligence investigation of the Interests or the Assets, in each case in accordance with the Confidentiality Agreement, and an officer of the Buyer shall certify the same to the Seller in writing.

ARTICLE X
INDEMNIFICATION

10.1                        Survival.

(a)                                 All of the representations and warranties set forth in Article III and Article IV (other than the representations and warranties set forth in Section 4.4) shall survive for 15 months after the Closing Date.

(b)                                 The representations and warranties set forth in Section 4.4 shall survive until 30 days after the expiration of the applicable statute of limitations (plus any applicable waivers or extensions of such statute of limitations).

(c)                                  All of the representations and warranties set forth in Article V shall survive for 15 months after the Closing Date.

(d)                                 The covenants and agreements made by the Parties in this Agreement (i) that are required to be performed on or before the Closing Date shall terminate at Closing (including, for the avoidance of doubt, the covenants set forth in Sections 6.1), and (ii) that are required to be performed after the Closing shall, subject to Section 10.1(e), survive until fully performed.

(e)                                  The indemnities in Section 10.2(a)(x), Section 10.2(a)(y), Section 10.2(b)(x) and Section 10.2(b)(y) will terminate as of the applicable termination date pursuant to this Section 10.1 of each respective representation, warranty, covenant or agreement that is subject to indemnification.  The Buyer’s indemnities set forth in Section 10.2(b)(z) will survive the Closing without time limit.  The Seller’s indemnities set forth in Section 10.2(a)(z) will survive without time limit.  Notwithstanding the foregoing, there will be no termination of any bona fide claim asserted pursuant to the indemnities in Section 10.2(a) or Section 10.2(b) prior to the date of termination for such indemnity.

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10.2                        Indemnification.

(a)                                 Subject to the other provisions of this Article X, from and after the Closing, the Seller shall indemnify the Buyer Indemnitees in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them resulting from, arising out of or relating to (x) any breach of any representations and warranties set forth in Article III and Article IV, (y) any nonfulfillment of or failure to perform any covenant on the part of the Seller contained in this Agreement or (z) Excluded Liabilities; provided that in the case of claims made pursuant to clause (x) or clause (y), solely to the extent that the Buyer does not have, or would not reasonably be expected to have, recourse under the R&W Insurance Policy in respect of the foregoing; provided, further, that the following limitations shall apply:

(i)                                     No Buyer Indemnitee shall be entitled to recover Losses pursuant to clause (x) above (other than for breach of the representations and warranties contained in Section 4.4), unless:

(A)                               with respect to each individual Claim, the Buyer Indemnitees, collectively, have suffered or incurred Losses with respect to the individual Claim or series of related Claims that arise out of substantially the same facts and circumstances for which recovery is sought in excess of $200,000, in which case the full amount of such Losses shall be recoverable, subject to the limitations imposed by the other provisions of this Article X; and

(B)                               the Buyer Indemnitees, collectively, have suffered or incurred aggregate Losses otherwise recoverable under this Article X in an amount in excess of the Indemnity Threshold, and then recovery shall be permitted only to the extent of such Losses in excess of the Indemnity Threshold.

(ii)                                  Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 10.2(a) shall apply in such a manner as not to give duplicative effect to any item of adjustment provided for elsewhere in this Agreement, including Section 2.3. If there has been an adjustment to the Final Cash Purchase Price for any Loss pursuant to Section 2.3, there shall not be any charge against the Indemnity Threshold and no Indemnitee may make a Claim under this Section 10.2(a) with respect to any Loss that gave rise to such adjustment.

(b)                                 Subject to the other provisions of this Article X, from and after the Closing, the Buyer shall indemnify the Seller Indemnitees in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them resulting from, arising out of or relating to (x) any breach of any representation and warranty made by the Buyer Parties, (y) any nonfulfillment of or failure to perform any covenant on the part of the Buyer Parties contained in this Agreement or (z) the Released Claims and Liabilities or the Assumed Liabilities.

(c)                                  Notwithstanding any other provision of this Agreement, the Buyer Indemnitees shall not, in the aggregate, be entitled to recover Losses from or have any other

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recourse against the Seller relating to any claim arising from this Agreement in excess of, in the case of (i) any breach of the representations and warranties set forth in Article III and Article IV, an amount equal to the Indemnity Threshold, and (ii) for a failure to perform any covenant on the part of the Seller contained in this Agreement, an amount equal to the Final Cash Purchase Price.

(d)                                 No Claim Notice for indemnification may be provided with respect to any Claim for breach of a representation, warranty or covenant in this Agreement beyond the survival period specified in Section 10.1.

(e)                                  For purposes of indemnification pursuant to this Section 10.2, any qualification of representations or warranties set forth herein by reference to materiality or “Target Material Adverse Effect” or similar materiality qualification shall be disregarded in determining any breach thereof or the amount of Losses resulting therefrom.

(f)                                   Each Party shall cooperate with each of the other Parties with respect to resolving any Claim, Liability or Loss for which indemnification may be required hereunder, including by taking, or causing its Affiliates to take, all commercially reasonable efforts to mitigate any such Claim, Liability or Loss (including incurring costs to the extent necessary to remedy the breach that gives rise to the Loss). In the event a Party shall fail to take, or fail to cause its Affiliates to take, such commercially reasonable efforts, then notwithstanding anything else to the contrary contained herein, recourse to indemnification shall not be available to any Person for any Claim, Liability or Loss that could reasonably be expected to have been avoided if such steps had been taken. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY SHALL, AND SHALL CAUSE ITS AFFILIATES TO, SEEK FULL RECOVERY UNDER ALL INSURANCE POLICIES (INCLUDING THE R&W INSURANCE POLICY) COVERING ANY LOSS TO THE SAME EXTENT AS THEY WOULD IF SUCH LOSS WERE NOT SUBJECT TO INDEMNIFICATION HEREUNDER.

10.3                        Computation of Indemnity Payment. The amount payable under this Article X in respect of any Loss shall be calculated net of (a) any related reserves set forth in the Financial Statements and (b) any insurance proceeds or other amounts under indemnification agreements with Third Persons received by the Indemnified Party on account thereof (collectively, “Indemnity Reduction Amounts”); provided, that in each case, the Indemnified Party shall (and shall cause its Affiliates to) use its reasonable best efforts to obtain such insurance (and other) recoveries; provided, further, that the Buyer Indemnitees shall have no right to assert any claims under this Article X with respect to any matters that would have been covered by insurance had the Buyer maintained for the benefit of the Business and the Acquired Assets the same insurance coverage following the Closing that was in effect for the Business and the Acquired Assets immediately prior to the Closing. If any Indemnified Party or its Affiliates receives any Indemnity Reduction Amounts in respect of a Claim for which indemnification is provided under this Agreement after the full amount of such Claim has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such Claim, then the Indemnified Party shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such Claim, minus (ii) the amount of the indemnity

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payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other Third Person who would otherwise be obligated to pay any Claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other Third Person shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions hereof by virtue of the indemnification provisions hereof.

10.4                        Notice of Asserted Liability; Opportunity to Defend.

(a)                                 All claims for indemnification hereunder shall be asserted and handled pursuant to this Section 10.4.

(b)                                 If any Claim is asserted against or any Loss is sought to be collected from an Indemnifying Party, the Indemnified Party shall with reasonable promptness (and in any event prior to the expiration of the relevant survival period set forth in Section 10.1) provide to the Indemnifying Party a Claim Notice. The failure to notify the Indemnifying Party shall not relieve it of any Liability that it may have to any Indemnified Party with respect to such Claim or Loss except to the extent the Indemnifying Party has been prejudiced by such failure or to the extent the Claim Notice was provided after the expiration of the relevant survival period set forth in Section 10.1.

(c)                                  The Indemnifying Party shall have 30 days from receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party in writing (i) whether or not the Indemnifying Party disputes the Liability to the Indemnified Party hereunder with respect to the Claim or Loss, (ii) in any case in which Losses are asserted against or sought to be collected from an Indemnifying Party by an Indemnified Party, whether or not the Indemnifying Party desires at its own sole cost and expense to attempt to remedy such Losses, or (iii) in any case in which Claims are asserted against or sought to be collected from an Indemnified Party by a Third Person (“Third-Person Claim”), whether or not the Indemnifying Party desires at its own sole cost and expense to defend the Indemnified Party against such Third-Person Claim.

(d)                                 If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third-Person Claim, then the Indemnifying Party shall have the right to defend all appropriate Proceedings with counsel of its own choosing (but reasonably satisfactory to the Indemnified Party) and such Proceedings shall be diligently prosecuted by it to settlement or a final conclusion. If the Indemnified Party desires to participate in any such defense or settlement, other than at the request of the Indemnifying Party, then it may do so at its sole cost and expense. If the Indemnified Party joins in defending in any such Third-Person Claim, then the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto. If the Indemnifying Party elects not to defend the Indemnified Party against a Third-Person Claim or does not provide an answer within the Notice Period, then the Indemnified Party shall be entitled to assume the defense of all appropriate Proceedings related thereto with counsel of its choosing and the Indemnifying Party shall be responsible for paying for counsel for the Indemnified Party if it is otherwise entitled to indemnification

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with respect to such matter. If a Proceeding is asserted against both the Indemnifying Party and the Indemnified Party and there are defenses available to the Indemnified Party that are not available to the Indemnifying Party or there is a conflict of interest that renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, then the Indemnifying Party shall be responsible for paying for one separate counsel group for the Indemnified Party; provided, however, that, if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys (in addition to local counsel) to represent the Indemnified Parties, regardless of the number of Indemnified Parties. No compromise or settlement of any Proceeding may be effected by the Indemnifying Party without the Indemnified Party’s written consent unless (i) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (ii) such settlement includes the granting by each claimant or plaintiff to each Indemnified Party of an unconditional release from all Liability in respect of such Third-Person Claim and the related Proceeding.

(e)                                  If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel, at the cost and expense of the Indemnifying Party, in contesting any Third-Person Claim, in making any counterclaim against the Third Person asserting the Third-Person Claim or in making any cross-complaint against any Person. Notwithstanding anything to the contrary contained in this Agreement, no Third-Person Claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.

(f)                                   The costs and expenses of a Buyer Indemnitee or Seller Indemnitee, including the fees, costs, and expenses of its separate Representatives engaged by it, incurred in connection with the defense and settlement or resolution of any Third-Person Claim as to which such Buyer Indemnitee or Seller Indemnitee, as the case may be, has the right to control shall be treated as “Losses” for all purposes hereunder.

(g)                                  If any Buyer Indemnitee receives any payment in respect of any Losses pursuant to Section 10.2(a) and such Buyer Indemnitee could have recovered all or a part of such Losses from a Third Person (a “Potential Contributor”), such Buyer Indemnitee shall assign, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary to permit the Seller to recover from the Potential Contributor the amount of such payment. If any such assignment would afford the Potential Contributor any defense to the payment of the same, such assignment shall not take place and such Buyer Indemnitee will, at the Seller’s direction, take all reasonable actions to seek to recover such claim from such Potential Contributor. Any payment received in respect of such claim against the Potential Contributor (whether by the Seller or the relevant Buyer Indemnitee as provided in the immediately preceding sentence) shall be distributed, (i) first, to the Buyer Indemnitee in the amount of any deductible or similar amount required to be paid by such Buyer Indemnitee prior to the Seller being required to make any payment to such Buyer Indemnitee, plus, in the case of any claim by a Buyer Indemnitee as provided in the immediately preceding sentence, the reasonable out-of-pocket costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim, (ii) second, to the appropriate Indemnifying Party in an amount equal to the reasonable out-of-pocket

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costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim, and (iii) third, the balance, if any, to the Buyer Indemnitee.

10.5                        Exclusive Remedy. SUBJECT TO SECTION 10.6, AS BETWEEN THE BUYER INDEMNITEES AND THE SELLER, ON ONE HAND, AND THE SELLER INDEMNITEES AND THE BUYER, ON THE OTHER, AFTER THE CLOSING, OTHER THAN WITH RESPECT TO ADJUSTMENTS PURSUANT TO SECTION 2.3 OR SPECIFIC PERFORMANCE PURSUANT TO SECTION 11.12, THE FOLLOWING SHALL APPLY:

(a)                                 THE PROVISIONS SET FORTH IN THIS ARTICLE X SHALL BE THE SOLE AND EXCLUSIVE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES WITH RESPECT TO THIS AGREEMENT, THE EVENTS GIVING RISE THERETO, AND THE TRANSACTIONS PROVIDED FOR HEREIN OR CONTEMPLATED HEREBY; AND

(b)                                 NO PARTY OR ANY OF ITS SUCCESSORS OR ASSIGNS SHALL HAVE ANY RIGHTS AGAINST ANY OTHER PARTY OR ITS AFFILIATES UNDER THIS AGREEMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OTHER THAN AS IS EXPRESSLY PROVIDED IN THIS ARTICLE X. THE PARTIES HAVE VOLUNTARILY AGREED TO DEFINE THEIR RIGHTS, LIABILITIES AND OBLIGATIONS RESPECTING THE SUBJECT MATTER OF THIS AGREEMENT EXCLUSIVELY IN CONTRACT PURSUANT TO THE EXPRESS TERMS AND PROVISIONS OF THIS AGREEMENT; AND THE PARTIES EXPRESSLY DISCLAIM THAT THEY ARE OWED ANY DUTIES OR ARE ENTITLED TO ANY REMEDIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. FURTHERMORE, THE PARTIES EACH ACKNOWLEDGE THAT THIS AGREEMENT EMBODIES THE JUSTIFIABLE EXPECTATION OF SOPHISTICATED PARTIES DERIVED FROM ARM’S LENGTH NEGOTIATIONS AND NO PARTY HAS ANY SPECIAL RELATIONSHIP WITH ANOTHER PARTY THAT WOULD JUSTIFY ANY EXPECTATION BEYOND THAT OF AN ORDINARY BUYER AND AN ORDINARY SELLER IN AN ARM’S LENGTH TRANSACTION. THE SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN SHALL BE THOSE REMEDIES AVAILABLE AT LAW UNDER THIS AGREEMENT SUBJECT TO THIS ARTICLE X; AND THE PARTIES WAIVE AND RELEASE ANY AND ALL TORT CLAIMS AND CAUSES OF ACTION THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY TORT CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), INCLUDING WITH RESPECT TO MATTERS ARISING UNDER CERCLA OR ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY MATTER. WITHOUT LIMITATION OF THE FOREGOING, FROM AND AFTER THE CLOSING, THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER INDEMNITEES FOR ANY AND ALL (I) CLAIMS RELATING TO ANY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT,

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(II) OTHER CLAIMS PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT AND (III) OTHER CLAIMS RELATING TO THE INTERESTS AND THE PURCHASE AND SALE THEREOF SHALL BE ANY RIGHT TO INDEMNIFICATION FROM SUCH CLAIMS THAT IS EXPRESSLY PROVIDED IN THIS AGREEMENT, AND IF NO SUCH RIGHT OF INDEMNIFICATION IS EXPRESSLY PROVIDED, THEN SUCH CLAIMS ARE WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

10.6                        Special Rule for Fraud and Willful Breach. Notwithstanding anything in this Article X to the contrary, in the event of any breach of a representation, warranty, covenant, agreement or obligation by any party hereto in connection with the consummation of the transactions contemplated hereby that constitutes Willful Breach or Fraud, by or on behalf of (x) the Seller (including any Willful Breach or Fraud committed by any Affiliate, officer, director, employee or agent of the Seller in connection with the consummation of the transactions contemplated by this Agreement) or (y) the Buyer (including any Willful Breach or Fraud committed by any Affiliate, officer, director, employee or agent of the Buyer in connection with the consummation of the transactions contemplated by this Agreement), then (a) such representation, warranty, covenant, agreement or obligation will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and will continue in full force and effect for the period of the applicable statute of limitations without regard to the termination of any survival period set forth in Section 10.1, (b) the limitations set forth in this Article X shall not apply to any Loss that any Seller Indemnitee or Buyer Indemnitee may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with any such breach, and (c) none of such Losses shall be subject to or shall count towards the satisfaction of the Indemnity Threshold or be limited in recovery to the R&W Insurance Policy.

10.7                        Express Negligence Rule. THE INDEMNIFICATION AND WAIVER PROVISIONS IN THIS ARTICLE X SHALL BE ENFORCEABLE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY, OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION, EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY SUCH PERSON. THE PARTIES AGREE THAT THE PROVISIONS SET OUT IN THIS ARTICLE X COMPLY WITH THE REQUIREMENTS KNOWN AS THE EXPRESS NEGLIGENCE RULE. THE PARTIES UNDERSTAND THAT PURSUANT TO THIS AGREEMENT A PARTY IS SOMETIMES AN INDEMNIFYING PARTY AND SOMETIMES AN INDEMNIFIED PARTY. EACH INDEMNIFYING PARTY REPRESENTS TO THE INDEMNIFIED PARTY (A) THAT IT, THE INDEMNIFYING PARTY, HAS CONSULTED AN ATTORNEY CONCERNING THIS AGREEMENT OR, IF IT HAS NOT CONSULTED AN ATTORNEY, THAT IT WAS PROVIDED THE OPPORTUNITY AND HAD THE ABILITY TO SO CONSULT, BUT MADE AN INFORMED DECISION NOT TO DO SO, AND (B) THAT IT, THE INDEMNIFYING PARTY, FULLY UNDERSTANDS ITS OBLIGATIONS UNDER THIS AGREEMENT.

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10.8                        Bold or Capitalized Letters. THE PARTIES ACKNOWLEDGE THAT THE BOLD AND CAPITALIZED LETTERS IN THIS AGREEMENT CONSTITUTE CONSPICUOUS LEGENDS.

10.9                        Disclaimer.

(a)                                 WITHOUT DIMINISHING THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER IN ARTICLE III AND ARTICLE IV AND THE SELLER’S COVENANTS IN THIS AGREEMENT AND THE BUYER’S RIGHTS IN RESPECT OF ANY BREACH, NONFULFILLMENT OR FAILURE TO PERFORM ANY SUCH REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT, THE BUYER ACKNOWLEDGES THAT: (i) THE ACQUIRED ASSETS HAVE BEEN USED FOR HYDROCARBON RELATED OPERATIONS AND PHYSICAL CHANGES IN THE ACQUIRED ASSETS AND IN THE LANDS BURDENED THEREBY OR OPERATIONS THEREON MAY HAVE OCCURRED AS A RESULT OF SUCH USES; (ii) THE ACQUIRED ASSETS INCLUDE ABOVE-GROUND EQUIPMENT, THE LOCATIONS OF WHICH MAY NOT BE READILY APPARENT BY A PHYSICAL INSPECTION OF THE ACQUIRED ASSETS OR THE LANDS BURDENED THEREBY OR OPERATIONS THEREON; AND (iii) THE ACQUIRED ASSETS HAVE BEEN USED FOR THE COMPRESSION OF NATURAL GAS AND NATURAL GAS LIQUIDS AND THAT THERE MAY BE PETROLEUM, WASTES OR OTHER SUBSTANCES OR MATERIALS LOCATED IN, ON OR UNDER OR ASSOCIATED WITH THE ACQUIRED ASSETS; NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF MATERIALS AND EQUIPMENT AS SCALE, OR IN OTHER FORMS; THE EQUIPMENT AND OTHER ASSETS LOCATED ON THE REAL PROPERTY OR INCLUDED IN THE ACQUIRED ASSETS MAY CONTAIN ASBESTOS, NORM AND OTHER WASTES OR REGULATED SUBSTANCES; NORM-CONTAINING MATERIAL OR OTHER WASTES OR REGULATED SUBSTANCES MAY HAVE COME IN CONTACT WITH VARIOUS ENVIRONMENTAL MEDIA, INCLUDING WATER, SOILS OR SEDIMENT; AND SPECIAL PROCEDURES MAY BE REQUIRED FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION OR DISPOSAL OF ENVIRONMENTAL MEDIA, WASTES, ASBESTOS, NORM AND OTHER REGULATED SUBSTANCES FROM THE ACQUIRED ASSETS. EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE SELLER IN ARTICLE III AND ARTICLE IV, (1) THE BUYER ACKNOWLEDGES AND AGREES THAT (A) THE SELLER IS NOT MAKING OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SELLER, THE ACQUIRED ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESS, LIABILITIES, OPERATIONS, PROSPECTS OR CONDITION (FINANCIAL OR OTHERWISE), INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY ACQUIRED ASSETS, THE NATURE OR EXTENT OF ANY LIABILITIES, THE BUSINESS OR FINANCIAL PROSPECTS, THE EFFECTIVENESS OR THE SUCCESS OF ANY OPERATIONS OR THE ACCURACY OR COMPLETENESS OF ANY CONFIDENTIAL INFORMATION MEMORANDA, DOCUMENTS, PROJECTIONS, MATERIAL OR OTHER INFORMATION

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(FINANCIAL OR OTHERWISE) REGARDING THE BUSINESS FURNISHED TO THE BUYER OR THE BUYER’S REPRESENTATIVES OR MADE AVAILABLE TO THE BUYER OR THE BUYER’S REPRESENTATIVES IN ANY “DATA ROOMS,” “VIRTUAL DATA ROOMS,” MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY, OR IN RESPECT OF ANY OTHER MATTER OR THING WHATSOEVER, AND (B) NO REPRESENTATIVE OF THE SELLER (OR ANY OF ITS AFFILIATES) HAS ANY AUTHORITY, EXPRESS OR IMPLIED, TO MAKE ANY REPRESENTATIONS, WARRANTIES OR AGREEMENTS NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT AND SUBJECT TO THE LIMITED REMEDIES HEREIN PROVIDED; (2) THE BUYER SPECIFICALLY DISCLAIMS THAT IT IS RELYING UPON OR HAS RELIED UPON ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES THAT MAY HAVE BEEN MADE BY ANY PERSON, AND ACKNOWLEDGES AND AGREES THAT THE SELLER HAS SPECIFICALLY DISCLAIMED AND DOES SPECIFICALLY DISCLAIM ANY SUCH OTHER REPRESENTATION OR WARRANTY MADE BY ANY PERSON; (3) THE BUYER SPECIFICALLY DISCLAIMS ANY OBLIGATION OR DUTY BY THE SELLER TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE SPECIFIC REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III AND ARTICLE IV OF THIS AGREEMENT AND THE BUYER HAS NOT RELIED UPON THE ABSENCE OF A DISCLOSURE OF ANY SPECIFIC FACT; AND (4) THE BUYER IS ACQUIRING THE ACQUIRED ASSETS AND THE ASSUMED LIABILITIES SUBJECT ONLY TO THE SPECIFIC REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III AND ARTICLE IV OF THIS AGREEMENT AS FURTHER LIMITED BY THE SPECIFICALLY BARGAINED-FOR EXCLUSIVE REMEDIES AS SET FORTH IN THIS ARTICLE X.  WITHOUT DIMINISHING THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER IN ARTICLE III AND ARTICLE IV AND THE SELLER’S COVENANTS IN THIS AGREEMENT AND THE BUYER’S RIGHTS IN RESPECT OF ANY BREACH, NONFULFILLMENT OR FAILURE TO PERFORM ANY SUCH REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIES OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ACQUIRED ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE OR CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT, SUBJECT TO THE INTRODUCTORY CLAUSE OF THIS SENTENCE, BUYER SHALL BE DEEMED TO BE OBTAINING THE ACQUIRED ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE) INCLUDING BUT NOT LIMITED TO, NORM AND BUYER

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STIPULATES THAT IT HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(b)                                 EXCEPT AS EXPRESSLY SET OUT IN ARTICLE III AND ARTICLE IV, THE SELLER MAKES NO REPRESENTATION, COVENANT, OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA OR RECORDS DELIVERED TO, OR MADE AVAILABLE TO, THE BUYER WITH RESPECT TO, (I) BUSINESS, INCLUDING ANY DESCRIPTION OF THE BUSINESS, THE ACQUIRED ASSETS, THE ASSUMED LIABILITIES, PRICING ASSUMPTIONS, OR (II) FUTURE REVENUES, RESULTS OF OPERATIONS, OR OTHER RESULTS WITH RESPECT TO ANY PROJECTION OR FORECAST DELIVERED TO, OR MADE AVAILABLE TO, THE BUYER BY OR ON BEHALF OF THE SELLER OR ANY OF ITS AFFILIATES, AND THE BUYER ACKNOWLEDGES THAT (A) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS, (B) THE BUYER IS FAMILIAR WITH SUCH UNCERTAINTIES, AND (C) THE BUYER IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL SUCH PROJECTIONS AND FORECASTS FURNISHED.

ARTICLE XI
MISCELLANEOUS PROVISIONS

11.1                        Assignment. No Party may assign this Agreement or any of its rights or obligations arising hereunder without the prior written consent of the other Party. Subject to the preceding sentences of this Section 11.1, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section 11.1 shall be null and void.  Notwithstanding anything to the contrary in this Section 11.1, the Buyer may assign its rights hereunder to any wholly-owned Subsidiary of the Parent (who remains a wholly-owned Subsidiary of the Parent); provided, however, that the Buyer shall remain liable and subject in all respects to all of its obligations hereunder.

11.2                        Amendments and Waiver. This Agreement may be amended, superseded or canceled only by a written instrument duly executed by each Party, specifically stating that it amends, supersedes or cancels this Agreement. Any of the terms of this Agreement and any condition to a Party’s obligations hereunder may be waived only in writing by that Party specifically stating that it waives a term or condition hereof. No waiver by a Party of any one or more conditions or defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future conditions or defaults, whether of a like or different character, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided in writing.

11.3                        Entire Agreement. This Agreement (together with any Exhibits and Schedules hereto) and all certificates, documents, instruments, and writings that are delivered pursuant to this Agreement contain the entire understanding of the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements, and understandings

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relating to the subject matter hereof other than the Confidentiality Agreement, which is hereby ratified by the Parties.

11.4                        Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

11.5                        Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by email in portable document format (.pdf), and delivery of the executed signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other Parties.

11.6                        Governing Law and Dispute Resolution.

(a)                                 Governing Law. THIS AGREEMENT AND THE PERFORMANCE OF THE TRANSACTIONS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT WILL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b)                                 Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of the Delaware Chancery Courts located in Wilmington, Delaware, or, if such court shall not have jurisdiction, any federal court of the United States of or other Delaware state court located in Wilmington, Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, and each Party irrevocably agrees that all claims in respect of such dispute may be heard and determined in such courts. The Parties irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties consents to process being served by any Party to this Agreement in any Proceeding of the nature specified in this Section 11.6(b) in the manner specified by the provisions of Section 11.7.

(c)                                  Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH OF THE PARTIES KNOWINGLY AND

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INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY PROCEEDING UNDER, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

(d)                                 Settlement Proceedings. All aspects of any settlement Proceedings, including discovery, testimony and other evidence, negotiations and communications pursuant to this Section 11.6, briefs, and the award shall be held confidential by each Party and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence.

11.7                        Notices and Addresses. Any notice, request, instruction, waiver, or other communication to be given hereunder by any Party shall be in writing and shall be considered duly delivered if personally delivered, mailed by certified mail with the postage prepaid (return receipt requested), sent by messenger or overnight delivery service, or sent by e-mail (without notice of failed delivery) to the addresses of the Parties as follows:

If to the Buyer or the Parent:

Archrock Services, L.P.

9807 Katy Freeway, Suite 100

Houston, Texas 77024

Attention:                                         Stephanie C. Hildebrandt,

E-mail:                                                        stephanie.hildebrandt@archrock.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention:                                         Ryan J. Maierson

Nick S. Dhesi

E-mail:                                                        ryan.maierson@lw.com

nick.dhesi@lw.com

If to the Seller:

Elite Compression Services, LLC

22208 Zac Lentz Parkway

Victoria, Texas 77905

Attention:                                         Debbie Schmied

Email:                                                            Debbie.schmied@elite-compression.com

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with a copy to (which shall not constitute notice) to each of:

JDH Capital Company

P.O. Box 61229

Houston, Texas 77208-1229

Attention:                                         Ryan Connelly

Email:                                                            rconnelly@hilcorp.com

Kirkland & Ellis LLP

609 Main Street

45th Floor

Houston, Texas 77002

Attention:                                         William W. Bos, P.C.

Jhett R. Nelson

E-mail:                                                        william.bos@kirkland.com

jhett.nelson@kirkland.com

or at such other address as a Party may designate by written notice to the other Party in the manner provided in this Section 11.7. Notice by mail shall be deemed to have been given and received on the third day after posting. Notice by messenger, overnight delivery service, e-mail transmission, or personal delivery shall be deemed given on the date of actual delivery.

11.8                        Conflict Waiver; Attorney-Client Privilege.

(a)                                 It is acknowledged by each of the Parties that Kirkland & Ellis LLP (“Seller Counsel”) represented the Seller in connection with the negotiation of this Agreement and the Transaction Documents. The Buyer agrees that, following consummation of the transactions contemplated under this Agreement, such representation and any prior representation of the Seller by Seller Counsel shall not preclude Seller Counsel from serving as counsel to the Seller or any director, member, shareholder, partner, officer or employee of the Seller, in connection with any litigation, Claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the Transaction Documents or in any other post-Closing matter in which the interests of any such Person or Persons and the Buyer or its Affiliates are adverse.

(b)                                 The Buyer shall not seek or have Seller Counsel disqualified from any such representation based upon the prior representation of the Seller by Seller Counsel prior to Closing. Each of the Parties consents thereto and waives any conflict of interest arising from such prior representation, and each of such Parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the Parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 11.8 shall not be deemed exclusive of any other rights to which the Seller Counsel is entitled whether pursuant to law, contract or otherwise.

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(c)                                  The Buyer and the Seller agree that any attorney-client privilege, attorney work-product protection, and expectation of client confidence attaching as a result of Seller Counsel’s representation of the Seller in connection with the negotiation of this Agreement and the Transaction Documents and in connection with the transactions contemplated hereby and thereby, and all information and documents covered by such privilege or protection, shall belong to and be controlled by the Seller and may be waived only by the Seller, and shall not pass to or be claimed or used by the Buyer.

11.9                        Rules of Construction; Joint Drafting.

(a)                                 In construing this Agreement, the following principles will be followed, in each case unless expressly provided otherwise in a particular instance: (i) the singular includes the plural and vice versa; (ii) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement, unless expressly provided otherwise; (v) references in any Section, Article or definition to any clause means such clause of such Section, Article or definition; (vi) “hereunder,” “hereof,” “hereto,” “hereby” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (vii) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (viii) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (ix) references to “days” are to calendar days, unless the term “Business Days” is used; (x) all references to money refer to the lawful currency of the United States; (xi) references to the “other Party” from the perspective of the Buyer refers to the Seller, and from the perspective of the Seller refer the Buyer; (xii) any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and Regulations promulgated under such Law; (xiii) all monetary figures shall be in U.S. dollars unless otherwise specified; (xiv) the phrase “made available”, “delivered” or words of similar import shall mean that the documents or information referred to have been posted as of the Execution Date, to the electronic data site hosted by Merrill Corporation and established by the Seller and its Representatives for the purpose of providing due diligence materials and information to the Buyer and its Representatives, or otherwise delivered by the Seller to the Buyer and its Representatives; and (xv) for the avoidance of doubt, the Harvest Purchase Agreement shall not constitute a Transaction Document and the transactions contemplated thereunder shall not be a transaction contemplated by this Agreement.

(b)                                 The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.

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11.10                 Offset. Nothing contained herein shall impair or constitute a waiver of any right of offset or setoff for any Party.

11.11                 No Partnership; Third-Party Beneficiaries. Nothing in this Agreement shall be deemed to create a joint venture, partnership, Tax partnership, or agency relationship between or among the Parties. This Agreement shall not confer upon any Person other than the Parties any rights (including third-party beneficiary rights or otherwise) or remedies under this Agreement, except that the Persons specified in each of Section 6.2(d) (Access Indemnification), Section 6.14 (Release), Section 6.16 (Director Appointment), Section 9.2 (Effect of Termination) and Article X (Indemnification) as third-party beneficiaries are each intended third-party beneficiaries of each such applicable provision and of this Section 11.11 (No Partnership; No Third-Party Beneficiary).

11.12                 Specific Performance. Each Party agrees that irreparable damage would occur and that the Parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedies available under this Agreement, the Parties agree that, prior to the termination of this Agreement, each Party will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent the other Party’s breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (i) any defenses in any Proceeding for an injunction, specific performance or other equitable relief, including the defense that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity and (ii) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

11.13                 Disclosure Schedule. The Disclosure Schedules to this Agreement are arranged in sections corresponding to those contained in this Agreement merely for convenience, and the disclosure of an item in one section or subsection of such Disclosure Schedules as an exception to any particular covenant, representation or warranty shall be deemed adequately disclosed as an exception with respect to all other covenants, representations or warranties, notwithstanding the presence or absence of an appropriate section or subsection of such Disclosure Schedules with respect to such other covenants, representations or warranties or an appropriate cross-reference thereto, in each case to the extent relevancy of such disclosure to such other covenants, representations or warranties is reasonably apparent on the face of such disclosure that such disclosed information is applicable thereto. Additionally, for each of the Disclosure Schedules, the mere inclusion of an item in such Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in such Disclosure Schedules, that such information is required to be listed in such Disclosure Schedules or that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance, that such item has had, or is expected to result in, a Target Material Adverse Effect, that such item actually constitutes noncompliance with, or a violation of, any Law, Authorization or contract or other topic to which such disclosure is applicable or that such item is outside the ordinary course of business. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item

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in the Disclosure Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described in this Agreement or included in a Disclosure Schedule is or is not material for purposes of this Agreement. Capitalized terms used in the Disclosure Schedules, unless otherwise defined therein, shall have the meanings assigned to them in this Agreement.

11.14                 Non-Recourse.  This Agreement may only be enforced against, and any Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as Parties and then only with respect to the specific obligations set forth in this Agreement with respect to such Party. No Related Person of any Party or any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any Liability (whether in contract or in tort) for any obligations or liabilities of such Party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement.  Notwithstanding anything in this Agreement to the contrary, nothing in this Section 11.14 shall limit any liability of the Parties for breaches of the terms and conditions of this Agreement.

11.15                 Business Days.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance hereunder may be made on such Business Day, with the same force and effect as if made on such other day.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

BUYER:

ARCHROCK SERVICES, L.P.

By:	/s/ D. Bradley Childers
Name: D. Bradley Childers
Title: President and Chief Executive Officer

PARENT:

ARCHROCK, INC.

By:	/s/ D. Bradley Childers
Name: D. Bradley Childers
Title: President and Chief Executive Officer

SIGNATURE PAGE

ASSET PURCHASE AGREEMENT

SELLER:

ELITE COMPRESSION SERVICES, LLC

By:	/s/ Jerry Blackmon
Name: Jerry Blackmon
Title: Founder and President

SIGNATURE PAGE

ASSET PURCHASE AGREEMENT

Schedule A
Defined Terms

“Accounting Firm” is defined in Section 2.3(c).

“Accounting Rules” means, collectively, the accounting principles, methods and practices used in preparing the Financial Statements and the other principles, methods and practices, as reflected in Schedule 1.1(a).

“Acquired Assets” is defined in Section 2.1(a).

“Adjustment Amount” is defined in Section 2.3(d).

“Affiliate” means, when used with respect to a specified Person, any other Person directly or indirectly (through one or more intermediaries or otherwise) controlling, controlled by, or under common control with the specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract, or otherwise; and the term “controlled” has the meanings correlative to the foregoing.

“Agreement” is defined in the Preamble.

“Allocation Schedule” is defined in Section 2.4(a).

“Annual Meeting” is defined in Section 6.16.

“Anti-Money Laundering Legislation” means the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), the United States Department of the Treasury Office of Foreign Assets Control regulations and the money laundering laws of all applicable jurisdictions where the Business is conducted.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Applicable Anticorruption Laws” means, with respect to any Person, the United States Foreign Corrupt Practices Act of 1977, as amended, and all other similar or equivalent anticorruption and/or antibribery laws of any jurisdiction applicable to such Person.

“Asset Taxes” means all ad valorem, property, unclaimed property, gross receipts, sales, use and similar Taxes and assessments based upon the acquisition, operation or ownership of the Acquired Assets, but excluding, for the avoidance of doubt, income, franchise, capital gain and similar Taxes, and Transfer Taxes.

ASSET PURCHASE AGREEMENT

SCHEDULE A-1

“Assignment and Assumption Agreement” means an assignment, assumption and bill of sale instrument, substantially in the form of Exhibit C, evidencing the Seller’s assignment and transfer to the Buyer of the Acquired Assets and the Assumed Liabilities.

“Assumed Liabilities” is defined in Section 2.1(c).

“Assumed Litigation” means all obligations and Liabilities arising out of, in connection with, attributable to, or related to the suits, actions, claims and Proceedings set forth on Part I of Schedule 2.1(c).

“Authorization” means any franchise, permit, license, exemption, waiver, authorization, Order, certificate, registration or other consent or approval issued or granted by a Governmental Authority.

“Balance Sheet Date” is defined in Section 4.10(a)(ii).

“Binder Agreement” is defined in Section 6.7(a).

“Board” is defined in Section 6.16.

“Board Representation Agreement” is defined in Section 8.2(a)(vi).

“Business” means the business of the Seller as conducted by it as of the Execution Date, including the natural gas compression services business operated in Texas, New Mexico, Oklahoma, Ohio, Pennsylvania, Alaska and Louisiana.

“Business Day” means any day, other than Saturday and Sunday, on which federally insured commercial banks in Houston, Texas, are generally open for business and capable of sending and receiving wire transfers.

“Buyer” is defined in the Preamble.

“Buyer Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization, Good Standing, Authority of the Buyer Parties; Valid Issuance), Section 5.4 (Broker’s or Finder’s Fees), Section 5.5 (Investment Intent) and Section 5.10 (Capitalization).

“Buyer Indemnitees” means the Buyer, its Affiliates, and all of their respective managers, partners, directors, officers and owners.

“Buyer Party” or “Buyer Parties” means either of the Buyer or the Parent, or, collectively, the Buyer and the Parent.

“Buyer Termination Fee” is defined in Section 9.2(c).

“Cash” means, with respect to any Person at any time, the cash, or cash equivalents held by or on behalf of such Person at such time, in each case determined in accordance with the

SCHEDULE A-2

Accounting Rules, including checks, drafts, wire transfers and other similar instruments pending clearance or in transit that have been received by, but not deposited into the bank accounts of, such Person, net of issued but uncleared checks and drafts outstanding and pending wire transfers.

“Cash Consideration” is defined in Section 2.2(a).

“CERCLA” is defined in this Schedule A in the definition of “Environmental Law.”

“Change-in-Control Payments” means the aggregate amount of all change-in-control, bonus or other similar payments that are payable by the Seller (including any such payments made under or pursuant to the LTIP and its termination) to any current or former employee, officer, director, agent, advisor or consultant, in each case, related to the Seller’s business solely as a result of the consummation of the transactions contemplated by this Agreement, together with any employer-paid portion of any employment and payroll taxes related thereto; provided, however, that in no event shall any bonus, termination, severance or other similar payments to any employee pursuant to any agreement or arrangement adopted or entered into by the Buyer after the Execution Date with the Buyer’s prior written consent or any “double-trigger” or other arrangement that is triggered by the termination of any employee or the occurrence of another contingency following the Closing (including, for the avoidance of doubt, in accordance with Section 6.8(b)) be considered Change-in-Control Payments.

“Change-in-Control Payments Amount” means the aggregate amount of all Change-in-Control Payments that remain unpaid as of the Closing.

“Claim” means any demand, claim, lawsuits, Proceedings, governmental investigations or audits, administrative orders or notice sent or given by a Person to another Person in which the former asserts that it has suffered a Loss or has become party to a Proceeding that is the responsibility of the latter.

“Claim Notice” means a written notice of a Claim for indemnification pursuant to this Agreement specifying in reasonable detail the specific nature of the Claim for which indemnification is sought.

“Clayton Act” means the Clayton Antitrust Act of 1914, as amended, and the rules and Regulations promulgated thereunder.

“Closing” is defined in Section 8.1.

“Closing Date” is defined in Section 8.1.

“Closing Date Net Working Capital” means an amount, which may be a positive or a negative number, equal to (a) Current Assets less (b) Current Liabilities, as of the Reference Time, as determined in accordance with the Accounting Rules, but including only the line items and applying the procedures and adjustments set forth in Schedule B under the caption “Closing Date Net Working Capital” (which is provided for purposes of illustrating such line items, procedures and adjustments only), provided, that Closing Date Net Working Capital shall exclude and not be

SCHEDULE A-3

reduced by (i) Excluded Liabilities, (ii) Transaction Expenses and (iii) any Change-in-Control Payments.

“Closing Date Reimbursable Capital Expenditures” means the Reimbursable Capital Expenditures as of the Closing.

“Closing Failure Notice” is defined in Section 9.1(f).

“Closing Statement” has the meaning set forth in Section 2.3(a).

“Closing Transaction Expenses” means the aggregate amount of all Transaction Expenses to be paid as of the Closing as specified in writing by the Seller.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competitive Business” means a Person (or a business or facility of a Person) that is engaged in, or actively pursuing, where such business is, or is reasonably anticipated to be, greater than 10% of such Person’s revenues (i) the provision of contract operations services to a non-Affiliate Person, including the supply or bare rental, as applicable, of personnel, equipment, tools, materials and other supplies, in connection with the provision of natural gas compression services, (ii) sales of parts and components relating to, and the provision of operation, maintenance, overhaul and reconfiguration services to a non-Affiliate Person who owns compression and oilfield power generation equipment or (iii) the acquisition, ownership or bare rental of equipment, tools, materials and other supplies, in connection with the provision of contract natural gas compression services to a non-Affiliate Person; provided that, in no event shall the activities described on Schedule 6.15(a) and reasonable extensions thereof be considered part of a Competitive Business.

“Compressor Acquisition” means the occurrence of the “Closing” as contemplated by that certain Asset Purchase Agreement, dated as of June 23, 2019, by and between Archrock Services, L.P. and Harvest Four Corners, LLC (the “Harvest Purchase Agreement”).

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of March 7, 2019, by and between the Seller and the Buyer.

“Contract” means any contract, agreement, understanding, option, right to acquire, preferential purchase right, preemptive right, warrant, indenture, debenture, note, bond, loan, loan agreement, lease, mortgage, franchise, license, purchase order, bid, commitment, letter of credit, guaranty, surety or any other legally binding arrangement excluding any tariffs and Authorizations.

“Current Assets” means the current assets of the Seller that are part of, related or otherwise attributable to the Acquired Assets, including accounts receivable, prepaid expenses and deposits, as determined in accordance with the Accounting Rules, but excluding Cash and any Tax assets.

“Current Liabilities” means the current liabilities of the Seller that are part of, related or otherwise attributable to the Acquired Assets, including accounts payable and accrued expenses and other current liabilities, as determined in accordance with the Accounting Rules, but excluding

SCHEDULE A-4

Excluded Liabilities, Indebtedness, Change-in-Control Payments, Transaction Expenses and any Tax liabilities.

“Debt Payoff Letter” is defined in Section 8.2(a)(iv).

“Disclosure Schedule” means the disclosure schedules attached to this Agreement and incorporated herein.

“Dispute” is defined in Section 2.3(c).

“Emergency” means a sudden or unexpected event that causes, or poses an imminent and substantial risk of causing, (a) substantial damage to all or any portion of the assets, facilities or properties of the Seller or the property of any third party, (b) imminent death or injury to any Person or (c) imminent and substantial risk of damage to natural resources (including wildlife) or the environment.

“Environmental Authorization” means all Authorizations issued or required under Environmental Laws.

“Environmental Law” means any and all applicable Laws or Orders of any Governmental Authority pertaining to pollution or the protection or preservation of the environment, natural resources, or human health and safety (to the extent relating to exposure to Hazardous Materials), including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and the Oil Pollution Act of 1990.

“Equity Consideration” is defined in Section 2.2(a).

“Equity Interest” means (a) the equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust, trust company, land trust, business trust, sole proprietorship, or other business entity or organization, and whether in the form of capital stock, ownership unit, limited liability company interest, limited or general partnership interest, or any other form of ownership, and (b) also includes all Equity Interest Equivalents.

“Equity Interest Equivalents” means all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any Equity Interest described in clause (a) of the definition thereof at the time of issuance or upon the passage of time or occurrence of some future event.

“Equity Recipient” is defined in Section 8.2(b)(v).

“ERISA” is defined in this Schedule A in the definition of “Target Company Benefit Plan.”

SCHEDULE A-5

“ERISA Affiliate” means, with respect to any Person, any trade or business, whether or not incorporated, that together with such Person, would be deemed at the relevant time to be a single employer for purpose of Section 414(b), (c), (m) or (o) of the Code.

“Estimated Closing Date Net Working Capital” has the meaning set forth in Section 2.2(c).

“Estimated Closing Date Reimbursable Capital Expenditures” has the meaning set forth in Section 2.2(c).

“Estimated Closing Statement” is defined in Section 2.2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” is defined in Section 2.1(b).

“Excluded Liabilities” means the obligations and Liabilities of the Seller (or its Affiliates) described on Schedule 10.2(a)(z).

“Execution Date” is defined in the Preamble.

“Exhibits” means any or all of the exhibits attached to and made a part of this Agreement.

“Existing Credit Facility” means, as amended, modified, supplemented and restated from time to time, that certain Second Amended and Restated Revolving Credit Agreement, dated as of December 12, 2018, by and among the Seller, Comerica Bank, as administrative agent, and the lenders from time to time party thereto.

“Federal Trade Commission Act” means the Federal Trade Commission Act of 1914, as amended, and the rules and Regulations promulgated thereunder.

“Final Cash Purchase Price” means an amount equal to:

(i)                                     the Cash Consideration; plus

(ii)                                  the Closing Date Reimbursable Capital Expenditures; plus

(iii)          the Closing Date Net Working Capital minus Target Net Working Capital (which may be a negative number); minus

(iv)                              the Payoff Amounts paid pursuant to Section 8.2(b)(vi); minus

(v)                                 the Closing Transaction Expenses paid pursuant to Section 8.2(b)(vii).

“Final Resolution” means, with respect to any claim, (a) an Order (i) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, (ii) in relation to which no appeal is pending or has been granted, and (iii) as to which the prescribed time for filing an appeal, and for the entry of order staying, reconsidering, or reviewing the applicable Governmental Authority’s

SCHEDULE A-6

own motion has expired, or (b) the resolution by joint written agreement of the parties to such claim with respect to such claim.

“Financial Statements” is defined in Section 4.10(a)(ii).

“Fraud” means (i) a false representation of a material fact, (ii) made with knowledge or belief of its falsity, (iii) with the intent of inducing the other Person to act, or refrain from acting, and (iv) upon which the other Person acted or did not act in justifiable reliance on the representation, with resulting Losses, and which shall expressly exclude constructive fraud.

“GAAP” means generally accepted accounting principles used in the United States for financial reporting applied consistently with the Seller’s past practices prior to the Balance Sheet Date.

“Governmental Authorities” means (a) the United States or any state or political subdivision thereof, (b) any foreign or multinational government or any political subdivision thereof and (c) any court or any governmental or administrative department, commission, board, bureau, agency, or arbitration tribunal of the United States or any foreign or multinational government, or of any state or political subdivision thereof.

“Harvest Midstream” is defined in Section 4.3(b).

“Harvest Purchase Agreement” is defined in this Schedule A in the definition of “Compressor Acquisition.”

“Hazardous Material” means: (a) any hazardous, dangerous or toxic chemical, material, waste or substance, NORM, or any contaminant or pollutant, as those or similar terms are defined, designated, classified or otherwise regulated by any Environmental Law; (b) asbestos or asbestos containing materials; (c) polychlorinated biphenyls; and (d) petroleum and petroleum byproducts.

“Hilcorp” is defined in Section 4.3(b).

“Hilcorp Alaska” is defined in Section 4.3(b).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and Regulations promulgated thereunder.

“Hydrocarbon” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means, without duplication: (a) any indebtedness of the Seller for borrowed money (including all obligations for principal, interest, premiums, penalties, fees, expenses and breakage costs); (b) any obligations of the Seller evidenced by any note, bond, debenture or other debt security; (c) any obligations of the Seller for or on account of leases that would be required to be capitalized in accordance with GAAP; (d) any obligations of a Person other than Seller secured by a Lien against any Acquired Assets (except Permitted Encumbrances);

SCHEDULE A-7

(e) any obligations of the Seller for the reimbursement of drawn letters of credit, bankers’ acceptance or similar credit transactions; (f) amounts owing as deferred purchase price for property or services, including all seller notes and “earn-out” payments; and (g) any obligations of the types described in clauses (a) through (f) above of any Person other than the Seller, the payment of which is guaranteed, directly or indirectly, by the Seller; but excluding, for clarity, derivative and hedging arrangements and obligations and any severance or termination payments or similar amounts payable by Seller at the Closing or in the future pursuant to a Target Company Benefit Plan.

“Indemnified Party” or “Indemnitee” means any Person claiming indemnification hereunder.

“Indemnifying Party” means any Person against whom a Claim for indemnification is asserted hereunder.

“Indemnity Reduction Amount” is defined in Section 10.3.

“Indemnity Threshold” means $1,537,500.

“Initial Closing Payment” means an amount equal to:

(i)                                     the Cash Consideration, plus

(ii)                                  the Estimated Closing Date Reimbursable Capital Expenditures; plus

(iii)          the Estimated Closing Date Net Working Capital minus Target Net Working Capital (which may be a negative number); minus

(iv)                              the Payoff Amounts paid pursuant to Section 8.2(b)(vi); minus

(v)                                 the Closing Transaction Expenses paid pursuant to Section 8.2(b)(vii).

“Inspection Indemnitees” is defined in Section 6.2(d).

“Intellectual Property” is defined in Section 4.6.

“Interests” is defined in the Recitals.

“Interim Balance Sheet” is defined in Section 4.10(a)(ii).

“Interim Financial Statements” is defined in Section 4.10(a)(ii).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) with respect to the Buyer, the actual knowledge, after reasonable inquiry of direct reports, of any of D. Bradley Childers and Douglas S. Aron, and (b) with respect to the Seller, means the actual knowledge, after reasonable inquiry of direct reports, of any of Jerry Blackmon, Deborah A. Schmied, Monica Rinehart and Arlan Kraatz.

SCHEDULE A-8

“Laws” means all laws (including principles of common law), statutes, regulations, rules, Orders, and ordinances of the United States, any state of the United States, and any political subdivision thereof, and of any foreign or multinational Governmental Authority, including all decisions of any Governmental Authority having the effect of law in each such jurisdiction.

“Leased Real Property” is defined in Section 4.13(a).

“Liability” means any direct or indirect liability, Indebtedness, obligation, commitment, expense, claim, deficiency, guaranty, or endorsement of or by any Person of any type, whether known or unknown, and whether accrued, absolute, contingent, matured, or unmatured.

“Lien” means any lien, mortgage, security interest, pledge, charge, encumbrance, hypothecation or deposit arrangement.

“Loss” or “Losses” means any and all damages, payments, penalties, assessments, disbursements, costs, and expenses, including interest, awards, judgments, settlements, fines, costs of remediation, fees, costs of defense and reasonable attorneys’ fees, costs of accountants, expert witnesses and other professional advisors, and costs of investigation and preparation of any kind or nature whatsoever.

“LTIP” means that certain Elite Compression Services, LLC Long Term Incentive Plan, effective as of January 1, 2012, as amended by that certain Amendment No. 1 dated as of March 21, 2017.

“Major Customer/Vendor” is defined in Section 4.19.

“Mandatory Third-Party Consents” means the Third-Party Consents described on Schedule 7.3(e).

“Material Compression Services Contract” means each compression services contract entered into by the Seller that either (a) during the 12-month period immediately preceding the Execution Date did result in revenue of $500,000 or (b) is reasonably anticipated in the 12-month period immediately following the Execution Date to result in revenue during the 12-month period following the Execution Date in excess of $500,000.

“Material Contract” means each of the following Contracts related to the Business to which the Seller is a party, excluding Rights-of-Way, to the extent such Contract is currently executory:

(a)                                 Material Compression Services Contracts;

(b)                                 agreements granting any Person “most-favored nations” or similar preferential treatment to any Person or restricting the Seller from freely engaging in any line of business or competing with any other Person or in any geographic location;

(c)                                  judicial orders, consent orders, settlement agreements or similar instruments that affect in any material respect the ownership or operation of the Acquired Assets;

SCHEDULE A-9

(d)                                 agreements evidencing Indebtedness for borrowed money or creating a Lien (other than Permitted Encumbrances) on any of the Acquired Assets;

(e)                                  agreements the primary purpose of which is to indemnify another Person rather than the provision of products or services;

(f)                                   joint venture, partnership, joint development or similar Contracts with Persons other than Seller;

(g)                                  any collective bargaining agreements or Contracts with any labor union, association or similar employee representative organization relating to any employees of the Seller;

(h)                                 any employment, consulting, severance, retention, change in control or other Contract with any employee or other individual service provider of the Seller, other than Contracts that may be unilaterally terminated by the Seller on 60 days’ notice or less without cost or penalty;

(i)                                     each agreement for the acquisition or disposition of any Acquired Assets (other than Material Compression Services Contracts) that provide for expected proceeds to the Seller in excess of $1,000,000;

(j)                                    other agreements (i) involving obligations of, or payments to or from, the Seller in the 12-month period immediately preceding the Execution Date in excess of $1,000,000 or the loss or termination of which would constitute a Target Material Adverse Effect, or (ii) that are reasonably anticipated to involve obligations of, or payments to or from, the Seller during the 12-month period following the Execution Date in excess of $1,000,000 (excluding, in each case, for the avoidance of doubt, compression services contracts);

(k)                                 any Contract providing for a payment to any Governmental Authority (other than payments with respect to any (A) permits, licenses or similar agreements or (B) Taxes);

(l)                                     any Contract under which the Seller has made advances or loans of which any portion remains outstanding to any other Person (other than (A) advances or loans that are not material, individually or in the aggregate and (B) advances or loans to any Subsidiary of the Seller);

(m)                             any Contract requiring the Seller to make a payment as a result of the consummation of the transactions contemplated hereby;

(n)                                 any Contract between the Seller or any of its Affiliates, on the one hand, and the Seller or any of its Affiliates, on the other hand; and

SCHEDULE A-10

(o)                                 any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Seller not otherwise disclosed pursuant to the foregoing (other than as entered into by the Seller in the ordinary course of business).

“Minimum Holding Threshold” is defined in Section 6.16.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NORM” means naturally occurring radioactive material.

“Notice Period” is defined in Section 10.4(c).

“Notification” means any notice to or filing with any Person or Governmental Authority required under the terms of any Material Contract to which the Seller is a party, by the terms of any Authorization held by or applicable to the Seller or by Law that is necessary for the Seller to execute, deliver, and perform its obligations under this Agreement and the Transaction Documents to which it is or shall be a party or is otherwise required in connection with the consummation by the Seller of the transactions contemplated hereby or thereby.

“NYSE” is defined in Section 6.17.

“Objections Statement” is defined in Section 2.3(c).

“Order” means all applicable orders, writs, judgments, injunctions, decrees, decisions and other official acts of or by any Governmental Authority.

“Organizational Documents” means with respect to any particular entity: (a) if a corporation, its articles or certificate of incorporation and its bylaws; (b) if a limited partnership, its limited partnership agreement and its articles or certificate of limited partnership; (c) if a limited liability company, its articles of organization or certificate of formation and its limited liability company agreement or operating agreement; (d) all related equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements or registration rights agreements; and (e) any amendment or supplement to any of the foregoing.

“Outside Date” means August 31, 2019.

“Owned Real Property” is defined in Section 4.13(a).

“Parent” is defined in the Preamble.

“Parent Common Stock” is defined in Section 2.2(a).

“Parent Preferred Stock” is defined in Section 5.10.

“Party” and “Parties” are defined in the Preamble.

SCHEDULE A-11

“Payoff Amounts” is defined in Section 2.2(b).

“Payoff Indebtedness” means Indebtedness as of the Closing Date.

“Permitted Encumbrances” means the following:

(a)                                 terms, conditions, restrictions, exceptions, reservations, limitations, and other matters contained in any document filed or recorded in the appropriate county or parish to reflect title thereto, creating, transferring, limiting, encumbering, or reserving or granting any rights in (including rights of reverter, reservation and life estates) any Real Property, or in any Authorizations or Material Contracts that, singly or in the aggregate, do not materially adversely affect the Business and/or the Seller;

(b)                                 Liens for Taxes and assessments that are not yet due and payable (or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP);

(c)                                  mechanics’, materialmen’s, repairmen’s and other statutory Liens arising in the ordinary course of business and securing obligations incurred prior to the Closing Date that are not delinquent, that will be paid and discharged in the ordinary course of business and for which adequate reserves have been made in the Financial Statements;

(d)                                 easements, restrictive covenants, defects, and other irregularities in title and encumbrances, that, singly or in the aggregate, do not materially adversely affect the value of the Acquired Assets to which such matters relate or materially interfere with the ownership, use, or operation of such Acquired Assets;

(e)                                  any Required Third-Party Consents and other consents or conditions to assignment, transfer or reissuance;

(f)                                   any Post-Closing Notification;

(g)                                  Liens paid, discharged or expired at or prior to the Closing;

(h)                                 Liens created by either the Buyer or its respective successors or assigns;

(i)                                     Liens securing the financing of the acquisition of the Acquired Assets by the Buyer;

(j)                                    the Liens listed on Schedule 1.1(b);

(k)                                 all zoning, entitlement and other land use restrictions under applicable Laws (including Environmental Laws);

(l)                                     defects or irregularities that have been cured or remedied by applicable statutes of limitation;

SCHEDULE A-12

(m)                             all Laws and all rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets in any manner or to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, and all obligations and duties under all applicable Laws of any such Governmental Authority or under any franchise, grant, license or Authorization issued by any Governmental Authority;

(n)                                 Liens created by this Agreement;

(o)                                 rights of a common owner of any interest in Rights-of-Way, Authorizations or easements held by Seller (or its Affiliates) and such common owner as tenants in common or through common ownership;

(p)                                 the terms and conditions of the Material Contracts; and

(q)                                 Liens granted in connection with the Existing Credit Facility.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust, joint venture, joint stock company, unincorporated organization, Governmental Authority, or other entity or association.

“Post-Closing Notification” means any Notification to or with or consent from any Person or Governmental Authority for the assignment, transfer or change of control of the Acquired Assets, Assumed Liabilities, or operations that are customarily made or obtained after a similar assignment, transfer or change of control, including those listed on Schedule 1.1(c), but such term shall not include any Notification that constitutes the Mandatory Third-Party Consent or a Required Third-Party Consent.

“Potential Contributor” is defined in Section 10.4(g).

“Pre-Closing Tax Period” means any taxable period that ends on or prior to the Closing Date.

“Proceeding” means any action, suit, charge, Claim, investigation, review, or other judicial or administrative proceeding, at Law or in equity, before or by any Governmental Authority or arbitration proceeding.

“R&W Insurance Policy” is defined in Section 6.7(a).

“Real Property” means the Owned Real Property, the Leased Real Property and the Rights-of-Way.

“Records” is defined in Section 6.11(a).

“Reference Time” means 11:59 p.m. Eastern Time on the Business Day immediately prior to the Closing Date.

SCHEDULE A-13

“Registration Rights Agreement” means a customary registration rights agreement in form attached hereto as Exhibit D.

“Regulation” means any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization.

“Reimbursable Capital Expenditures” means the aggregate amount of capital expenditures in excess of $2,100,000 that are made or incurred by the Seller after the Execution Date and paid prior to the Closing, excluding (i) capital expenditures that were deferred or delayed by Seller until after the Execution Date as determined by Buyer and Seller in good faith and (ii) for clarity, those capital expenditures listed on Schedule 4.20(a).

“Related Person” means, with respect to a particular Person, such Person and any of its former, current and future Affiliates and beneficiaries, each of their respective former, current and future direct or indirect directors, officers, “principals,” general or limited partners, financing sources, employees, stockholders, other equityholders, members, managers, agents, successors, assignees, Affiliates, controlling Persons or agents.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

“Released Claims and Liabilities” is defined in Section 6.14.

“Replacement Designee” is defined in Section 6.16.

“Representatives” with respect to any Person means such Person’s Affiliates and its and their managers, members, partners, directors, officers, employees, agents or advisors (including attorneys, accountants, consultants, bankers, financial advisors and any representatives of those advisors).

“Required Notifications” is defined in Section 3.7.

“Required Third-Party Consent” is defined in Section 3.7(c).

“Restraint” is defined in Section 7.1(a).

“Restricted Territory” means the United States.

“Retained Claims” is defined in Section 6.6(c).

“Review Period” is defined in Section 2.3(b).

“Rights-of-Way” is defined in Section 4.13(b).

“Schedule Update” is defined in Section 6.13.

“Schedules” means the schedules referenced in this Agreement and attached hereto.

SCHEDULE A-14

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports”  means all forms, reports, registration statements, definitive proxy statements, schedules, and other materials with the SEC required to be filed by the Parent pursuant to the Exchange Act or other federal securities laws.

“Securities Act” means Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” is defined in the Preamble.

“Seller 401(k) Plan” is defined in Section 6.8(i).

“Seller Counsel” is defined in Section 11.8(a).

“Seller Designee” is defined in Section 6.16.

“Seller Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization, Good Standing, and Authority of the Seller), Section 3.5 (Broker’s or Finder’s Fees) and Section 3.6 (Solvency; Bankruptcy).

“Seller Indemnitees” means the Seller, its Affiliates, and all of their respective managers, partners, directors, officers and owners.

“Seller Related Party” means the Seller and each of its Affiliates and each of their respective officers, directors, managers, employees, equityholders, partners, agents, successors and assigns.

“Seller Released Parties” is defined in Section 6.14.

“Seller Restricted Parties” is defined in Section 6.15(a).

“Seller Termination Fee” is defined in Section 9.2(b).

“Sherman Act” means the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder.

“Shortfall” is defined in Section 2.3(d)(ii).

“Solvent” means, with regard to any Person, that (a) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, exceeds its Liabilities, including contingent, subordinated, unmatured, unliquidated and disputed Liabilities, (b) such Person has sufficient capital with which to conduct its business, and (c) such Person has not incurred debts beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means

SCHEDULE A-15

any Liability on a claim, and “claim” means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) a right to an equitable remedy for breach of performance to the extent such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent Liabilities, such Liabilities shall be computed at the amount which, in light of all the facts, conditions and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured Liability.

“Specified Party” is defined in Section 6.16.

“Straddle Period” means any Tax period that begins before, and ends on or after, the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) such Person or any other subsidiary of such Person is a general partner, managing member, or sole or controlling member or (b) at least a majority of the Equity Interests having by their terms ordinary voting power to elect a majority of the board of directors, managers or others performing similar functions with respect to such corporation, partnership, limited partnership, limited liability company, or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its subsidiaries, or by such Person and any one or more of its subsidiaries.

“Target Company Benefit Plan” means (a) all “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and (b) all other compensation or benefit plans, programs, policies, agreements, understandings or other arrangements (whether written or oral), whether or not subject to ERISA, including cash or equity or equity-based, phantom, retention, incentive, change of control, health, medical, cafeteria, dental, disability, accident, life insurance, vacation, employment, severance, retirement, pension, deferred compensation, savings, or termination, in the case of both clauses (a) and (b), that are sponsored, maintained, contributed to or required to be contributed to by the Seller for the benefit of current or former employees of the Seller or with respect to which the Seller has any Liability.

“Target Material Adverse Effect” means any result, change, effect, event, circumstance, development, condition or occurrence that, individually or in the aggregate, has, or would reasonably be expected to be materially adverse to the assets, properties, business, financial condition or results of operations of the Business and the Acquired Assets, or prevents or materially delays, or would reasonably be expected to prevent or materially delay (and, in any event, at least beyond the Outside Date), the ability of the Seller to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party; provided, however, that in no event will any result, change, effect, event, circumstance, development, condition or occurrence that arises out of or results from any of the following be deemed to constitute, or be taken into account in determining whether there has been, a Target Material Adverse Effect: (a) the execution, pendency or announcement of this Agreement and the transactions contemplated

SCHEDULE A-16

hereby or by any Transaction Document, or the identity of the Buyer or any of its Affiliates (including any delay or any loss of, or adverse change in, the relationship of the Business with its customers, partners, employees, financing sources or suppliers caused by or arising from the execution, pendency or announcement of the transactions contemplated by this Agreement or the Transaction Documents, or the identity of the Buyer or any of its Affiliates), (b) changes or conditions affecting the natural gas and natural gas liquids transportation, treatment, processing, compression or storage industries generally or in any of the general geographic areas where the Business is conducted (including changes in commodity prices, general market prices, valuations, access to capital or financing and regulatory changes affecting such industries or geographic areas generally and drilling, producing, gathering, processing, compression, transportation, storing and marketing activity, costs or margins), (c) changes in general economic, capital markets, regulatory or political conditions in the United States or elsewhere (including interest rate fluctuations), (d) changes in Law (exclusive, however, of any enforcement actions or Claims related to non-compliance or violations of Law by the Seller), GAAP or regulatory accounting requirements or interpretations thereof, (e) fluctuations in currency exchange rates, (f) acts of war, insurrection, sabotage or terrorism, the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters, (g) any act or omission to act by the Seller or its Affiliates required under this Agreement or any Transaction Document or necessary to consummate the transactions contemplated hereby or thereby, or taken (or omitted to be taken) at the written request of the Buyer, (h) any failure of the Seller to meet any budget, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (provided, that this clause (h) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Target Material Adverse Effect), (i) other matters included on any Disclosure Schedule or (j) any delay, failure to obtain or conditions of any Third-Party Consent or Governmental Authorization to the transfer, assignment or reissuance of Acquired Assets or Assumed Liabilities in connection with this Agreement; provided, further, that any result, change, effect, event, circumstance, development, condition or occurrence referred to in the immediately preceding clauses (b), (c), or (f) will be taken into account for purposes of determining whether there has been a Target Material Adverse Effect to the extent such result, change, effect, event, circumstance, development, condition or occurrence adversely affects the Business and the Acquired Assets in a disproportionate manner as compared to other participants in the domestic natural gas and natural gas liquids transportation, treatment, processing, compression or storage industries in the general geographic areas where the Business is conducted.  In the event of any casualty loss, any repairs or replacements made prior to the Closing shall be taken into account in assessing whether a Target Material Adverse Effect has occurred after the Execution Date.

“Target Net Working Capital” means $0.

“Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other similar assessments in the nature of a tax, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, margin, profits, net proceeds, alternative or add-on minimum, inventory, goods and services, capital stock, license, registration, leasing, user, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, occupation, property, fuel, excess profits, premium, windfall

SCHEDULE A-17

profit, unclaimed property, deficiency and estimated taxes, including any and all interest, penalties (including penalties that arise from Seller’s failure to timely or accurately file Tax Returns), fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with respect thereto or in lieu thereof, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law (including by reason of being a member of a consolidated, combined or unitary group) or by Contract.

“Tax Contests” is defined in Section 6.5(e).

“Tax Return” means any return, report, rendition or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Taxing Authority” with respect to any Tax means the Governmental Authority or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Third-Party Consent” means any consent, waiver, permission, authorization, or approval of, or exemption by, any Third Person (other than a Governmental Authority).

“Third Person” means any Person other than a Party or its Affiliates.

“Third-Person Claim” is defined in Section 10.4(c).

“Total Consideration” is defined in Section 2.2(a).

“Transaction Documents” means the Assignment and Assumption Agreement, the Registration Rights Agreement and any other Contract among the Parties that is expressly agreed by the Parties to constitute a Transaction Document for purposes of this Agreement.

“Transaction Expenses” means the aggregate amount of fees, expenses, and other similar amounts incurred by or on behalf of the Seller and that are the obligations of the Seller in connection with the preparation, negotiation, and execution of this Agreement and the Transaction Documents and the consummation of this Agreement and the transactions contemplated hereby, including the following: (a) all fees and expenses of counsel, advisors, consultants, investment bankers and similar professional experts and advisors; (b) all brokers’, finders’ or similar fees; and (c) all severance or termination payments or similar amounts payable by the Seller solely as a direct result of the consummation of the transactions contemplated by this Agreement at Closing (and not requiring any subsequent action, or inaction, by the Seller, any employee or any other Person or the occurrence of any other contingency), including the employer portion of any employment, payroll or similar Taxes payable in connection therewith, if any. Notwithstanding the foregoing, none of the following shall constitute Transaction Expenses: (i) any financing or fees, expense or other similar amounts that have been or are expected to be incurred by the Seller

SCHEDULE A-18

as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby; (ii) Indebtedness; or (iii) Change-in-Control Payments.

“Transferred Employee” is defined in Section 6.8(a).

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, value-added, recording, registration, conveyance, stock transfer, gross receipts, duty, securities transactions, intangible property, personal property or other similar fees or Taxes or governmental charges and related amounts incurred as a result of the transactions contemplated in this Agreement.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“United States” or “U.S.” means the United States of America.

“Vehicles” means the trucks, trailers and other vehicles that are part of the Acquired Assets.

“Willful Breach” means any deliberate act or any deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement (including the failure to consummate the transactions contemplated hereby when the relevant conditions in Article VII have been satisfied (or are capable of being satisfied at Closing) or waived), and which such Person undertook with the Knowledge that such act or failure to act would be a material breach.

“Year End Financial Statements” is defined in Section 4.10(a)(i).

SCHEDULE A-19

Exhibit A
[Reserved]

ASSET PURCHASE AGREEMENT

EXHIBIT A-1

Exhibit B
R&W Insurance Policy

(Attached)

AIG SPECIALTY INSURANCE COMPANY

175 Water Street

New York, NY 10038

NOTICE: THIS INSURER IS NOT LICENSED IN THE STATE OF NEW YORK AND IS NOT SUBJECT TO ITS SUPERVISION.

POLICY NUMBER: 25808720

BINDER AGREEMENT

BUYER-SIDE REPRESENTATIONS AND WARRANTIES INSURANCE

Notice: This insurance contract is with an insurer not licensed to transact insurance in this state and is issued and delivered as surplus line coverage under the Texas insurance statutes. The Texas Department of Insurance does not audit the finances or review the solvency of the surplus lines insurer providing this coverage, and the insurer is not a member of the property and casualty insurance guaranty association created under Chapter 462, Insurance Code. Chapter 225, Insurance Code, requires payment of a 4.85 percent tax on gross premium.

NOTICE: THIS IS NOT AN INSURANCE POLICY AND THE INSURER NAMED HEREIN IS NOT LICENSED BY THE STATE OF NEW YORK, NOT SUBJECT TO ITS SUPERVISION, AND IN THE EVENT OF THE INSOLVENCY OF THE INSURER, NOT PROTECTED BY THE NEW YORK STATE SECURITY FUNDS. THE POLICY MAY NOT BE SUBJECT TO ALL OF THE REGULATIONS OF THE DEPARTMENT OF FINANCIAL SERVICES PERTAINING TO POLICY FORMS.

NOTICE:  THE COVERAGE PROVIDED UNDER ANY INSURANCE POLICY ISSUED PURSUANT HERETO SHALL BE PROVIDED PURSUANT TO A CLAIMS MADE AND REPORTED INSURANCE POLICY.  SUBJECT TO THE TERMS AND CONDITIONS OF SUCH POLICY, COVERAGE SHALL BE LIMITED TO CLAIMS THAT THE NAMED INSURED REPORTS TO THE INSURER DURING THE POLICY PERIOD OR WITHIN THE FORTY-FIVE (45) DAY PERIOD IMMEDIATELY FOLLOWING THE EXPIRY DATE.  PLEASE READ THIS AGREEMENT AND ANY INSURANCE POLICY ISSUED PURSUANT HERETO CAREFULLY AND DISCUSS EACH SUCH DOCUMENT WITH YOUR INSURANCE AGENT OR BROKER.

NOTICE:  DEFENSE COSTS COVERED UNDER ANY INSURANCE POLICY ISSUED PURSUANT HERETO SHALL BE PART OF LOSS AND AS SUCH SHALL BE SUBJECT TO THE RETENTION AND THE LIMIT OF LIABILITY.

NOTICE:  THE INSURER REFERRED TO HEREIN DOES NOT AND WILL NOT ASSUME ANY DUTY TO DEFEND.  NOTWITHSTANDING THE FOREGOING, IF THE RETENTION HAS BEEN COMPLETELY EXHAUSTED, THEN, IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF ANY INSURANCE POLICY ISSUED PURSUANT HERETO, THE INSURER SHALL REIMBURSE THE INSUREDS FOR DEFENSE COSTS COVERED UNDER SUCH POLICY.

EXHIBIT B-1

TEXAS NOTICE

(Surplus Lines)

IMPORTANT NOTICE

To obtain information or make a complaint:

You may contact the Texas Department of Insurance to obtain information on companies, coverages, rights, or complaints at:

1-800-252-3439

You may write the Texas Department of Insurance:

P.O. Box 149104

Austin, TX  78714-9104

Fax:  (512) 490-1007

Web: http://www.tdi.texas.gov

E-mail: ConsumerProtection@tdi.texas.gov

PREMIUM OR CLAIM DISPUTES:  Should you have a dispute concerning your premium or about a claim, you should contact the agent first.  If the dispute is not resolved, you may contact the Texas Department of Insurance.

ATTACH THIS NOTICE TO YOUR POLICY:  This notice is for information only and does not become a part or condition of the attached document.

AVISO IMPORTANTE

Para obtener información o para presentar una que:

Usted puede comunicarse con el Departamento de Seguros de Texas para obtener información sobre compañías, coberturas, derechos, o quejas al:

1-800-252-3439

Usted puede escribir al Departamento de Seguros de Texas a:

P.O. Box 149104

Austin, TX  78714-9104

Fax: (512) 490-1007

Web: http://www.tdi.texas.gov

E-mail: ConsumerProtection@tdi.texas.gov

DISPUTAS POR PRIMAS DE SEGUROS O RECLAMACIONES:  Si tiene una disputa relacionada con su prima de seguro o con una reclamación, usted debe comunicarse con el agente primero.  Si la disputa no es resuelta, usted puede comunicarse con el departamento de Seguros de Texas.

ADJUNTE ESTE AVISO A SU PÓLIZA:  Este aviso es solamente para propósito informativos y no se convierte en parte o en condición del documento adjunto.

EXHIBIT B-2

All capitalized terms used but not defined in this Binder Agreement (along with all Exhibits hereto, this “Agreement”) shall have the respective meanings assigned thereto in the Draft Policy (as defined below).

1.	Date:	[***insert date of binding***]

2.	(a) Named Insured:	Archrock Services, L.P. 9807 Katy Freeway, Suite 100 Houston, Texas 77024 Attention: Stephanie C. Hildebrandt, E-mail: stephanie.hildebrandt@archrock.com

(b) Additional Insureds:

The Buyer Indemnitees (other than the (i) Named Insured; and (ii) third-party representatives or agents of the Named Insured (except, for the avoidance of doubt, to the extent that the Insured has an obligation to indemnify such third party representative or agent)).

Collectively, the Named Insured and the Additional Insureds and their respective successors, permitted assigns and trustees, are referred to herein as the “Insureds”.

3.	Insurer:	AIG Specialty Insurance Company, a corporation incorporated under the laws of the State of Illinois.

4.	Insurance Broker:

Aon Risk Services Northeast, Inc.

One Liberty Plaza

165 Broadway, 29th Floor
New York, NY 10006

The Insurance Broker is the surplus lines broker of record and is responsible for the collection, reporting and payment of applicable surplus lines taxes and fees.

It is the Insurance Broker’s responsibility to follow applicable state surplus lines laws and, in particular, to see that the appropriate surplus lines tax (and stamping fee, if applicable) is collected and paid.

5.	Acquisition Agreement:	Asset Purchase Agreement, dated as of [ ], 2019, by and among Archrock Services, L.P., Archrock, Inc. and Elite Compression Services, LLC.

6.	Coverage:

Buyer-side representations and warranties insurance coverage for Loss in excess of the Retention that is reported by the Named Insured to the Insurer during the Policy Period or within the forty-five (45) day period immediately following the Expiry Date in accordance with the terms and conditions of the policy attached hereto as Exhibit A (the “Draft Policy”).

Any changes to the Draft Policy shall be mutually agreed upon by the Insurer and the Named Insured.

7.	Policy Period:	From [ ](1) (“Inception”) until [ ](2) (the “Expiry Date”); provided, that the Expiry Date with respect to the Fundamental Representations and Pre-Closing Tax Indemnity shall be [ ](3).

8.	Limit of Liability:	$41,000,000, in the aggregate.

(1)  Signing Date of the Binder Agreement

(2)  The date that is the three-year anniversary of the Closing Date

(3)  The date that is the six-year anniversary of the Closing Date

This Agreement provides only a summary of conditional coverage. Please refer to the Policy for the actual terms, conditions and exclusions of coverage.

© American International Group, Inc. All Rights Reserved.

EXHIBIT B-3

9.	Retention:

$3,075,000, in the aggregate, inclusive of any amounts to be borne by the Buyer Indemnitees in respect of the deductible and any de minimis amount set forth in the Acquisition Agreement, and any amounts for which the Buyer Indemnitees are indemnified by the Seller (including in connection with any escrow account).

Subject to Section 3(b)(ii) of this Policy, to the extent that the then-remaining Retention is greater than $2,050,000, on [  ](4), (the “Retention Dropdown Date”) the Retention shall be reduced to $2,050,000, in the aggregate, on such date.

10.	Premium:	Non—Terrorism Portion:	$	TBD
		Terrorism Portion:		$0
		Premium:	$	TBD

11.	Brokerage Commission:	The Premium is inclusive of a 17% insurance brokerage commission.

12.	Taxes:

The Premium is exclusive of any applicable surplus lines or premium tax and any other similar applicable tax, fee or surcharge. It is the Insureds’ responsibility to pay any applicable surplus lines or premium tax and any other applicable tax, fee or surcharge imposed with respect to the Premium.

13.	Exclusions:	All items set forth in Section 4 of the Draft Policy.

14.	Conditions:

The Insurer shall issue the final, executed buyer-side representations and warranties insurance policy contemplated by this Agreement and the Draft Policy (the “Policy”), and cover any Loss thereunder, subject only to (1) the terms, conditions and exclusions of the Policy and (2) the satisfaction or waiver of the following conditions (the issuance of the Policy shall, without limitation, be deemed confirmation by the Insurer that all of these conditions have been satisfied or waived, and the Policy shall from that point forward be the exclusive document determining coverage for any Loss thereunder):

(a)              The Insurer shall have received 10% of the Premium in accordance with the wire transfer instructions provided by the Insurer to the Insurance Broker.

(b)              The Insurer shall have received the remaining 90% of the Premium in accordance with the wire transfer instructions provided by the Insurer to the Insurance Broker.

(c)               The closing of the transactions contemplated by the Acquisition Agreement (the “Closing”) shall have occurred in accordance with the terms and conditions of the Acquisition Agreement.

(d)              Neither the Insureds nor any of their respective Affiliates shall have (i) amended, supplemented or rescinded the Acquisition Agreement (or entered into any agreement or arrangement which would have such an effect), (ii) given any consent or waiver thereunder, or (iii) granted any authority to take any of the actions in clauses (i) or (ii) above, in each case, without the prior written consent of the Insurer

(4)  The date that is the 15-month anniversary of the Closing Date.

EXHIBIT B-4

 if such amendment, supplement, rescission, agreement, arrangement, consent, waiver or grant would reasonably be expected to adversely affect the Insurer or its rights or liability under this Agreement or the Draft Policy.

(e)               The Insurer shall have received copies of (i) the final, executed Acquisition Agreement (including all schedules, exhibits, attachments and amendments thereto) and (ii) the final, executed Ancillary Documents (including all schedules, exhibits, attachments and amendments thereto).

(f)                The Insurer shall have received an Inception No Claims Declaration, executed by an authorized representative of the Named Insured as of Inception, in the form attached hereto as Exhibit B-1.

(g)               The Insurer shall have received a Closing No Claims Declaration, executed by an authorized representative of the Named Insured as of Closing, in the form attached hereto as Exhibit B-2.

(h)              The Insurer shall have received an executed Broker Responsible for Surplus Lines Agreement in the form attached hereto as Exhibit C and a copy of the producing broker’s Surplus Lines License for the state of Texas.

(i)                  The Insurer shall have received a copy of a CD or DVD-ROM containing a true, correct and complete copy of the electronic data room created in connection with the Acquisition.

(j)                 The Insurer shall have received the outside counsel fee of $40,000 by wire transfer in accordance with the wire transfer instructions provided by the Insurer to the Named Insured.

15.	Failure to Satisfy Conditions:

If (i) the condition set forth in paragraph (a) of Section 14 above is not satisfied on or prior to [***insert date that is 5 days after Inception***], (ii) the condition set forth in paragraph (b) of Section 14 above is not satisfied on or before the date that is 30 days after the Closing Date, (iii) either of the conditions set forth in paragraphs (c) or (d) of Section 14 above is not satisfied at any time prior to issuance of the Policy, (iv) either of the conditions set forth in paragraphs (e) or (i) of Section 14 above is not satisfied on or before the date that is 60 days after the Closing Date, (v) the condition set forth in paragraph (f) of Section 14 above is not satisfied on or before 6 p.m. E.T. on the date hereof, (vi) the condition set forth in paragraph (g) of Section 14 above is not satisfied on or before 6 p.m. E.T. on the Closing Date, (vii) either of the conditions set forth in paragraphs (j) or (k) of Section 14 above is not satisfied at or immediately prior to Closing, (viii) the condition set forth in paragraph (h) of Section 14 above is not satisfied on or before the date that is 10 days after the Closing Date, (ix) there shall have occurred a Target Material Adverse Effect (as defined in the Acquisition Agreement) at any time on or after the date hereof, (x) the Closing shall not have occurred on or before the Outside Date (as defined in the Acquisition Agreement) or (xi) the condition set forth in paragraph (l) of Section 14 above is not satisfied on or before [***insert date that is 5 days after Inception***], then the Insurer shall be entitled to terminate this Agreement by written notice to the Named Insured.

If (y) this Agreement is so terminated, or (z) the Acquisition Agreement is terminated and the transactions abandoned pursuant

EXHIBIT B-5

to Article IX thereof, (a) this Agreement shall be void ab initio and have no force or effect and the Insurer shall have no obligation or liability hereunder or in connection herewith and (b)(I) if the Insureds have paid the entire amount of the Premium, 90% of the Premium shall be refunded to the Insureds and the remaining 10% shall be kept by the Insurer as a termination fee, (II) if the Insureds have only paid the initial 10% of the Premium, the Insureds shall have no obligation to pay the remaining 90% of the Premium and the Insurer shall be entitled to keep such 10% of the Premium as a termination fee or (III) if the Insureds have not paid any portion of the Premium, the Insureds shall pay to the Insurer within five (5) days of termination a termination fee of 10% of the Premium by wire transfer in accordance with the wire transfer instructions provided by the Insurer to the Insurance Broker. The Named Insured shall deliver a notice to the Insurer as soon as reasonably practicable after any Insured becomes aware that the Acquisition Agreement has been terminated. For the avoidance of doubt and notwithstanding anything to the contrary herein, the rights and obligations relating to the payment or retention (as applicable) of the termination fee set forth in clauses (b)(I), (b)(II) and (b)(III) of this paragraph shall survive any such termination.

16.	Alternative Dispute Resolution and Governing Law:	As set forth, mutatis mutandis, in Section 9 of the Draft Policy.

17.	Amendments:	This Agreement may be amended or modified, in whole or in part, only by a duly authorized agreement in writing executed by the parties hereto and which makes reference to this Agreement.

18.	Assignment:	As set forth, mutatis mutandis, in Section 12(c) of the Draft Policy.

19.	Entire Agreement:

This Agreement constitutes the entire agreement and understanding concerning the subject matter of this Agreement and supersedes the terms and conditions of any prior oral or written agreements, discussions or other communications entered into between the Insurer and/or its affiliates (including their respective representatives), on the one hand, and the Insureds and/or their respective Affiliates (including their respective representatives), on the other hand, concerning the subject matter of this Agreement.

20.	Counterparts:

This Agreement may be executed and delivered by the parties hereto (including by facsimile transmission) in counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

21.	Effectiveness of Agreement:

Notwithstanding anything to the contrary herein, including without limitation the Insurer’s signature below, if this Agreement is not signed by the Named Insured and returned to the Insurer by 11:59 p.m. E.T. on the date hereof, then the offer provided in this Agreement shall automatically terminate and expire, whereupon this Agreement shall be void ab initio and have no force or effect, and the Insurer shall have no obligation or liability hereunder or in connection herewith.

[Signature page follows]

EXHIBIT B-6

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first mentioned above.

AIG Specialty Insurance Company		Archrock Services, L.P.

By:		By:
	Name: Michael Turnbull		Name:
	Title: Authorized Representative		Title:

Exhibit A

Draft Buyer-Side Representations and Warranties Insurance Policy

[Attached]

Exhibit B-1

Inception No Claims Declaration

The undersigned, the              of the Named Insured, hereby certifies as of immediately prior to Inception:

1.     After reasonable inquiry of the Deal Team Members, the Deal Team Members have read the Acquisition Agreement and any exhibits, schedules or attachments thereto, and at least one Deal Team Member has read the written due diligence reports referenced in paragraph 4 below.

2.     After reasonable inquiry of the Deal Team Members, it is my understanding that none of the Deal Team Members has Actual Knowledge of any Breach except, as provided below:

a.
; and

b.
.

3.              I, on behalf of the Insureds, acknowledge that the Policy referenced below excludes any Loss arising out of or resulting from (i) any material inaccuracy in this No Claims Declaration but only to the extent (a) such Loss is proximately related to the substantive content of such material inaccuracy and (b) the Insurer is actually prejudiced by such material inaccuracy, or (ii) any disclosed Breach in paragraph 2 above.

4.     The Insurer has been provided with genuine and complete copies of all formal written due diligence reports prepared by the Insureds and/or their advisors in connection with the Acquisition.

All capitalized terms used but not defined in this No Claims Declaration shall have the respective meanings assigned to thereto in the Representations and Warranties Insurance Policy No. 25808720, issued by AIG Specialty Insurance Company to the Insureds.

Sign Name:

Print Name:

Title:

Date:

Exhibit B-2

Closing No Claims Declaration

The undersigned, the              of the Named Insured, hereby certifies as of immediately prior to Closing:

1.     After reasonable inquiry of the Deal Team Members, the Deal Team Members have read and understand the Acquisition Agreement, the other transaction documents and the written due diligence reports referenced in paragraph 4 below.

2.     After reasonable inquiry of the Deal Team Members immediately prior to Closing, none of the Deal Team Members has Actual Knowledge of (i) any Breach of which any of the Deal Team Members had actual knowledge prior to Inception or (ii) any Interim Breach, except, as provided below:

a.
; and

b.
.

3.     I, on behalf of the Insureds, acknowledge that the Policy referenced below excludes any Loss arising out of, relating to or resulting from any material inaccuracy in this No Claims Declaration or any disclosed Breach.

4.     The Insurer has been provided with true, complete and correct copies of all written due diligence reports prepared by the Insureds and/or their advisors in connection with the Acquisition.

5.     I, on behalf of the Insureds, (i) acknowledge that the Buyer has used commercially reasonable steps to ensure that the Target and the Sellers have complied with their obligations under Section 6.13 (Schedule Update) of the Acquisition Agreement; and (ii) confirm that none of the Deal Team Members has actual knowledge of any matter that would reasonably be expected to cause any conditions set forth in Article VII of the Acquisition Agreement to not be satisfied.

All capitalized terms used but not defined in this No Claims Declaration shall have the respective meanings assigned to thereto in the Representations and Warranties Insurance Policy No. 25808720, issued by AIG Specialty Insurance Company to the Insureds.

Sign Name:

Print Name:

Title:

Date:

Exhibit C

Broker Responsible for Surplus Lines Agreement

[Attached]

Exhibit C

Form of Assignment and Assumption Agreement

This ASSIGNMENT, ASSUMPTION AND BILL OF SALE (this “Assignment”), dated as of [•], is made and entered into by and between Elite Compression Services, LLC, a Delaware limited liability company (“Assignor”), and Archrock Services, L.P., a Delaware limited partnership (“Assignee”).  Each of Assignor and Assignee is referred to in this Assignment individually as a “Party”, and Assignor and Assignee are referred to in this Assignment collectively as the “Parties”. Capitalized terms used in this Assignment but not otherwise defined in this Assignment shall have the respective meanings given to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of June 23, 2019, by and among Assignor, Assignee and Archrock, Inc., a Delaware limited liability company (together with all exhibits and schedules attached thereto, the “Purchase Agreement”), Assignee agreed to purchase from Assignor, and Assignor agreed to sell to Assignee, the Assets (as defined herein), and Assignee agreed to assume from Assignor the Assumed Liabilities (as defined herein), in each case, subject to and in accordance with the terms and conditions of the Purchase Agreement; and

WHEREAS, in order to effectuate the sale, conveyance, transfer, assignment and delivery of the Assets to Assignee, and the assumption of the Assumed Liabilities by Assignee, Assignor and Assignee are executing and delivering this Assignment as of the Closing.

ASSIGNMENT

NOW, THEREFORE, in consideration of the promises, agreements and covenants contained in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Assignment. For Ten Dollars ($10.00) and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) Assignor does hereby forever GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, all of Assignor’s right, title and interest in and to all assets, properties, rights, titles and interest of every kind and nature, licensed or leased by the Assignor, whether tangible or intangible, real or personal and wherever located and by whomever possessed, less and except the Excluded Assets (collectively, the “Assets”) including, but not limited to the following: [•].(1)

TO HAVE AND TO HOLD the Assets unto Assignee and its successor and assigns forever, subject, however, to the any Permitted Encumbrances, covenants, terms and conditions set forth herein and to the Purchase Agreement.

(1)         To insert from Schedule 2.1(a).

ASSET PURCHASE AGREEMENT

EXHIBIT C-1

2.             Excluded Assets.  Notwithstanding the foregoing, the Assets shall not include, and there is EXCEPTED, RESERVED AND EXCLUDED from the transactions contemplated hereby, unto Assignor and its successors and assigns, all of Assignor’s right, claims, causes of action or interests in and to the following (collectively, the “Excluded Assets”): [•].(2)

3.             Assumed Liabilities.  Subject to the terms of the Purchase Agreement, and without limiting Assignor’s indemnity obligations under the Purchase Agreement, Assignee hereby assumes and agrees to fulfill, perform, pay and discharge (or cause to be timely fulfilled, performed, paid or discharged) all obligations and Liabilities, known or unknown, of Assignor (other than the obligations and Liabilities described on Exhibit F(3)) to the extent arising from, based upon, related to or associated with the Business or the Assets, regardless of whether such obligations or Liabilities arose prior to, on or after the Closing Date, including, but not limited to, the obligations and Liabilities set forth on Exhibit G (all of said obligations and Liabilities, the “Assumed Liabilities”).

4.             Owned Real Property.  The Assets covered by this Assignment shall not include Assignor’s interest in the Owned Real Property covered by those certain special warranty deeds and Assets that are covered by other instruments between Assignor and Assignee executed contemporaneously or in connection herewith (such instruments, the “Real Property Conveyances”, and collectively with this Assignment, the “Conveyance Documents”, including multiple versions or counterparts thereof which may contain or omit Assets for convenience, for recording or other purposes).  Assignor and Assignee acknowledge and agree that the Conveyance Documents (including any recorded counterparts thereof) are intended to collectively convey to Assignee all of the Acquired Assets as defined and described in the Purchase Agreement.  Assignor and Assignee acknowledge and agree that the Conveyance Documents are not intended to effect multiple assignments or conveyances of the same assets, properties or interests in such assets or properties covered hereby or thereby or multiple assumptions by Assignee of the same Assumed Liabilities as described in the Purchase Agreement.

5.             Assignment. Subject to Section 11.1 (Assignment) of the Purchase Agreement, this Assignment shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section 4 shall be null and void.

6.             Purchase Agreement.  This Assignment is delivered pursuant to, and is hereby made subject to, the terms and conditions of the Purchase Agreement. Notwithstanding anything to the contrary contained in this Assignment, nothing in this Assignment shall in any way limit or expand any rights or remedies of any party to the Purchase Agreement under the Purchase Agreement or any of the representations, warranties, covenants or agreements made in the Purchase Agreement.  In the event that any provision of this Assignment is construed to conflict with any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall be deemed controlling to the extent of such conflict.

(2)         To insert from Schedule 2.1(b).

(3)         To be Excluded Liabilities per definition and Schedule 10.2(a)(z).

EXHIBIT C-2

7.             Disclaimers.

(i)                                     WITHOUT DIMINISHING THE REPRESENTATIONS AND WARRANTIES MADE BY ASSIGNOR IN ARTICLE III AND ARTICLE IV OF THE PURCHASE AGREEMENT AND ASSIGNOR’S COVENANTS IN THE PURCHASE AGREEMENT AND ASSIGNEE’S RIGHTS IN RESPECT OF ANY BREACH, NONFULFILLMENT OR FAILURE TO PERFORM ANY SUCH REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THE PURCHASE AGREEMENT, ASSIGNEE ACKNOWLEDGES THAT: (i) THE ASSETS HAVE BEEN USED FOR HYDROCARBON RELATED OPERATIONS AND PHYSICAL CHANGES IN THE ASSETS AND IN THE LANDS BURDENED THEREBY OR OPERATIONS THEREON MAY HAVE OCCURRED AS A RESULT OF SUCH USES; (ii) THE ASSETS INCLUDE ABOVE-GROUND EQUIPMENT, THE LOCATIONS OF WHICH MAY NOT BE READILY APPARENT BY A PHYSICAL INSPECTION OF THE ASSETS OR THE LANDS BURDENED THEREBY OR OPERATIONS THEREON; AND (iii) THE ASSETS HAVE BEEN USED FOR THE COMPRESSION OF NATURAL GAS AND NATURAL GAS LIQUIDS AND THAT THERE MAY BE PETROLEUM, WASTES OR OTHER SUBSTANCES OR MATERIALS LOCATED IN, ON OR UNDER OR ASSOCIATED WITH THE ASSETS; NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF MATERIALS AND EQUIPMENT AS SCALE, OR IN OTHER FORMS; THE EQUIPMENT AND OTHER ASSETS LOCATED ON THE REAL PROPERTY OR INCLUDED IN THE ASSETS MAY CONTAIN ASBESTOS, NORM AND OTHER WASTES OR REGULATED SUBSTANCES; NORM-CONTAINING MATERIAL OR OTHER WASTES OR REGULATED SUBSTANCES MAY HAVE COME IN CONTACT WITH VARIOUS ENVIRONMENTAL MEDIA, INCLUDING WATER, SOILS OR SEDIMENT; AND SPECIAL PROCEDURES MAY BE REQUIRED FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION OR DISPOSAL OF ENVIRONMENTAL MEDIA, WASTES, ASBESTOS, NORM AND OTHER REGULATED SUBSTANCES FROM THE ASSETS. EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE ASSIGNOR IN ARTICLE III AND ARTICLE IV OF THE PURCHASE AGREEMENT, (1) ASSIGNEE ACKNOWLEDGES AND AGREES THAT (A) ASSIGNOR IS NOT MAKING OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ASSIGNOR, THE ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESS, LIABILITIES, OPERATIONS, PROSPECTS OR CONDITION (FINANCIAL OR OTHERWISE), INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY ASSETS, THE NATURE OR EXTENT OF ANY LIABILITIES, THE BUSINESS OR FINANCIAL PROSPECTS, THE EFFECTIVENESS OR THE SUCCESS OF ANY OPERATIONS OR THE ACCURACY OR COMPLETENESS OF ANY CONFIDENTIAL INFORMATION MEMORANDA, DOCUMENTS, PROJECTIONS, MATERIAL OR OTHER INFORMATION (FINANCIAL OR OTHERWISE) REGARDING THE BUSINESS FURNISHED TO ASSIGNEE

EXHIBIT C-3

OR ASSIGNEE’S REPRESENTATIVES OR MADE AVAILABLE TO ASSIGNEE OR ASSIGNEE’S REPRESENTATIVES IN ANY “DATA ROOMS,” “VIRTUAL DATA ROOMS,” MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY, OR IN RESPECT OF ANY OTHER MATTER OR THING WHATSOEVER, AND (B) NO REPRESENTATIVE OF ASSIGNOR (OR ANY OF ITS AFFILIATES) HAS ANY AUTHORITY, EXPRESS OR IMPLIED, TO MAKE ANY REPRESENTATIONS, WARRANTIES OR AGREEMENTS NOT SPECIFICALLY SET FORTH IN THE PURCHASE AGREEMENT AND SUBJECT TO THE LIMITED REMEDIES PROVIDED THEREIN; (2) ASSIGNEE SPECIFICALLY DISCLAIMS THAT IT IS RELYING UPON OR HAS RELIED UPON ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES THAT MAY HAVE BEEN MADE BY ANY PERSON, AND ACKNOWLEDGES AND AGREES THAT ASSIGNOR HAS SPECIFICALLY DISCLAIMED AND DOES SPECIFICALLY DISCLAIM ANY SUCH OTHER REPRESENTATION OR WARRANTY MADE BY ANY PERSON; (3) ASSIGNEE SPECIFICALLY DISCLAIMS ANY OBLIGATION OR DUTY BY ASSIGNOR TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE SPECIFIC REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III AND ARTICLE IV OF THE PURCHASE AGREEMENT AND ASSIGNEE HAS NOT RELIED UPON THE ABSENCE OF A DISCLOSURE OF ANY SPECIFIC FACT; AND (4) ASSIGNEE IS ACQUIRING THE ASSETS AND THE ASSUMED LIABILITIES SUBJECT ONLY TO THE SPECIFIC REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III AND ARTICLE IV OF THE PURCHASE AGREEMENT AS FURTHER LIMITED BY THE SPECIFICALLY BARGAINED-FOR EXCLUSIVE REMEDIES AS SET FORTH IN ARTICLE X OF THE PURCHASE AGREEMENT.  WITHOUT DIMINISHING THE REPRESENTATIONS AND WARRANTIES MADE BY ASSIGNOR IN ARTICLE III AND ARTICLE IV OF THE PURCHASE AGREEMENT AND ASSIGNOR’S COVENANTS IN THE PURCHASE AGREEMENT AND ASSIGNEE’S RIGHTS IN RESPECT OF ANY BREACH, NONFULFILLMENT OR FAILURE TO PERFORM ANY SUCH REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THE PURCHASE AGREEMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE OR CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT, SUBJECT TO THE INTRODUCTORY CLAUSE OF THIS SENTENCE, ASSIGNOR SHALL BE DEEMED TO BE

EXHIBIT C-4

OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE) INCLUDING BUT NOT LIMITED TO, NORM AND ASSIGNOR STIPULATES THAT IT HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNOR DEEMS APPROPRIATE.

(ii)                                  EXCEPT AS EXPRESSLY SET OUT IN ARTICLE III AND ARTICLE IV OF THE PURCHASE AGREEMENT, ASSIGNOR MAKES NO REPRESENTATION, COVENANT, OR WARRANTY, EXPRESS, IMPLIED, OR STATUTORY, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA OR RECORDS DELIVERED TO, OR MADE AVAILABLE TO, ASSIGNEE WITH RESPECT TO, (I) THE BUSINESS, INCLUDING ANY DESCRIPTION OF THE BUSINESS, THE ASSETS, THE ASSUMED LIABILITIES, PRICING ASSUMPTIONS, OR (II) FUTURE REVENUES, RESULTS OF OPERATIONS, OR OTHER RESULTS WITH RESPECT TO ANY PROJECTION OR FORECAST DELIVERED TO, OR MADE AVAILABLE TO, ASSIGNEE BY OR ON BEHALF OF ASSIGNOR OR ANY OF ITS AFFILIATES, AND ASSIGNEE ACKNOWLEDGES THAT (A) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS, (B) ASSIGNEE IS FAMILIAR WITH SUCH UNCERTAINTIES, AND (C) ASSIGNEE IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL SUCH PROJECTIONS AND FORECASTS FURNISHED.

8.             Governing Law and Dispute Resolution. This Assignment and the performance of the transactions and obligations of the Parties under this Assignment will be governed by and shall be construed and enforced in accordance with the Law of the State of Delaware, without regard to the conflicts of law principles of such state. The provisions of Section 11.6(b)-(c) of the Purchase Agreement (Consent to Jurisdiction; Waiver of Jury Trial) are hereby incorporated into this Assignment by reference, mutatis mutandis.

9.             Severability. If any term or other provision of this Assignment is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Assignment shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Assignment are fulfilled to the extent possible.

10.          Amendment. This Assignment may be amended, superseded or canceled only by a written instrument duly executed by each Party, specifically stating that it amends, supersedes or cancels this Assignment.  Any of the terms of this Assignment may be waived only in writing by the waiving Party specifically stating that it waives a term or condition hereof.  No waiver by a

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Party of any one or more conditions or defaults by the other in performance of any of the provisions of this Assignment shall operate or be construed as a waiver of any future conditions or defaults, whether of a like or different character, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided in writing.

11.          Exhibits.  All exhibits attached hereto are hereby made a part hereof and incorporate by this reference.

12.          Captions; Construction.  The captions and section numbers in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment.  References in this Assignment to sections and exhibits are to sections and exhibits of this Assignment unless otherwise specified.  As used herein, the words “include”, “includes”, and “including” shall mean, in each case, “include, without limitation”, “includes, without limitation”, and “including, without limitation.”

13.          Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.  This Assignment may be executed and delivered by email in portable document format (.pdf), and delivery of the executed signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other Party.

14.          Required Consents. To the extent that Assignor’s rights to or under any Asset or Assumed Liability are subject to a consent which is not obtained as of the date hereof, this Assignment shall not constitute an assignment or attempted assignment of such Asset or Assumed Liability if an attempted assignment would be a breach thereof or be unlawful.  Upon obtaining any such consent for a non-assigned Asset or Assumed Liability as referred to in this Section 14, the assignment, conveyance and transfer of such Asset or Assumed Liability shall automatically take full effect as contemplated by this Assignment.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date first written above.

ASSIGNOR:

ELITE COMPRESSION SERVICES, LLC

By:
Name:
Title:

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ASSIGNEE:

ARCHROCK SERVICES, L.P.

By:
Name:
Title:

EXHIBIT C-8

Exhibit D
Form of Registration Rights Agreement

(Attached)

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2019 (this “Agreement”), is entered into by and between Archrock, Inc., a Delaware corporation (the “Company”), and JDH Capital Holdings, L.P., a Texas limited partnership (“JDH”).

WHEREAS, this Agreement is entered into in connection with the transactions contemplated by that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of June 23, 2019, by and among the Company, Archrock Services, L.P., a Delaware limited partnership and a wholly owned subsidiary of the Company, and Elite Compression Services, LLC, a Delaware limited liability company (“ECS”), pursuant to which the Company agreed to purchase and acquire from ECS, and ECS agreed to sell and convey to the Company, certain assets and liabilities, in exchange for (i) an amount of cash equal to $205,000,000 and (ii) 21,656,683 newly issued shares of common stock, par value $0.01 per share (“Company Common Stock”), of the Company (the “Equity Consideration”) issued to ECS’ Affiliate JDH; and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of JDH pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01                             Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  Notwithstanding anything in this definition to the contrary, for purposes of this Agreement, the Company and its subsidiaries, on the one hand, and Holder, on the other hand, shall not be considered Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or the State of Texas are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Common Stock” has the meaning set forth in the Recitals of this Agreement.

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“ECS” has the meaning set forth in the Recitals of this Agreement.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a).

“Equity Consideration” has the meaning set forth in the Recitals of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means a holder of Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Initiating Holder” has the meaning specified in Section 2.03(b).

“Issue Price” means $[•] per share of Company Common Stock.

“JDH” has the meaning set forth in the introductory paragraph of this Agreement.

“Losses” has the meaning specified in Section 2.08(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“National Securities Exchange” means either the New York Stock Exchange, the Nasdaq Stock Market, an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) or any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) on which shares of Company Common Stock are then listed.

“Other Holder” has the meaning specified in Section 2.02(a).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.

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“Registrable Securities” means (i) the shares of Company Common Stock beneficially owned by JDH, its permitted transferees or its or their respective Affiliates (provided, that with respect to shares of Company Common Stock acquired by JDH or its Affiliates after the date hereof, only shares of Company Common Stock acquired while JDH is an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act) shall be Registrable Securities; provided, further, that with respect to shares of Company Common Stock beneficially owned by permitted transferees (other than, for the avoidance of doubt, JDH’s Affiliates), such shares shall only include shares of Company Common Stock beneficially owned by JDH as of the date hereof and transferred to such permitted transferee in accordance with this Agreement), including, for the avoidance of doubt, the shares of Company Common Stock representing the Equity Consideration, and (ii) any securities issued or issuable with respect thereto by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registrable Securities Required Voting Percentage” means a majority of the outstanding Registrable Securities.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Target Effective Date” has the meaning specified in Section 2.01(a).

“Underwriter” means, with respect to any Underwritten Offering, the underwriters of such Underwritten Offering.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Company Common Stock are sold to an Underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

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Section 1.02                             Registrable Securities.  Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or any of its respective direct or indirect subsidiaries, (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10 and (e) the date that is three years after the date that JDH is no longer an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act).

ARTICLE II.
REGISTRATION RIGHTS

Section 2.01                             Shelf Registration.

(a)                                 Shelf Registration.  The Company shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement under the Securities Act prior to the date that is six (6) months after the date hereof to permit the resale of Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”) and (ii) cause such initial Registration Statement to become effective as soon as practicable after filing thereof and in no event later than the date that is six (6) months after the date hereof (the “Target Effective Date”). The Company will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, until the date on which there are no longer any Registrable Securities outstanding (the “Effectiveness Period”).  A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided that, if the Company is then eligible, it shall file such Registration Statement on Form S-3.  A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).  As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of such Registration Statement.  The Company shall not be obligated to maintain more than one effective Registration Statement at any given time pursuant to this Section 2.01.

(b)                                 Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are

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included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement, or (ii) the Company or any of its Affiliates has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period.  Upon disclosure of such information or the termination of the condition described above, the Company shall promptly provide notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.  For the avoidance of doubt, the provisions of this Section 2.01(b) shall apply to any Underwritten Offering undertaken pursuant to Section 2.03.

Section 2.02                             Piggyback Registration.

(a)                                 Participation. If at any time the Company proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.01(a)) on behalf of any other Person who has registration rights related to an Underwritten Offering (the “Other Holder”) or (ii) a prospectus supplement relating to the sale of shares of Company Common Stock by any Other Holders pursuant to an effective registration statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of shares of Company Common Stock by the Company and/or Other Holders in an Underwritten Offering, then the Company shall give not less than four Business Days’ notice (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder that, together with its Affiliates, owns at least $15 million of Registrable Securities and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering for Other Holders such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Company shall not be required to offer such opportunity (A) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $15 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities owned by the average of the closing price on the National Securities Exchange for shares of Company Common Stock for the 10 trading days preceding the date of such Piggyback Notice), or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, or (B) to such Holders if and to the extent that the Company has been advised by the Managing Underwriter in writing that the inclusion of Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the shares of Company Common Stock in such Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of

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Holders shall be determined based on the provisions of Section 2.02(b).  Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.01 and receipt of such Piggyback Notice shall be confirmed and kept confidential by the Holders until either (x) such proposed Underwritten Offering has been publicly announced by the Company or (y) the Holders have received notice from the Company that such proposed Underwritten Offering has been abandoned, which the Company shall provide to the Holders reasonably promptly after the final decision to abandon such proposed Underwritten Offering has been made.  Each such Holder will have four Business Days (or two Business Days in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing to the Company the inclusion of Registrable Securities in the Underwritten Offering for Other Holders.  If no request for inclusion from a Holder is received by the Company within the specified time or if a Holder states in its response to the Piggyback Notice that it declines the opportunity to include Registrable Securities in the Underwritten Offering, such Holder shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of the Company’s intention to undertake an Underwritten Offering for Other Holders and prior to the pricing of such Underwritten Offering, such Underwritten Offering is terminated or delayed pursuant to the provisions of this Agreement, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a termination of such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering.  Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering for Other Holders; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing.  Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in any Underwritten Offering for Other Holders pursuant to this Section 2.02(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

(b)                                 Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering for Other Holders advise the Company in writing that the total amount of Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the shares of Company Common Stock, then the Company shall include the number of shares of Company Common Stock that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated (i) in the event that the Person that initiated such Underwritten Offering is the Company, (A) first, to the Company, (B) second, pro rata among (1) any Holders who are exercising piggyback registration rights pursuant to this Section 2.02 related to such offering and (2) any Persons owning shares of Company Common Stock, having piggyback registration rights pari passu to those of the Holders described in this Section 2.02(b)(i)(B) and exercising such piggyback registration rights and (C)

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third, pro rata among any Persons owning shares of Company Common Stock having piggyback registration rights subordinate to those of the Holders and exercising such piggyback registration rights and (ii) in the event that any Person other than the Company initiated such Underwritten Offering, (A) first, to the Person that initiated such Underwritten Offering, (B) second, pro rata among (1) all other Holders who are exercising piggyback registration rights pursuant to this Section 2.02 related to such offering and (2) any Persons owning shares of Company Common Stock, having piggyback registration rights pari passu to those of the Holders described in this Section 2.02(b)(ii) and exercising such piggyback registration rights and (C) third, pro rata among the Company (to the extent that such Person was not the Person initiating the Underwritten Offering on its own behalf) and Persons owning shares of Company Common Stock having piggyback registration rights subordinate to those of the Holders and exercising such piggyback registration rights (it being understood that “pro rata,” as used in this Section 2.02, is based, for each such Person or Holder, as applicable, on the percentage derived by dividing (x) the number of shares of Company Common Stock proposed to be sold by such Person or Holder, as applicable, in such offering by (y) the aggregate number of shares of Company Common Stock proposed to be sold by the Persons sharing in the same tier of pro rata allocation).

Section 2.03                             Underwritten Offering.

(a)                                 S-3 Registration. In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and either (i) reasonably expects gross proceeds of at least $50 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) or (ii) reasonably expects gross proceeds of at least $25 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) and such Registrable Securities represent 100% of the then outstanding Registrable Securities held by the applicable Selling Holder and Affiliates, the Company shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company after consultation with the Holders of a majority of the Registrable Securities included in such Underwritten Offering, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that no Selling Holder may demand an Underwritten Offering within 90 days of another Underwritten Offering; provided, further, that if the Company or its Affiliates are conducting or actively pursuing a securities offering of shares of Company Common Stock with anticipated gross offering proceeds of at least $50 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Company may suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering on such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement for, more than three Underwritten Offerings at the request of the Holders in any 365-day period; provided, further, that the Company may only suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period that exceeds an aggregate

EXHIBIT D-7

of 45 days in any 180-day period or 75 days in any 365-day period; provided, further, that to the extent the Company suspends a Selling Holder’s right to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03, and either (x) (A) such Selling Holder subsequently elects to participate in such Company Underwritten Offering pursuant to Section 2.02(a) and (B) the amount of Registrable Securities such Selling Holder elects to sell by participating in such Company Underwritten Offering is reduced (pursuant to Section 2.02(b)) by more than 50% or (y) such Selling Holder does not, or is unable to, participate in such Company Underwritten Offering pursuant to Section 2.02(a), such Selling Holder shall not be subject to the 90 day prohibition described in this paragraph on subsequent Underwritten Offerings until such Selling Holder’s next demand for an Underwritten Offering pursuant to this Section 2.03.

(b)                                 General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company.  No Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.  If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective; provided, further, that in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Company that the total amount of Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Unit Registrable Securities offered or the market for shares of Company Common Stock, and the amount of Common Unit Registrable Securities requested to be included in such Underwritten Offering by the Holder that initiated such Underwritten Offering pursuant to Section 2.03(a) (the “Initiating Holder”) is reduced by 50% or more, the Initiating Holder will have the right to withdraw from such Underwritten Offering by delivering notice to the Company at least one Business Day prior to the time of pricing of such Underwritten Offering, in which case the Company will have no obligation to proceed with such Underwritten Offering and such Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Initiating Holder shall have the right and option to request under this Section 2.03. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.04                             Further Obligations. In connection with its obligations under this Article II, the Company will:

(a)                                 promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

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(b)                                 if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)                                  furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)                                 if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)                                  promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)                                   promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be

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stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)                                  upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)                                 in the case of an Underwritten Offering, furnish, or use its commercially reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the Underwriters, dated as of the date of the closing under the applicable underwriting agreement and (ii) a “comfort letter” addressed to the Underwriters, dated as of the pricing date of such Underwritten Offering and a letter of like kind dated as of the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the Underwriters in Underwritten Offerings of securities by the Company and such other matters as such Underwriters may reasonably request;

(i)                                     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(j)                                    make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k)                                 use its commercially reasonable efforts to cause all Common Unit Registrable Securities registered pursuant to this Agreement to be listed on each securities

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exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l)                                     use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)                             provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n)                                 enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the Underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including making appropriate officers of the Company available to participate in customary marketing activities); provided, however, that the officers of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering;

(o)                                 if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p)                                 if reasonably required by the Company’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

(q)                                 if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort letter”, dated as of such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Company, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter

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Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Holder, as has been customarily given by such officers in Underwritten Offerings of securities by the Company. The Company will also use its commercially reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.04, the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent.  If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in Section 2.04(q) with respect to the Company at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.04(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(f) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05                             Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06                             Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is participating in an Underwritten Offering agrees to enter into a customary letter agreement with Underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Company or the officers, directors or any other

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Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.07                             Expenses.

(a)                                 Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and National Securities Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.  “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering.

(b)                                 Expenses. The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08                             Indemnification.

(a)                                 By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary

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prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, preliminary prospectus, prospectus supplement or final prospectus, or amendment or supplement thereto, or any free writing prospectus relating thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)                                 By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Company’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the

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indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)                                 Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09                             Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

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(a)                                 make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration.

Section 2.10                             Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $15 million of Registrable Securities, calculated on the basis of the Issue Price or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11                             Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of at least the Registrable Securities Required Voting Percentage, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company for Other Holders on a basis other than pari passu with or expressly subordinate to the piggyback rights of the Holders of Registrable Securities hereunder; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a superior or pari passu basis (in terms of priority of cut-back based on advice of Underwriters) with a Holder requesting registration or takedown in an Underwritten Offering pursuant to Section 2.03(a).

Section 2.12                             Sale Restrictions.  Each Holder agrees not to publicly or privately sell, dispose of or distribute any shares of Company Common Stock (including any shares of Company Common Stock issuable upon the conversion of any derivative securities) that are beneficially owned by such Holder, or issue (publicly or privately) any derivative securities whose value is based on shares of Company Common Stock, until after the date that is six (6) months after the

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date hereof.  For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, no Holder shall have the right to publicly or privately sell, dispose of or distribute any shares of Company Common Stock (including any shares of Company Common Stock issuable upon the conversion of any derivative securities), or issue (publicly or privately) any derivative securities whose value is based on shares of Company Common Stock, prior to the date that is six (6) months after the date hereof.

ARTICLE III.
MISCELLANEOUS

Section 3.01                             Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Company to JDH) email to the following addresses:

(a)                                 If to JDH:

JDH Capital Holdings, L.P.

1111 Travis 77002

Houston, Texas 77208-1229

Attention:                       Ryan Connelly

Email:                                          rconnelly@hilcorp.com

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

45th Floor

Houston, Texas 77002

Attention:                       William W. Bos, P.C.

Jhett R. Nelson

Email:                                          william.bos@kirkland.com

jhett.nelson@kirkland.com

(b)                                 If to the Company:

Archrock, Inc.

9807 Katy Freeway, Suite 100

Houston, Texas 77024

Attention:                       Stephanie C. Hildebrandt

Email:                                          Stephanie.Hildebrandt@archrock.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston TX 77002

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Attention:                       Ryan J. Maierson

Nick S. Dhesi

Email:                                          ryan.maierson@lw.com
                                                                              nick.dhesi@lw.com

or to such other address as the Company or JDH may designate to each other in writing from time to time or, if to a transferee or assignee of JDH or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02                             Binding Effect. This Agreement shall be binding upon the Company, each of the Holders and their respective successors and permitted assigns, including binding upon (i) in the case of the Company, any Person that will be a successor to the Company, whether by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise and (ii) in the case of JDH, subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.03                             Assignment of Rights. Except as provided in Section 2.10 and as contemplated by Section 3.02, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.04                             Recapitalization, Exchanges, Etc. Affecting Shares of Company Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of common stock of the Company or any successor or assign of the Company (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement. As a condition to the effectiveness of any transaction discussed in the prior sentence, the Company shall make provision to ensure that any successor or assign of the Company (i) acknowledges, adopts and assumes in full the Company’s obligations pursuant to this Agreement or (ii) enters into a new registration rights agreement with the holders of the Registrable Securities providing for the same rights set forth herein.

Section 3.05                             Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06                             Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that

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each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07                             Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.08                             Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.09                             Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10                             Entire Agreement. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the

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agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights granted by the Company or any of its Affiliates or JDH or any of its Affiliates set forth herein or therein. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11                             Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of at least the Registrable Securities Required Voting Percentage; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.12                             No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.13                             Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than JDH, the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of JDH or a Selling Holder hereunder.

Section 3.14                             Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents,

EXHIBIT D-20

contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by JDH, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

[Signature Pages Follow.]

EXHIBIT D-21

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ARCHROCK, INC.

By:
Name:
Title:

JDH CAPITAL HOLDINGS, L.P.

By: JDH Capital Company, its general partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit E
Board Representation Agreement

(Attached.)

BOARD REPRESENTATION AGREEMENT

THIS BOARD REPRESENTATION AGREEMENT, dated as of [•], 2019 (this “Agreement”), is entered into by and between Archrock, Inc., a Delaware corporation (the “Company”), and JDH Capital Holdings, L.P., a Texas limited partnership (“JDH”).  The Company and JDH are herein referred to as the “Parties.”  Capitalized terms used but not defined herein shall have the meaning assigned to such terms in that certain Asset Purchase Agreement, dated as of June 23, 2019, by and between Archrock Services, L.P., a Delaware limited partnership and a wholly owned subsidiary of the Company (“ASLP”), the Company and Elite Compression Services, LLC, a Delaware limited liability company (“Elite”) (the “Purchase Agreement”).

Recitals

WHEREAS, JDH is an Affiliate of Elite;

WHEREAS, this Agreement is entered into in connection with the transactions contemplated by the Purchase Agreement, pursuant to which ASLP agreed to purchase from Elite, and Elite agreed to sell to ASLP, substantially all of the assets of Elite, in exchange for (i) an amount of cash equal to $205,000,000 and (ii) 21,656,683 newly issued shares of common stock, par value $0.01 per share (“Company Common Stock”), of the Company, issued to JDH;

WHEREAS, pursuant to Section 6.16 of the Purchase Agreement, the Company agreed to take such action prior to Closing as is necessary to (i) increase the number of positions on the board of directors of the Company (the “Board”) by one and (ii) cause an individual designated by Elite and satisfying the independence standards under the rules of the New York Stock Exchange and reasonably acceptable to the Company (any such individual, including, for the avoidance of doubt, the Initial Seller Designee (as defined below) or any Replacement Designee (as defined below), a “Seller Designee”) to be appointed to the Board until the next annual meeting of stockholders of the Company, in each case effective as of the Closing Date; and

WHEREAS, to induce the parties thereto to enter into the transactions contemplated by the Purchase Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the closing of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Agreement

Section 1.              Director Designation Rights.

(a)      General.  Beginning on the date of this Agreement and ending on the Designation Right Termination Date (as defined below), the Company shall include a Seller Designee meeting the requirements set forth in Section 2 on the slate of nominees for election to the Board at each annual meeting of stockholders of the Company (and shall recommend in the proxy statement to be distributed in connection with the applicable annual meeting that stockholders

EXHIBIT E-1

vote in favor of such Seller Designee’s election) for so long as JDH continues to satisfy the Minimum Holding Threshold (as defined below).  For purposes of this Agreement, the “Designation Right Termination Date” shall be the date on which JDH or its successors (together with all Affiliates of such Person) ceases to hold on an aggregate basis at least 7.5% of the then-issued and outstanding shares of Company Common Stock (the “Minimum Holding Threshold”).  The initial Seller Designee designated pursuant to this Section 1(a) as of the Closing Date (and who shall be appointed by the Company to the Board as of the Closing Date) is Jeffery D. Hildebrand (the “Initial Seller Designee”), subject to and conditioned upon the Initial Seller Designee’s execution of a Confidentiality and Non-Disclosure Agreement in the form attached hereto as Annex A (the “Confidentiality Agreement”), dated as of the Closing Date.  JDH may elect, at its sole discretion, to designate a new individual to serve as the Seller Designee at any time by written notice to the Company; provided, that such Person has executed the Confidentiality Agreement.

(b)      Removal of Designee.  Directors of the Company are subject to removal pursuant to the applicable provisions of the organizational documents of the Company; provided, however, for as long as this Agreement remains in effect, subject to applicable law, the Seller Designee or any Replacement Designee may only be removed or required to resign with the consent of JDH.  JDH may remove or cause the Seller Designee to resign from the Board at any time, with or without cause.

(c)       Vacancies; Replacement Designee.  Prior to the Designation Right Termination Date, any vacancy created by the death, resignation or removal of the Seller Designee shall, upon receipt of written instructions from JDH (or such successors or Affiliates holding the Minimum Holding Threshold) identifying a replacement designee who satisfies the requirements of a Seller Designee set forth in Section 2 (the “Replacement Designee”), be filled by the Board pursuant to such instructions within three business days of receipt of such instructions.  Prior to the Designation Right Termination Date, such Replacement Designee shall serve until the Company’s next ensuing annual meeting of stockholders and, at such meeting and each subsequent annual meeting of stockholders of the Company, shall be included on the slate of nominees for election to the Board and recommended by the Board in accordance with the terms of this Agreement.  The resignation by any Seller Designee shall not be effective until JDH shall have designated a Replacement Designee pursuant to this Section 1(c).  For the avoidance of doubt, any Seller Designee that ceases to be a member of the Board (whether by removal, retirement or otherwise) can only be replaced by JDH pursuant to the terms of this Agreement; provided, however, that if JDH fails to designate a Replacement Designee within 30 days of any vacancy of the Seller Designee, the Company may appoint an interim successor director until JDH makes such designation.

(d)      D&O Insurance.  At all times Seller Designees and Replacement Designees (i) while serving as a member of the Board, shall be entitled to coverage under any “directors’ and officers’” liability insurance maintained by the Company (or any Person on behalf of the Company) and (ii) shall be entitled to all other rights to indemnification, advancement of expenses and exculpation, in each case, as are then made available to any other present or former member of the Board (in such capacity).  For clarity, no adverse amendment to such rights will be effective as to a Seller Designee or Replacement Designee on a go forward basis without such Seller Designee or Replacement Designee’s written consent.

EXHIBIT E-2

(e)       Business Opportunities.  Without limiting the effect of this Agreement or the Purchase Agreement, from and after the the date hereof, to the fullest extent permitted by applicable law, the Company, on behalf of itself and its Subsidiaries (including ASLP), renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to JDH or any of its Affiliates (whether present or future) or any of their respective Representatives, Affiliates or Subsidiaries, including any director (including, for the avoidance of doubt, any Seller Designee or Replacement Designee) of the Company who is also an Affiliate or Subsidiary of JDH or a Representative of such an Affiliate or Subsidiary of JDH (each, a “Specified Party”), even if the business opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Specified Party shall have any duty to communicate or offer any such business opportunity to the Company or be liable to the Company or any of its Subsidiaries or any equityholder, including for breach of any fiduciary or other duty, as a director, or equityholder or otherwise, unless, in the case of a Person who is a director (including, for the avoidance of doubt, any Seller Designee or Replacement Designee) of the Company, such business opportunity is offered to such director in his or her capacity as a director of the Company.  The Company has taken and agrees to take such action (including through the Board) as is necessary to give full effect to the renunciation contemplated by this Section 1(e).

(f)       Termination of Designation Rights. Upon the Designation Right Termination Date, the right of JDH (or such successors or Affiliates holding the Minimum Holding Threshold) to designate a Seller Designee shall terminate and, if requested in writing by the Board, the Seller Designee then serving on the Board, promptly shall resign as a member of the Board.  If the Seller Designee does not resign upon such request, then a majority of the other directors then serving on the Board may remove the Seller Designee as a member of the Board.

(g)       Conflicts of Interest; Recusal; No Compensation. Notwithstanding any rights to be granted or provided to a Seller Designee hereunder, the Board may exclude the Seller Designee from access to any Board or Committee materials or information or meeting or portion thereof or written consent if the Board determines, in good faith (after reasonable consultation with the Seller Designee regarding the reasons therefor), that including the Seller Designee in discussions relating to such determination or providing the Seller Designee with such access would reasonably be expected to result in a conflict of interest with the Company; provided, that (i) such exclusion shall be limited to the portion of the Board or Committee material or information and/or meeting or written consent that is the basis for such exclusion and shall not extend to any portion of the Board or Committee material and/or meeting that does not involve or pertain to such exclusion and (ii) the Seller Designee shall be given reasonable prior written notice of such exclusion (or, if prior notice is not practicable, as promptly as practical thereafter).  The matters set forth on Annex B hereto shall be deemed to involve a conflict of interest with the Company (it being understood that Annex B has been provided for illustrative purposes and, for the avoidance of doubt, the exclusion of a matter from Annex B shall not be deemed an indication or determination that such matter does not involve a conflict of interest).  Subject to the foregoing provisions of this clause (g), a Seller Designee shall receive the same information provided to other members of the Board, at the same time as such information is provided to other members of the Board and including monthly information packages, shall be provided with reasonable access to management and shall be

EXHIBIT E-3

entitled to receive customary reimbursement of fees and expenses incurred in connection with his or her service as a member of the Board and/or any Committee thereof consistent with the Company’s policies applicable to the other members of the Board.  A Seller Designee shall not be entitled to compensation from the Company, including compensation paid to other directors of the Company in the ordinary course.

Section 2.              Director Qualifications. Any Seller Designee shall be required to have the following qualifications, as determined in the reasonable judgment of a majority of the other members of the Board: (a) such Seller Designee shall be required to have the requisite skill and experience to serve as a director of a public company and (b) such Seller Designee shall not have been prohibited from serving as a director pursuant to any rule or regulation of the Securities and Exchange Commission or any national securities exchange on which shares of the Company Common Stock are listed or admitted to trading. JDH agrees (x) upon the Company’s request to timely provide the Company with accurate and complete information relating to any Seller Designee as may be required to be disclosed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and (y) to cause such Seller Designee to comply with the Section 16 obligations under the Exchange Act.  Any Seller Designee shall be required to agree to and be bound by any policies or procedures of the Board that are applicable to other non-employee directors, including, for the avoidance of doubt, the Company’s insider trading policy, corporate governance guidelines and code of business conduct.

Section 3.              Miscellaneous.

(a)           Entire Agreement.  This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by the Company, JDH, the Seller Designee or any of their respective Affiliates.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(b)           Notices.  All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in the Purchase Agreement.

(c)           Interpretation.  Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.  Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement.  If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining

EXHIBIT E-4

provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.  Any words imparting the singular number only shall include the plural and vice versa.  The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(d)           Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws.  Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e)           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

EXHIBIT E-5

(f)            No Waiver; Modifications in Writing.

(i)            Delay.  No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii)           Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.  Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g)           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement.  Signatures of the Parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

(h)           Binding Effect; Assignment.  This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties.

(i)            Independent Counsel.  Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation.  Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j)            Specific Enforcement.  Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened

EXHIBIT E-6

breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond.  Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k)           Further Assurances.  Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement, including to ensure that the obligations of the Company under this Agreement survive and bind any successor of the Company (including as a result of an acquisition of the Company).

[Signature Page Follows.]

EXHIBIT E-7

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ARCHROCK, INC.

By:
Name:
Title:

JDH CAPITAL HOLDINGS, L.P.

By: JDH Capital Company, its general partner

By:
Name:
Title:

Signature Page to Board Representation Agreement

ANNEX A

Form of Confidentiality and Non-Disclosure Agreement

This Confidentiality and Non-Disclosure Agreement (this “Agreement”) is made this [—] 2019, by and between Archrock, Inc. (the “Company”) and                  (the “Recipient”).  The Company and the Recipient are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Recipient is a member of the Board of Directors (“Board”) of the Company or a person who may be granted by the Board, from time to time, the opportunity to attend meetings of the Board and to receive materials delivered to members of the Board;

WHEREAS, in connection with such activities, the Recipient may receive certain information considered to be proprietary or confidential by the Company; and

WHEREAS, the Parties desire to maintain the confidentiality of information provided by the Company to the Recipient and to provide a procedure designed to protect such proprietary or confidential information from unauthorized use and disclosure.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties agree as follows:

1.             The term “Information,” as used in this Agreement, shall mean any and all non-public, confidential and/or proprietary information furnished or disclosed, on or after the date hereof, to the Recipient by the Company or on the Company’s behalf, whether such information is written, oral or graphic, and whether included in any analyses, compilations, studies, reports, or other documents or presentations, including but not limited to, financial plans and records, marketing plans, business strategies and relationships with third parties, present and proposed products, trade secrets, information regarding customers and suppliers, strategic planning and systems, and contractual terms.

2.             Except to the extent set forth in a written consent to disclosure of Information from the Board, the Recipient shall consider the Information received from the Company confidential and proprietary, shall take all reasonable actions to protect and maintain the confidentiality of such Information and protect such Information from disclosure in any form whatsoever.  Such actions shall include, without limitation, not discussing the Information with any present or past stockholder or employee of the Company who is not subject to an agreement with the Company in the same form as this Agreement without the prior written consent of the Board; provided, however, that the parties agree that, so long as the Recipient is a member of the Board, he or she shall be entitled to discuss Information with present employees of the Company in the exercise of her or his duties as a member of the Board.

3.             Notwithstanding anything contained in this Agreement to the contrary, the Recipient may disclose the Information received from the Company with the individuals listed on

Schedule A hereto.(1)

4.             Following receipt of a written request from the Board, the Recipient shall deliver to the Company or destroy (at the Recipient’s option) any copies of the Information in the Recipient’s possession, and the Recipient shall certify in writing to its compliance with this Section 4.  Notwithstanding the foregoing, however, the Recipient may retain copies of the Information for reasonable legal or regulatory purposes.

5.             The Parties agree that no failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof.

6.             Notwithstanding anything to the contrary, the term “Information” shall not include any information that:

a.                                      is or becomes generally known or available to the public through no breach hereof by the Recipient;

b.                                      was lawfully obtained by the Recipient other than in her or his capacity as a member of the Board;

c.                                       was independently developed by or for the Recipient, or acquired by the Recipient, without any use of or reference to such Information; or

d.                                      was obtained from, or available to the Recipient by, a third party which, to the Recipient’s knowledge, was not bound by any confidentiality obligation to Company which would prohibit such third party from disclosing such information to the Recipient.

7.             In the event that the Recipient is compelled, requested or required (orally or in writing) by a regulatory authority, law, regulation, oral questions, requests for information or documents, interrogatories, subpoena, court order, deposition, administrative proceeding, inspection, audit, civil investigative demand, formal or informal investigation by any government authority or agency or other similar legal process to disclose any Information, the Recipient shall provide to the Company in writing prompt notice (if legally permissible and practicable) of any such request or requirement so that the Company may, at its own cost, intervene and seek an appropriate protective order or waive certain of the Recipient’s obligations under this Agreement.  Failing the entry of a protective order or the receipt of a waiver hereunder, if the Recipient, on the advice of its counsel, is required or compelled to disclose Information, the Parties agree that the Recipient may disclose that portion of Information that, on the advice of the Recipient’s counsel, the Recipient is required or compelled to disclose.  In any event, the Recipient shall reasonably cooperate with the Company, at the Company’s own cost, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Information.

(1)  Schedule A to include the designee’s counsel and officers, employees and professional advisors of JDH Capital (including legal, tax and accounting advisors and Jason Rebrook).

8.             This Agreement constitutes the entire agreement of the Parties with respect to any obligation which the Parties have to protect Information disclosed to them, and supersedes any prior or contemporaneous agreements and understandings in connection therewith.  This Agreement may be amended, waived, revoked or terminated only by a written agreement signed by both Parties which makes specific reference to this Agreement.

9.             The Parties acknowledge and agree that the Company may be irreparably damaged by any breach of this Agreement.  In addition to the rights and remedies otherwise available at law or in equity, the Parties agree that the Company shall be entitled to seek equitable relief, including an injunction or specific performance, in the event of any breach of this Agreement by the Recipient.  Further, in the event that the Board determines that the Recipient has breached this Agreement, at the request of the Board, the Recipient shall tender his or her resignation from the Board.

10.          This Agreement may be executed in multiple counterparts each of which shall be deemed an original hereof and all of which when taken together shall constitute one and the same document.  The provisions of this Agreement shall be in addition to, and shall not in any way reduce or modify, the duties of any member of the Board with respect to the matters contained herein under the Company’s certificate of incorporation or bylaws or under applicable Delaware fiduciary or other law.

11.          This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

ARCHROCK, INC.

By:
Name of Recipient
Name:

Title:

ANNEX B

Conflicts of Interest

•                  Any matter relating to Hilcorp Energy Company, Harvest Midstream Company or any of their Affiliates, including matters related to providing services to such parties.

•                  Pricing terms of contract compression services, rental of equipment, aftermarket services, parts sales, compression installation services and ancillary services (collectively, “Pricing Terms”) provided by the Company to its customers.

•                  Allocations of capital expenditures or horsepower in support of commercial relationships of the Company.

•                  Information with respect to potential mergers, acquisitions, divestitures and purchase-leaseback opportunities, to the extent of Pricing Terms or specific, confidential customer information contained therein.

•                  Pricing terms from the Company’s major suppliers.

B-1

Exhibit F
Form of Legal Opinion of Latham & Watkins LLP

1.                                      The Company(1) is a corporation under the DGCL, with the requisite corporate power and authority to own or lease, as the case may be, its properties and to conduct its business as described in the SEC Reports(2).  With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2.                                      The Common Stock to be issued to the Seller by the Company pursuant to the Asset Purchase Agreement has been duly authorized by all necessary corporate action of the Company and, when issued and delivered to the Seller in accordance with the terms of the Asset Purchase Agreement, will be validly issued, fully paid, non-assessable and free of preemptive rights arising from the Company Governing Documents.

3.                                      The execution, delivery and performance of the Asset Purchase Agreement and the Registration Rights Agreement (collectively, the “Operative Documents”) by the [Company or the Buyer](3), as applicable, have been duly authorized by all necessary corporate action of the Company and limited partnership action of the Buyer, and each of the Operative Documents has been duly executed and delivered by the Company or the Buyer, as applicable.

4.                                      The execution and delivery by the Company and the Buyer, as applicable, of the Operative Documents and the issuance, sale and delivery by the Company of the Common Stock to you do not, on the date of this opinion:

(i)                                     violate the provisions of the Governing Documents;

(ii)                                  result in the breach of or a default under any of the Specified Agreements(4);

(iii)                               violate any federal or New York statute, rule or regulation applicable to the Company or violate the Delaware Laws(5); or

(iv)                              require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company or the Buyer with, any governmental authority under any federal, New York statute, rule or regulation applicable to the Company or the Buyer

(1)         To be Parent.

(2)         “SEC Reports” to track defined term in the Agreement.

(3)         To be Parent and Buyer.

(4)         “Specified Agreements” will be defined to cover the material contracts required to be filed by Parent pursuant to Regulation S-K.

(5)         To be the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

EXHIBIT F-1

or the Delaware Laws on or prior to the date hereof that have not been obtained or made.

5.                                      The Company is not, and immediately after giving effect to the issuance of the Common Stock in accordance with the Asset Purchase Agreement and after giving effect to the transactions contemplated by the Asset Purchase Agreement, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.                                      Assuming the accuracy of the representations and warranties of the Parties contained in the Asset Purchase Agreement, the offer, issuance and sale of the Common Stock by the Company to the Seller solely in the manner contemplated by the Asset Purchase Agreement are exempt from the registration requirements of the Securities Act. We express no opinion, however, as to when or under what circumstances the Seller may reoffer or resell any shares of Common Stock.

EXHIBIT F-2